Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO SECURITY AGREEMENT

This Amendment No. 2 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of March 16, 2017 (this “Amendment”), (i) to that certain Credit Agreement, dated as of January 31, 2014 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 21, 2014, and as otherwise amended, restated, amended and restated, modified or supplemented prior to the date hereof, the “Credit Agreement”, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among Outfront Media Inc., a Maryland corporation (the “Parent”); Outfront Media Capital LLC, a Delaware limited liability company (“Capital LLC”); Outfront Media Capital Corporation, a Delaware corporation (“Capital Corp” and, together with Capital LLC, the “Borrowers”); the guarantors party thereto from time to time (the “Guarantors”), the lenders party thereto from time to time (the “Lenders”), the L/C Issuers and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”) and Swing Line Lender, as successors to Citibank, N.A. (“Citi”), in such capacities, pursuant to which an $800 million term loan facility and a $425 million revolving facility were initially made available to the Borrowers (collectively, the “Facilities”), and pursuant to which a $670 million term loan facility and a $430 million revolving facility will be made available as of the Amendment No. 2 Effective Date (as defined below) and (ii) to that certain Security Agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, modified or supplemented prior to the date hereof, the “Security Agreement”), among the Borrowers, the Parent, the other Grantors (as defined therein) party thereto from time to time and the Collateral Agent.

WITNESSETH:

WHEREAS, the Loan Parties, the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders party hereto, subject to the terms and conditions set forth herein, have agreed to amend the Credit Agreement as hereinafter set forth;

WHEREAS, the Borrowers have engaged each of Morgan Stanley, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, to act as lead arrangers in respect of this Amendment (in such capacities, collectively, the “Amendment No. 2 Lead Arrangers”);

WHEREAS, the Borrowers have requested that the Lenders make Extended Term Loans (as defined below) and provide Extended Revolving Credit Commitments, in each case, pursuant to Section 2.16 of the Credit Agreement;

WHEREAS, each of the Term Lenders party hereto is willing to provide Incremental Term Loans in the form of Extended Term Loans to the Borrowers on the Amendment No. 2 Effective Date (as defined below) (such Lenders, collectively, the “Extended Term Lenders”, and each an “Extended Term Lender”);

WHEREAS, each of the Revolving Credit Lenders party hereto is willing to provide Revolving Commitment Increases in the form of Extended Revolving Credit Commitments to the Borrowers on the Amendment No. 2 Effective Date (such Lenders, collectively, the “Extended Revolving Credit Lenders”, and each an “Extended Revolving Credit Lender”);

WHEREAS, each of the Lenders party hereto is willing to consent to the amendments set forth herein;

WHEREAS, (i) each Extended Term Lender has agreed, on the terms and conditions set forth herein, to have all of its Term Loans that are outstanding immediately prior to the Amendment No. 2 Effective Date (the “Outstanding Term Loans”) repaid on the Amendment No. 2 Effective Date with the proceeds of the Extended Term Loans and to fund on a “cashless roll” basis an equivalent aggregate principal amount of Extended Term Loans effective as of the Amendment No. 2 Effective Date (each such Lender, a “Consenting Cashless Roll Term Lender”), (ii) each Consenting Non-Cashless Roll Term Lender (as defined below) has agreed, on the terms and conditions set forth herein, to have all of its Outstanding Term Loans repaid on the Amendment No. 2 Effective Date with the proceeds of the Extended Term Loans and to purchase by assignment from the Additional Extended Term Lender (as defined below), an equivalent aggregate principal amount of its Outstanding Term Loans promptly following the Amendment No. 2 Effective Date and (iii) that Morgan Stanley (in such capacity, the “Additional Extended Term Lender”) has agreed to make Extended Term Loans on the Amendment No. 2 Effective Date in an aggregate principal amount equal to the Outstanding Term Loans that are held by each Consenting Non-Cashless Roll Term Lender and by each Non-Consenting Term Lender (as defined below) (the “Additional Extended Term Loans”), the proceeds of which will be used by the Borrowers to repay in full the Outstanding Term Loans held by such Consenting Non-Cashless Roll Term Lenders and Non-Consenting Term Lenders;

WHEREAS, the Borrowers have requested that the Additional Extended Term Lender make available to the Borrowers, additional Incremental Term Loans in an aggregate principal amount equal to $10,000,000 (the “Additional Incremental Term Loans” and, together with the Term Loans made by the Consenting Cashless Roll Term Lenders on the Amendment No. 2 Effective Date and the Additional Extended Term Loans, the “Extended Term Loans”), which will be used in accordance with the provisions of the Credit Agreement;

WHEREAS, each Extended Revolving Credit Lender has agreed on the terms and conditions set forth herein, to have all of its Revolving Credit Commitments that are outstanding immediately prior to the Amendment No. 2 Effective Date (the “Outstanding Revolving Credit Commitments”) terminated on the Amendment No. 2 Effective Date and to commit to Extended Revolving Credit Commitments in the amounts set forth next to the respective Extended Revolving Credit Lender’s name on Annex 1 effective as of the Amendment No. 2 Effective Date, which Extended Revolving Credit Commitments shall represent a $5,000,000 Revolving Commitment Increase (the “Additional Revolving Credit Commitment Increase”) from the Revolving Credit Commitments outstanding immediately prior to the Amendment No. 2 Effective Date; and

WHEREAS, Parent has received notice of resignation of Citi, as administrative agent and collateral agent for the Lenders under the Credit Agreement (in such capacity, the “Existing Administrative Agent”), and the undersigned Lenders constituting the Required Lenders and Parent have consented to the appointment of Morgan Stanley to act as administrative agent, collateral agent and Swing Line Lender under the Credit Agreement and to have certain other roles as described herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.          Amendment to the Credit Agreement

Effective as of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

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(a)          The Credit Agreement is, effective as of the Amendment No. 2 Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 5, hereby amended as set forth in (i) the conformed copy of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”) attached as Annex 2-A hereto, and (ii) the conformed copy of the Security Agreement, as amended by this Amendment (the “Amended Security Agreement”), attached as Annex 2-B hereto, except any Schedule or other attachment to the Loan Documents that is neither amended pursuant to the terms of this Amendment nor included as part of said Annex 2-A or 2-B shall continue to remain in effect without any amendment or other modification thereto (in each case, other than as deemed amended in Sections 2, 3 and 4 below); it being understood that except for the Amended Credit Agreement, Exhibit D, Exhibit G-2, Exhibit H, and Exhibit F to the Amended Credit Agreement, and the Amended Security Agreement, the other modifications are to update the names of certain Loan Parties, to reflect the agency succession from Citi to Morgan Stanley and to clarify that certain lender commitment schedules are as of the Closing Date.

Section 2.          EXTENDED Term Loans

Subject to the terms and conditions set forth herein, the Extended Term Lenders hereby agree to make Incremental Term Loans in the form of Extended Term Loans on and as of the Amendment No. 2 Effective Date to the Borrowers in an aggregate principal amount equal to the Outstanding Term Loans. Pursuant to Sections 2.14 and 2.16 of the Credit Agreement, the Extended Term Loans shall have the terms set forth in the Amended Credit Agreement and the following additional terms:

(a)          The Extended Term Loans shall be funded on the Amendment No. 2 Effective Date as Eurodollar Rate Loans, with such Loans bearing interest based on the Interest Period(s) selected in the Committed Loan Notice delivered by the Borrowers to the Administrative Agent prior to the Amendment No. 2 Effective Date.

(b)          Other than the maturity date, the Extended Term Loans shall have identical terms as the initial Term Loans (including, without limitation, with respect to mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions, including any provisions restricting the rights or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Amended Credit Agreement and the other Loan Documents as amended by this Amendment (the “Amended Loan Documents”). Each reference to “a Term Loan” and/or “Term Loans”, in the Credit Agreement shall be deemed to include the Extended Term Loans and all other related terms will have correlative meanings mutatis mutandis.

(c)          The parties hereto acknowledge and agree that the minimum amount requirements with respect to Incremental Term Loans (as defined in the Credit Agreement) shall not apply to the Extended Term Loans advanced on the Amendment No. 2 Effective Date.

(d)          For the avoidance of doubt, the Extended Term Loans (other than the Additional Incremental Term Loan) shall not count as an Incremental Term Loan for purposes of calculating the Maximum Incremental Facilities Amount.

(e)          If any existing Term Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent prior to the Consent Deadline (as defined below) (each, a “Non-Consenting Term Lender”), then such Lender’s Outstanding Term Loans shall be repaid with the proceeds of the Extended Term Loans, which shall be advanced to the Administrative Agent by the Additional Extended Term Lender on the Amendment No. 2 Effective Date.

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(f)           Solely for purposes of facilitating the “Paydown and Reallocate” option, any Lender consenting to the Amendment by way of “Paydown and Reallocate” (each, a “Consenting Non-Cashless Roll Term Lender” and, together with the Consenting Cashless Roll Term Lenders, the “Consenting Term Lenders”), shall have such Lender’s Outstanding Term Loans repaid with the proceeds of the Extended Term Loans, which shall be advanced to the Administrative Agent by the Additional Extended Term Lender on the Amendment No. 2 Effective Date. By executing a signature page and selecting the “Paydown and Reallocate” option, such Lender agrees to repurchase Extended Term Loans in an aggregate principal amount equal to its Outstanding Term Loans from the Additional Extended Term Lender promptly following the Amendment No. 2 Effective Date.

(g)          Solely for purposes of facilitating the “Cashless Roll” option, any Lender consenting to the Amendment by way of “Cashless Roll” shall have all of such Lender’s Outstanding Term Loans repaid with the proceeds of the Extended Term Loans. By executing a signature page and selecting the “Cashless Roll” option, such Lender agrees to fund Extended Term Loans on a “cashless roll” basis in an aggregate principal amount equal to its Outstanding Term Loans.

(h)          Notwithstanding anything to the contrary in the Credit Agreement or the other Loan Documents, the parties hereto acknowledge and agree that only the Non-Consenting Term Lenders and the Consenting Non-Cashless Roll Term Lenders will be entitled to receive cash proceeds of the Extended Term Loans as contemplated by clauses (e) and (f) above. All Extended Term Loans shall be deemed to be Term Loans for all purposes under the Amended Credit Agreement and the other Amended Loan Documents.

Section 3.          EXTENDED REVOLVING CREDIT COMMITMENTS AND L/C COMMITMENTS

(a)          Subject to the terms and conditions set forth herein, the Extended Revolving Credit Lenders hereby agree to provide Revolving Commitment Increases in the form of Extended Revolving Credit Commitments on and as of the Amendment No. 2 Effective Date to the Borrowers in an aggregate principal amount set forth on Annex 1 annexed hereto. Pursuant to Sections 2.14 and 2.16 of the Credit Agreement, the Extended Revolving Credit Commitments shall have the terms set forth in the Amended Credit Agreement and shall also have the following terms:

(i)          Each Extended Revolving Credit Lender hereby agrees to commit to provide its respective Extended Revolving Credit Commitment and L/C Commitment, as applicable, in the amounts set forth next to the respective Extended Revolving Credit Lender’s name on Annex 1 annexed hereto, which Extended Revolving Credit Commitments shall represent a $5,000,000 Revolving Commitment Increase from the Revolving Credit Commitments outstanding immediately prior to the Amendment No. 2 Effective Date.

(ii)         Other than the maturity date, the Extended Revolving Credit Commitments shall have identical terms as the initial Revolving Credit Commitments (including, without limitation, with respect to mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions, including any provisions restricting the rights or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Amended Credit Agreement and the other Amended Loan Documents. Each reference to “a Revolving Credit Commitment” and “Revolving Credit Commitments” in the Credit Agreement shall be deemed to include the Extended Revolving Credit Commitments, each reference to “a Revolving Credit Loan” and “Revolving Credit Loans” in the Amended Credit Agreement shall be deemed to include the Revolving Credit Loans funded pursuant to the Extended Revolving Credit Commitments, and all other related terms will have correlative meanings mutatis mutandis.

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(iii)        The parties hereto hereby agree that the Borrowers shall be deemed to have borrowed Revolving Credit Loans from all or certain of the Revolving Credit Lenders which were not Revolving Credit Lenders in such capacity prior to the Amendment No. 2 Effective Date (the “New Revolving Credit Lenders”) and/or deemed to have prepaid Revolving Credit Loans of all or certain of the Extended Revolving Credit Lenders which were Revolving Credit Lenders in such capacity prior to the Amendment No. 2 Effective Date, such that, after giving effect thereto, the Revolving Credit Loans and participations related thereto shall be held by the Extended Revolving Credit Lenders and the New Lenders ratably in accordance with their respective Extended Revolving Credit Commitments and L/C Commitment, as applicable, as set forth on Annex 1 hereto.

(iv)        For the avoidance of doubt, the Extended Revolving Credit Commitments (other than the Additional Revolving Credit Commitment Increase) shall not count as a Revolving Commitment Increase for purposes of calculating the Maximum Incremental Facilities Amount.

(b)          L/C Commitments. Subject to the terms and conditions set forth herein, the L/C Issuers hereby agree to provide L/C Commitments on and as of the Amendment No. 2 Effective Date to the Borrowers in an aggregate principal amount set forth on Annex 1 annexed hereto, on the terms set forth in the Amended Credit Agreement.

Section 4.          CONSENT TO RESIGNATION OF EXISTING ADMINISTRATIVE AGENT AND SWINg LINE LENDER AND APPOINTMENT OF SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER

(a)          The Lenders party hereto constituting the Required Lenders and Parent, by delivering their signature pages to this Amendment, shall be deemed to have agreed and consented to:

(i)          the waiver of any notices, notice period and/or waiting period in respect of the resignation of the Existing Administrative Agent as may be required by any Loan Document (including pursuant to Section 9.07 of the Credit Agreement);

(ii)         the waiver of any notices, notice period and/or waiting period in respect of the resignation of Citi as L/C Issuer as may be required by any Loan Document (including pursuant to Section 10.06(h) of the Credit Agreement);

(iii)        the waiver of any notices, notice period and/or waiting period in respect of the resignation of Citi as Swing Line Lender as may be required by any Loan Document (including pursuant to Section 10.06(i) of the Credit Agreement); and

(iv)        the appointment of Morgan Stanley as (x) the Administrative Agent and Collateral Agent pursuant to Section 9.07 of the Credit Agreement and (y) as Swing Line Lender pursuant to Section 10.06(i) of the Credit Agreement, in each case, to be effective immediately following the resignation of the Existing Administrative Agent.

(b)          Each of the Borrowers, Parent and the undersigned Lenders hereby agrees that the provisions of Article IX and Section 10.04 of the Credit Agreement shall apply to all actions taken or omitted to be taken by Morgan Stanley under or in connection with the transactions contemplated by this Section 4 and the Loan Documents, whether taken or omitted before or after the date of this Amendment. Each of the Borrowers, Parent and the undersigned Lenders acknowledges that Morgan Stanley has no liability for actions taken or omitted to be taken by Citi in its capacities as the Existing Administrative Agent, L/C Issuer and Swing Line Lender, or for any other event or action related to the Credit Agreement or Loan Documents that occurred prior to the Succession Agent Effective Date. The

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undersigned Lenders acknowledge that Morgan Stanley shall not be liable for any cost, loss or liability incurred by any Lender as a consequence of Morgan Stanley not having been provided with all information or documents available to Citi in its capacities as the Existing Administrative Agent, L/C Issuer and Swing Line Lender or in its possession, or any failure by Citi in such capacities, Parent or the Borrowers to provide Morgan Stanley with all information and documents required by Morgan Stanley in order to perform its obligations as Administrative Agent, Collateral Agent and Swing Line Lender) under the Loan Documents at any time.

(c)          The undersigned Lenders acknowledge and agree that the indemnity in Section 10.04 of the Credit Agreement shall apply to any cost, loss or liability incurred by Morgan Stanley as a consequence of the actions or omissions of Citi in its capacities as the Existing Administrative Agent, L/C Issuer and Swing Line Lender or purporting to act in the capacity of any of the Administrative Agent, Collateral Agent, L/C Issuer or Swing Line Lender after the Succession Agent Effective Date or any failure by Citi or the Borrowers to provide Morgan Stanley with all information and documents required by Morgan Stanley in order to perform its obligations as the Administrative Agent, Collateral Agent and Swing Line Lender under the Loan Documents at any time.

Section 5.          Conditions Precedent

(a)          Section 4 of this Amendment shall become effective on the date (the “Succession Agent Effective Date”) on which each of the Administrative Agent (or its counsel) shall have received counterparts of this Amendment, duly executed by (i) the Borrowers and (ii) the Lenders constituting the Required Lenders.

(b)          Sections 1, 2 and 3 of this Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(i)          Agency Succession. The Succession Agent Effective Date shall have occurred.

(ii)         Certain Documents. The Administrative Agent (or its counsel) shall have received counterparts of this Amendment, duly executed by (A) each Loan Party, (B) the Consenting Term Lenders, (C) the Extended Revolving Credit Lenders, (D) the Additional Extended Term Lender, (E) the Administrative Agent, (F) the L/C Issuers and (G) the Swing Line Lender, in each case, prior to 10:00 a.m., New York City time on March 10, 2017 (the “Consent Deadline”).

(iii)        Representations and Warranties. Each of the representations and warranties contained in Section 6 below shall be true and correct in all material respects.

(iv)        Certificates. The Administrative Agent (or its counsel) shall have received each of the following:

(1)          certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require, certifying (i) that attached thereto are true and complete copies of the Organization Documents of such Loan Party and that such Organization Documents have not been modified or amended and are in full force and effect as of the date of such certificate, (ii) that attached thereto is a true and complete copy of the resolutions adopted by the Borrowers, the Parent and each other Loan Party approving and authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (iii) as

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to the identity, authority, capacity and incumbency and specimen signature of each officer or authorized person executing this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party, and in form and substance reasonably satisfactory to Administrative Agent; and

(2)          a certificate signed by a Responsible Officer of Parent certifying as to the matters specified in clauses (viii), (ix) and (x) below.

(v)         Legal Opinions. The Administrative Agent (or its counsel) shall have received a favorable opinion of (A) Jones Day and (B) Venable LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in a form reasonably satisfactory to the Administrative Agent and the Amendment No. 2 Lead Arrangers.

(vi)        Arranger Fees and Expenses. Each of the (A) Amendment No. 2 Lead Arrangers, (B) Extended Term Lenders, (C) Extended Revolving Credit Lenders, (D) the other Lenders under the Credit Agreement before giving effect to the Amendment, (E) the Existing Administrative Agent, (F) Citi, in its capacity as Swing Line Lender and L/C Issuer under the Credit Agreement, and (G) the Administrative Agent shall have received payment of all fees required to be paid to such entities (including for distribution to the Lenders), and all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Weil, Gotshal & Manges LLP, counsel to the Administrative Agent, the Existing Administrative Agent and the Amendment No. 2 Lead Arrangers) required to be paid by Parent for which a reasonably detailed invoice of such amount has been presented to Parent on or prior to the Amendment No. 2 Effective Date.

(vii)       Accrued and Unpaid Interest. The Borrowers shall have paid or caused to be paid to the Administrative Agent all accrued and unpaid interest in respect of the Loans of any Term Lender.

(viii)      No Default. At the time of and immediately after the Amendment No. 2 Effective Date and the making of the Extended Term Loans and the availability of the Extended Revolving Credit Commitments, no Default or Event of Default shall exist or would result from this Amendment or from the application of any proceeds therefrom.

(ix)         Accuracy of Representations. Immediately after giving effect to this Amendment and the making of the Extended Term Loans and the availability of the Extended Revolving Credit Commitments, the representations and warranties set forth in Article V of the Amended Credit Agreement and each other Amended Loan Document are, in each case, true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), provided, that such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, shall be true and correct in all respects.

(x)          Pro Forma Compliance. Immediately after giving effect to this Amendment and the making of the Extended Term Loans, the Parent shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01.

(xi)         [Reserved].

(xii)        Committed Loan Notice. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements of the Credit Agreement.

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Section 6.          Representations and Warranties

In order to induce the Lenders to consent to the amendment contained herein, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)          Each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(b)          Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and the Amended Credit Agreement.

Section 7.          Post Closing Obligations

Within 75 days following the Amendment No. 2 Effective Date (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion), Parent and the Borrowers shall, and shall cause each other Loan Party to execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens (including validity or enforceability) of, such guaranties, other Collateral Documents, the Credit Agreement and other security agreements (or any joinder thereto) or otherwise in connection with the entry into and performance of the transactions contemplated by this Amendment and the Credit Agreement, in each case, subject to the terms of the Credit Agreement.

Section 8.          Miscellaneous

(a)          Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

(b)          Execution in Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 5. Delivery of an executed counterpart to this Amendment by facsimile transmission (or pdf file or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

(c)          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)          Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(e)          Fees and Expenses. The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and the other documents and instruments referred to herein or

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contemplated hereby, including, but not limited to, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent.

(f)           Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Credit Agreement, as amended hereby).

(g)          This Amendment shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 10.14, 10.16, 10.17, 10.18, 10.19, 10.21 and 10.22.

(h)          Effects of this Amendment.

(i)          On the Amendment No. 2 Effective Date, the Credit Agreement and the Security Agreement will be automatically amended to reflect the amendment thereto provided for in this Amendment. Once the Amendment No. 2 Effective Date has occurred, all references to the Credit Agreement and other Loan Documents in any document, instrument, agreement, or writing shall be deemed to refer to the Credit Agreement and other Amended Loan Documents.

(ii)         Other than as specifically provided herein, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document, nor shall the entering into of this Amendment preclude the Administrative Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Amendment is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Administrative Agent or any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrowers other than pursuant to the strict terms of the Amended Credit Agreement and the other Amended Loan Documents.

(iii)        Reaffirmation of Obligations; No Novation. Each of the Loan Parties hereby consent to this Amendment and hereby (A) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the Amendment No. 2 Effective Date and as amended hereby and hereby reaffirms its obligations (including the Obligations) under each Loan Document to which it is a party, (B) confirms and agrees that the pledge and security interest in the Collateral (as defined in the Security Agreement, as amended by this Amendment) granted by it pursuant to the Collateral Documents (as defined in the Amended Credit Agreement) to which it is a party shall continue in full force and effect, and (C) acknowledges and agrees that such pledge and security interest in the Collateral (as defined in the Security Agreement, as amended by this Amendment) granted by it pursuant to such Collateral Documents (as defined in the Amended Credit Agreement) shall continue to secure the Obligations, as amended or otherwise affected hereby. This Amendment amends the Credit Agreement. As such, this Amendment represents in part a renewal of, and is issued in substitution and exchange for, and not in satisfaction or novation of, the “Obligations” under the Credit Agreement. The “Obligations” under the Credit Agreement are continuing Obligations of the Loan Parties, and nothing herein shall be construed to deem such “Obligations” paid, or to release or terminate any Lien or security interest given to secure such “Obligations” or any guaranty thereof.

(i)          Waivers. Each Lender delivering an executed counterpart of this Amendment hereby irrevocably waives its right to receive any payments under Section 3.05 of the Credit Agreement as a

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result of its Term Loans being repaid on the Amendment No. 2 Effective Date and not on the last day of the Interest Period applicable thereto.

[Signature Pages Follow]

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In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

Outfront Media Inc., as Parent

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian
Title: Executive Vice President and Chief Financial Officer

Outfront Media Capital LLC, as a Borrower

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian
Title: Executive Vice President and Chief Financial Officer

Outfront Media Capital Corporation, as a
Borrower

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2]

Century Prince Street, Inc.
Mizey Realty Co., Inc.
Outdoor Inc.
OUTFRONT MEDIA BOSTON LLC
Outfront Media Bus Advertising LLC
OUTFRONT MEDIA CHICAGO LLC
Outfront Media Citylites LLC
Outfront Media Electrical & Maintenance LLC
Outfront Media Group LLC
Outfront Media Kiosk Advertising LLC
Outfront Media L.A. Inc.
Outfront Media LLC
Outfront Media Miami Holdings LLC
OUTFRONT MEDIA MINNESOTA LLC
Outfront Media Outernet Inc.
OUTFRONT MEDIA SAN FRANCISCO LLC
Outfront Media Sign Erectors LLC
OUTFRONT MEDIA TEXAS INC.
OUTFRONT MEDIA TRANSPORTATION ADVERTISING LLC
Outfront Media VW Communications LLC
Outfront Media Wall to Wall LLC
ROCKBRIDGE SPORTS, MEDIA and ENTERTAINMENT, LLC, each as a Guarantor

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian
Title: Executive Vice President and Chief Financial Officer

Fuel Outdoor Holdings LLC
FUEL OUTDOOR LLC
Fuel Outdoor San Francisco LLC
Metro Fuel LLC
MILLENNIUM BILLBOARDS L.L.C.
Motion Picture Promotions, LLC
Outfront Media Miami LLC, each as a Guarantor

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian
Title: Manager

[Signature Page to Amendment No. 2]

Outfront Media Sports Inc., as a Guarantor

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian
Title: President and Chief Financial Officer

[Signature Page to Amendment No. 2]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, Swing Line Lender and Additional Extended Term Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

MORGAN STANLEY BANK, N.A.,
as a Revolving Lender and L/C Issuer

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Revolving Lender and L/C Issuer

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

[Signature Page to Amendment No. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Revolving Lender and L/C Issuer

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Joan Park
Name: Joan Park
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

GOLDMAN SACHS BANK USA,
as a Revolving Lender and L/C Issuer

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A.,
as a Revolving Lender and L/C Issuer

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as a Revolving Lender and L/C Issuer

By:	/s/ Jonathan Tristan
Name: Jonathan Tristan
Title: Vice President

[Signature Page to Amendment No. 2]

WELLS FARGO BANK, N.A.,
as a Revolving Lender and L/C Issuer

By:	/s/ Eric Frandson
Name: Eric Frandson
Title: Managing Director

[Signature Page to Amendment No. 2]

MIZUHO BANK, LTD.
as a Revolving Lender

By:	/s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

SUMITOMO MITSUI BANKING CORPORATION,
as a Revolving Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

[Signature Page to Amendment No. 2]

US BANK NATIONAL ASSOCIATION,
as a Revolving Lender

By:	/s/ Arden Fujiwara
Name: Arden Fujiwara
Title: Assistant Vice President

[Signature Page to Amendment No. 2]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Revolving Lender

By:	/s/ Ola Anderssen
Name: Ola Anderssen
Title: Director

[Signature Page to Amendment No. 2]

[Required Lender Signature Pages on file with the Administrative Agent]

[Signature Page to Amendment No. 2]

ANNEX 1

Revolving Credit Commitments

Lender	Revolving Credit Commitments	L/C Commitments

Morgan Stanley Bank, N.A.	$26,000,000	$31,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$26,000,000	-

Deutsche Bank AG New York Branch	$52,000,000	$31,000,000

Credit Suisse AG, Cayman Islands Branch	$52,000,000	$31,000,000

Goldman Sachs Bank USA	$52,000,000	$31,000,000

JPMorgan Chase Bank, N.A.	$52,000,000	$31,000,000

Bank of America, N.A.	$52,000,000	$31,000,000

Wells Fargo Bank, National Association	$52,000,000	$31,000,000

Mizuho Bank, Ltd.	$22,000,000	-

Sumitomo Mitsui Banking Corporation	$22,000,000	-

US Bank National Association	$22,000,000	-

Total	$430,000,000	$217,000,000

Annex 1

ANNEX 2-A

AMENDMENTS TO THE CREDIT AGREEMENT

[See attached]

Annex 2-A

Amended Credit Agreement

CREDIT AGREEMENT

Dated as of January 31, 2014

As Amended by Amendment No. 1,
Dated as of July 21, 2014

As Amended by Amendment No. 2,
Dated as of March 16, 2017

among

OUTFRONT MEDIA CAPITAL LLC
and OUTFRONT MEDIA CAPITAL CORPORATION,
as the Borrowers,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Swing Line Lender,

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

OUTFRONT MEDIA INC. AND THE OTHER
GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

MORGAN STANLEY SENIOR FUNDING, INC., the BANK OF TOKYO-MITSUBISHI UFJ, LTD., DEUTSCHE BANK SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith IncorporateD and Wells Fargo Securities, LLC,
as Joint Lead Arrangers

MORGAN STANLEY SENIOR FUNDING, INC., the BANK OF TOKYO-MITSUBISHI UFJ, LTD., DEUTSCHE BANK SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC,
as Joint Book Runners

MORGAN STANLEY SENIOR FUNDING, INC., the BANK OF TOKYO-MITSUBISHI UFJ, LTD., DEUTSCHE BANK SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC,
as Co-Syndication Agents

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES
1.01A	Commitments
1.01B	Letter of Credit Commitments
1.01E	Existing Investments
5.08	Exceptions to Ownership of Property
5.09(b)	Environmental Matters
5.12	Subsidiaries and Other Equity Investments
6.13(a)	Certain Collateral Documents
7.01(b)	Existing Liens
7.02(b)	Existing Indebtedness
7.07	Existing Transactions with Affiliates
7.08	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
C-3	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Security Agreement
G-1	Perfection Certificate
G-2	Perfection Certificate Supplement
H	[Reserved]
I-1	Intercreditor Agreement
I-2	Second Lien Intercreditor Agreement
J-1	United States Tax Compliance Certificate
J-2	United States Tax Compliance Certificate
J-3	United States Tax Compliance Certificate
J-4	United States Tax Compliance Certificate
K	Solvency Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of January 31, 2014 among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation, as borrowers (together with their respective successors and assigns, each “Borrower” and, collectively, the “Borrowers”), OUTFRONT Media Inc. (formerly known as CBS Outdoor Americas Inc.), a Maryland corporation and indirect parent of the Borrowers (the “Parent”) and the other Guarantors party hereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as Administrative Agent, Collateral Agent, the Swing Line Lender and an L/C Issuer and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrowers have requested that (i) on the Closing Date, the Term Lenders lend to the Borrowers Term Loans in an initial principal amount of $800 million in order to finance the Closing Date Transactions and to finance costs and expenses incurred in connection therewith and (ii) from time to time, the Revolving Credit Lenders make Revolving Credit Loans and Swing Line Loans to the Borrowers and the L/C Issuers issue on the account of the Borrowers and their respective Subsidiaries Letters of Credit.

The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

Parent, the Borrowers, Guarantors party thereto from time to time, the Administrative Agent (or any of its predecessors or assigns in such capacity), and the Lenders party thereto have entered into that certain Amendment No. 1, dated as of July 21, 2014, and that certain Amendment No. 2, dated as of March 16, 2017.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
Definitions and Accounting Terms

Section 1.01.         Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounting Opinion” has the meaning set forth in Section 6.01(a).

“Acquired Indebtedness” means, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided, that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 10.06(b) (iii)(B) for an assignment of Loans to such Additional Refinancing Lender, solely to the extent such consent would be required for any assignment to such Lender.

“Additional Revolving Borrower Joinder” means the joinder hereto by any Loan Party, as an additional joint and several Borrower under the Revolving Credit Facility pursuant to a joinder agreement among the Administrative Agent, Parent and such Loan Party in form and substance reasonably acceptable to the Administrative Agent.

“Administrative Agent” means Morgan Stanley, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify Parent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 7.07(a).

“Agent Parties” has the meaning set forth in Section 10.02(c).

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Co-Documentation Agents and the Co-Syndication Agents.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this credit agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“All-In Yield” means, at any time, with respect to any Term Loan or other Indebtedness, the weighted average yield to stated maturity of such Term Loan or other Indebtedness based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the Lenders or other creditors advancing such Term Loan or other Indebtedness with respect thereto (but not arrangement or underwriting fees paid to an arranger for their account) and to any interest rate “floor” (with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity).

“Alternative Currency” means Canadian Dollars or any other lawful currency which is freely convertible into Dollars and is freely traded and available in the London interbank eurocurrency market with the consent of the Administrative Agent and the applicable L/C Issuer.

“Amendment No. 2 Effective Date” means March 16, 2017.

“Applicable Percentage” means with respect to any Revolving Credit Lender, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

“Applicable Period” has the meaning set forth in the definition of “Applicable Rate.”

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term Loans, 2.25% in the case of Eurodollar Rate Loans and 1.25% in the case of Base Rate Loans.

(b) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurodollar Rate Loans, 2.25%, (B) for Base Rate Loans, 1.25%, (C) for Letter of Credit fees, 2.25% and (D) for unused commitment fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Net Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Net Secured Leverage Ratio	Eurodollar Rate and Letter of Credit Fees	Base Rate	Unused Commitment Fee Rate
1	< 1.50:1.00	2.00%	1.00%	0.375%
2	≥ 1.50:1.00	2.25%	1.25%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, that the highest Pricing Level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Consolidated Net Secured Leverage Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the

Applicable Rate for any period (an “Applicable Period”) should have been higher than the Applicable Rate applied for such Applicable Period, then (i) Parent shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period; (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrowers); and (iii) the Borrowers shall pay to the Administrative Agent promptly (and in no event later than five (5) Business Days after the date such corrected Compliance Certificate is delivered) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following the date such corrected Compliance Certificate is delivered. The Borrowers’ Obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders, and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Morgan Stanley Senior Funding, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank Securities Inc., Credit Suisse Securities (USA), LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacities as lead arrangers and lead bookrunners; provided, that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to Borrowers, assign its rights and obligations under the Agreement to any other registered broker-dealer wholly owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related business may be transferred following the date hereof.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)(iii), and accepted by the Administrative Agent), in substantially the form of Exhibit E hereto or any other form (including electronic documentation generated by any electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date of determination, in respect of any Sale and Lease-Back Transaction, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of Parent and its Subsidiaries as of each of December 31, 2012, 2011 and 2010, and the related audited consolidated statements of income, of changes in shareholders’ equity and of cash flows for Parent and its Subsidiaries for the fiscal years ended December 31, 2012, 2011 and 2010, respectively.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(ii).

“Available Amount” means the sum of (a) (i) 100% of Consolidated EBITDA of Parent for the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which the Closing Date occurs to the end of Parent’s most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 at the time of such Restricted Payment, minus (ii) the product of (A) 1.4 and (B) Consolidated Interest Expense of Parent for the same period (taken as one accounting period) plus (b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by Parent, of marketable securities or other property received by Parent or, in connection with “UPREIT” or “DownREIT” acquisitions, by Capital LLC since immediately after the Closing Date from the issue or sale of (i) Equity Interests of Parent or Capital LLC, but excluding cash proceeds and the fair market value, as determined in good faith by Parent, of marketable securities or other property received from the IPO prior to the Amendment No. 2 Effective Date and (ii) Indebtedness or Disqualified Stock of Parent or a Restricted Subsidiary that has been converted into or exchanged for Equity Interests of Parent (provided, however, that this clause (ii) shall not include the proceeds of (x) Equity Interests, Indebtedness or Disqualified Stock of Parent or Capital LLC sold to a Restricted Subsidiary or Parent or (y) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock) plus (c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by Parent, of marketable securities or other property contributed to the capital of Parent or, in connection with “UPREIT” or “DownREIT” acquisitions, of Capital LLC following the Closing Date (other than by a Restricted Subsidiary or Parent) minus (d) the aggregate amount of Restricted Payments made in reliance on the final paragraph of Section 7.05 minus (e) the portion of the Available Amount used to make Investments pursuant to clause (s) of “Permitted Investments” after the Amendment No. 2 Effective Date minus (f) the portion of the Available Amount used to make Restricted Payments pursuant to Section 7.05(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Morgan Stanley as its base rate, and (c) the Eurodollar Rate for an Interest Period of one (1) month plus 1.00%; provided, that for purposes of this clause (c), the Base Rate with respect to the Loans will be deemed not to be less than 0.00%. The base rate is a rate set by Morgan Stanley based upon various factors including Morgan Stanley’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such base rate announced by Morgan Stanley shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower Materials” has the meaning assigned to such term in Section 6.02.

“Borrowers” means (a) each “Borrower” as defined in the introductory paragraph to this Agreement and (b) in the case of the Revolving Credit Facility only, shall include such other Loan Parties (other than Parent), on a joint and several basis with the other Borrowers, as may be requested by Parent upon at least ten (10) business days’ notice to the Administrative Agent; provided, that, in respect of each Person that becomes a Borrower under the Revolving Credit Facility pursuant to this clause (b), (i) such Loan Party shall have executed an Additional Revolving Borrower Joinder, (ii) Parent shall have provided (or caused to be provided) such legal opinions and other documentation reasonably requested by the Administrative Agent (or any Revolving Credit Lender) and consistent with the documentation delivered under Section 4.01 with respect to the Borrowers on the Closing Date (including any additional information that may be necessary to comply with “know your customer” and other applicable laws and regulations), (iii) such Person shall thereafter comply with the provisions of this Agreement applicable to Borrowers, including Section 10.22, and (iv) the funding of Loans to such Loan Party by any Revolving Credit Lender shall not violate any Requirement of Law applicable to such Revolving Credit Lender.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York; provided that if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank eurodollar market.

“Capital LLC” means Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at a commercial bank selected by Morgan Stanley in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means:

(a) Dollars;

(b) (i)  euro, or any national currency of any member state of the European Union; or

(ii) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twenty four (24) months or less from the date of acquisition;

(d) certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500 million in the case of U.S. banks and $100 million (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within twenty four (24) months after the date of creation thereof;

(g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within twenty four (24) months after the date of creation thereof;

(h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of twenty four (24) months or less from the date of acquisition;

(i) Investments with average maturities of twenty four (24) months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(j) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (i) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Casualty Event” means any event that gives rise to the receipt by Parent or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means a Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of equity of one or more Foreign Subsidiaries that are CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person;

(b) Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent (directly or through the acquisition of voting power of Voting Stock of any direct or indirect parent company of Parent);

(c) during any period of two (2) consecutive years, individuals who at the beginning of such period were members of the Board of directors (or equivalent body) of Parent (together with any new members thereof whose election by such Board of directors (or equivalent body) or whose nomination for election by holders of Capital Stock of Parent was approved by a vote of a majority of the members of such Board of directors (or equivalent body) then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors (or equivalent body) then in office;

(d) the approval of any plan or proposal for the winding up or liquidation of Parent or Capital LLC;

(e) (i) Parent ceases to (A) at any time that Capital LLC is a limited liability company or partnership, either be the sole general partner or managing member of, or wholly own and control, directly or indirectly, the sole general partner or managing member of, Capital LLC, in each case to the extent applicable or (B) at any time that Capital LLC is a corporation, beneficially own, directly or indirectly, greater than 50% of the total voting power of the Voting Stock of Capital LLC or (ii) Parent and/or Capital LLC ceases to beneficially own, directly or indirectly, 100% of the total voting power of the Voting Stock of Outfront Media Group LLC; or

(f) a “change of control” (or similar event) shall occur under the Senior Notes Indenture or any Indebtedness for borrowed money or any Disqualified Stock, in each case incurred by any Loan Party as permitted under Section 7.02 with an aggregate outstanding principal amount in excess of the Threshold Amount.

For purposes of this definition, any direct or indirect holding company of Parent shall not itself be considered a “Person” or “group” for purposes of clause (b) above; provided, that no “Person” or “group” beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Class” means (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments or Term Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans.

“Closing Date” the date on which the conditions precedents set forth in Section 4.01 are satisfied or duly waived.

“Closing Date Transaction Expenses” means any fees or expenses incurred or paid by Parent (or any direct or indirect parent of Parent) or any of their respective Subsidiaries in connection with the Closing Date Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Closing Date Transactions” means, collectively (a) the funding of the Loans on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date, (b) the Debt Proceeds Transfer, and (c) the payment of Closing Date Transaction Expenses.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in the Security Agreement, all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets a Lien in which is granted or purported to be granted pursuant to any Collateral Documents.

“Collateral Agent” means Morgan Stanley, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, the Intellectual Property Security Agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment of any Class or of multiple Classes, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by:

(i) provision for taxes based on income or profits or capital gains, including, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii) Consolidated Interest Expense of such Person for such period; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any fees, expenses or charges related to the IPO, any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred in accordance with this Agreement (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the offering of the Senior Notes or under the Loan Documents, (B) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income, and (C) the other Transactions; plus

(v) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations after the Closing Date; plus

(vi) any other non-cash charges, including any write offs or write downs and non-cash compensation expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, reducing Consolidated Net Income for such period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus

(vii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(viii) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(ix) any costs or expense incurred by Parent or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent or net cash proceeds of an issuance of Equity Interest of Parent (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Available Amount; plus

(x) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by Parent in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the date of any Investment, acquisition, disposition, merger, consolidation or other action being given pro forma effect (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) all steps have been taken for realizing such cost savings, (2) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of Parent) and (3) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (x) in any Test Period shall not exceed 15% of Consolidated EBITDA (prior to giving effect to such addbacks);

(xi) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and

(b) increased or decreased by (without duplication):

(i) any net loss or gain, respectively, resulting in such period from Hedging Obligations and the application of Financial Accounting Codification No. 815-Derivatives and Hedging; plus or minus, as applicable, and

(ii) any net loss or gain, respectively, resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) imputed interest with respect to Attributable Indebtedness, and (vi) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b) consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; plus

(c) whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of Parent) on any series of Disqualified Stock or any series of Preferred Stock during such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including expenses relating to (i) severance and relocation costs, (ii) any rebranding or corporate name change or (iii) uninsured storm or other weather-related damage, in excess of $5 million for any single weather event) shall be excluded;

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(c) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

(d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by Parent, shall be excluded;

(e) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary in respect of such period;

(f) the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided, that Consolidated Net Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(g) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded; and

(h) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.

“Consolidated Net Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Net Debt of Parent and its Restricted Subsidiaries on such date that is secured by Liens, to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the most recently ended Test Period.

“Consolidated Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Debt of Parent and its Restricted Subsidiaries on such date that is secured by Liens, to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the most recently ended Test Period.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and Attributable Indebtedness.

“Consolidated Total Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Debt of Parent and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the most recently ended Test Period.

“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and Attributable Indebtedness, less up to $150 million of cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the balance sheet of the Loan Parties as of such date of determination, less the aggregate amount of all lease obligations that constitute Capitalized Lease Obligations, but would not have constituted Capitalized Lease Obligations under GAAP on the Closing Date; provided that for purposes of determining the Consolidated Net Secured Leverage Ratio in connection with the incurrence of any Incremental Facilities incurred pursuant to Section 2.14 or any Permitted Debt Offerings incurred pursuant to Section 7.02(b)(21) only, the cash proceeds of such Incremental Facilities and/or Permitted Debt Offering shall not be deemed to be included on the consolidated balance sheet of Parent and its Restricted Subsidiaries.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation; or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Co-Documentation Agents” means Morgan Stanley Senior Funding, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank Securities Inc., Credit Suisse Securities (USA), LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacities as co-documentation agents.

“Co-Syndication Agents” means Morgan Stanley Senior Funding, Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank Securities Inc., Credit Suisse Securities (USA), LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacities as co-syndication agents.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred hereunder pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, that (i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) and penalties thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension and (ii) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Proceeds Transfer” means one or more transfers by Parent of the net proceeds of the Term Loans and the Senior Notes (less $50 million) to an indirect Wholly-Owned Subsidiary of CBS Corporation in exchange for the contribution by such Subsidiary of the interests of the entities composing the “CBS Outdoor” business to Parent.

“Debtor Relief Laws” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, unless subsequently cured, unless such Lender notifies Administrative Agent and Parent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default or breach of a representation, if any, shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has notified Parent or the Administrative Agent or an L/C Issuer in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after written request by the Administrative Agent or an L/C Issuer to confirm in a manner satisfactory to the Administrative Agent or such L/C Issuer that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the L/C Issuer), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) becomes the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue (1) of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachments on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (2) an Undisclosed Administration. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(d)) upon delivery of written notice of such determination to the Borrowers, each L/C Issuer, each Swing Line Lender and each Lender.

“Designated Issuing Bank” means the issuing bank under any Designated Standalone Letter of Credit Facility.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Parent) of non-cash consideration received by Parent or any of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or conversion of or collection on such Designated Non-Cash Consideration.

“Designated Standalone Letter of Credit Facility” means any Standalone Letter of Credit Facility that has been designated as a Treasury Services Agreement by Parent, but only to the extent that the issuing bank under such Standalone Letter of Credit Facility (if other than a Person already party hereto as a Lender) shall have delivered to the Administrative Agent a letter agreement reasonably satisfactory to it agreeing to be bound by Sections 9.09 and 10.05 as if it were a Lender.

“Disposition” or “Dispose” means:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Parent or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 7.02), whether in a single transaction or a series of related transactions.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date ninety one (91) days after the earlier of the Latest Maturity Date at the time of issuance of such Capital Stock or the date the Loans are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such employee’s termination, death or disability; provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock; provided, further, however, that any Capital Stock of such Person issued in connection with customary buy/sell arrangements between joint venture parties or to facilitate the structuring of a “DownREIT” acquisition, as set forth in joint venture arrangements and similar binding arrangements, shall not constitute Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” of any amount expressed, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) in any Alternative Currency, means the equivalent amount thereof in Dollars as determined by the applicable L/C Issuer or, in the absence of such determination, the Administrative Agent at such time on the basis of the spot rate (determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by Parent or one of its Subsidiaries in order to purchase Term Loans of any Class in accordance with the following procedures or such other procedures as may be reasonably agreed to between the Administrative Agent and Parent:

(a)          Notice Procedures. In connection with an Auction, Parent will provide notification to the Administrative Agent (for distribution to the applicable Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10 million with minimum increments of $1 million (the “Auction Amount”), and (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction.

(b)          Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans which must be in increments of $5 million (the “Reply Amount”). A Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of the applicable Loans. Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, a form of assignment and acceptance in a form reasonably acceptable to the Administrative Agent.

(c)          Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with Parent, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which Parent or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Parent or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Parent or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Parent or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided, that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such

Auction, Parent or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d)          Additional Procedures. Once initiated by an Auction Notice, Parent or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any Fund or any other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding (x) other than in respect of any assignment made pursuant to Section 10.06(j), Parent, the Borrowers and their respective Affiliates and Subsidiaries, (y) natural persons and (z) any Defaulting Lender.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health or to the Release or threat of Release of Hazardous Materials into the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of Parent (excluding Disqualified Stock), other than:

(a) public offerings with respect to any such Person’s common stock registered on Form S-8;

(b) issuances to any Subsidiary of Parent; and

(c) Refunding Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA by the PBGC, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate with respect to any Pension Plan or Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of participating member states of the EMU.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, that the Eurodollar Rate with respect to Loans that bear interest at a rate based on clause (a) of this definition will be deemed not to be less than 0.00% per annum.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly-Owned Subsidiary; (b) any Immaterial Subsidiary; (c) any Subsidiary that is prohibited by applicable Law, or by Contractual Obligations existing on the Closing Date (or, in the case of any future acquisition, as of the closing date of such acquisition, so long as such prohibition is not incurred in contemplation of such acquisition), from guaranteeing the Obligations or would require the approval, consent, license or authorization of any Governmental Authority in order to guarantee the Obligations (unless such approval, consent, license or authorization has been received); (d) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrowers, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; (e) any Receivables Subsidiary; (f) any Foreign Subsidiary; (g) any Unrestricted Subsidiary; and (h) any CFC Holdco.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to or on account of a Recipient, (a) any Taxes imposed on or measured by net income (however denominated) or profits, franchise Taxes or branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized or having its principal office or applicable Lending Office in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect at the time (i) such Lender becomes a party hereto or acquires such interest in the Loan or Commitment (other than pursuant to Parent’s request under Section 10.13) or (ii) such Lender designates a new Lending Office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such Taxes pursuant to Section 3.01(a) or (c); (c) any Taxes attributable to such Recipient’s failure to comply with Section 3.01(d); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extended Revolving Credit Commitment” has the meaning set forth in Section 2.16(a).

“Extended Term Loan” has the meaning set forth in Section 2.16(a).

“Extending Lender” has the meaning set forth in Section 2.16(a).

“Extension” has the meaning set forth in Section 2.16(a).

“Extension Offer” has the meaning set forth in Section 2.16(a).

“Facility” means the Term Loans, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any current or future Treasury regulations or official administrative interpretations thereof.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Morgan Stanley on such day on such transactions as determined by the Administrative Agent; provided further, that the Federal Funds Rate will be deemed not to be less than 0.00%.

“Financial Covenant Event of Default” has the meaning set forth in Section 8.01(b).

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Plan” means any employee benefit plan, program or agreement maintained or contributed to by, or entered into with, Parent or any Subsidiary with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Subsidiary” means (i) any Subsidiary which is not a Domestic Subsidiary or (ii) any Subsidiary of a Subsidiary described in the preceding clause (i).

“Fraudulent Conveyance” has the meaning set forth in Section 10.22(b).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to Non-Defaulting Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, subject to Section 1.03.

“Governmental Authority” means any nation or government, any state, county, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank.

“Granting Lender” has the meaning specified in Section 10.06(g).

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guaranteed Obligations” has the meaning specified in Section 11.01.

“Guarantors” means (a) Parent and the Subsidiaries of Parent (other than the Borrowers) party hereto as of the Closing Date and those Restricted Subsidiaries that issue a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11, in each case (i) other than any Foreign Subsidiary or any CFC Holdco and/or (ii) until released in accordance with the terms hereof, and (b) with respect to obligations and liabilities owing by any Loan Party (other than the applicable Borrower) in respect of Secured Hedging Agreements or Treasury Services Agreements, each Borrower.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes that are regulated pursuant to, or the Release or exposure to which could give rise to liability under, applicable Environmental Law.

“Hedge Bank” means any Person that is the Administrative Agent, an Arranger or a Lender or an Affiliate of the Administrative Agent, an Arranger, or a Lender on the Closing Date or at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, and (other than a Person already party hereto as a Lender) delivers to the Administrative Agent a letter agreement reasonably satisfactory to it agreeing to be bound by Sections 9.09 and 10.05 as if it were a Lender.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Subsidiary” means any Subsidiary of Parent that does not have assets (after intercompany eliminations) in excess of $20 million or annual revenues in excess of $10 million, in each case as determined as of the date of the most recent financial statements delivered pursuant to Section 6.01(a).

“Incremental Amendment” has the meaning set forth in Section 2.14(c).

“Incremental Term Loans” has the meaning set forth in Section 2.14(a).

“incur” or “incurrence” has the meaning set forth in Section 7.02(a).

“Indebtedness” means, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii) representing the deferred and unpaid balance of the purchase price of any property, except (x) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (y) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (z) liabilities accrued in the ordinary course of business; or

(iv) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances (or reimbursement agreements in respect thereof) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) all Attributable Indebtedness and all Capitalized Lease Obligations;

(c) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on Indebtedness of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(d) to the extent not otherwise included, any Indebtedness of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing, respectively, Indebtedness of such Unrestricted Subsidiaries), whether or not such Indebtedness is assumed by such first Person; provided, for purposes hereof the amount of such Indebtedness shall be the lesser of the Indebtedness so secured and the fair market value of the assets of the first person securing such Indebtedness;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) deferred or prepaid revenues and (c) obligations under or in respect of Receivables Facilities.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.04.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Parent, qualified to perform the task for which it has been engaged.

“Information” has the meaning set forth in Section 10.07.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Intercreditor Agreement” means a first lien intercreditor agreement substantially in the form of Exhibit I-1 hereto, among the Administrative Agent, the Collateral Agent and the representatives for any Additional First Lien Secured Parties (as defined therein) (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter or, to the extent agreed by each Lender of such Eurodollar Rate Loan, twelve (12) months or one (1) week thereafter, as selected by Parent in its Committed Loan Notice; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency, and in each such case with a “stable” or better outlook.

“Investment Grade Securities” means:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries;

(c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of loans), advances or capital contributions (excluding Contingent Obligations, accounts receivable, trade credit, deposits, advances to customers and suppliers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.06:

(a) “Investments” shall include the portion (proportionate to Parent’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by Parent) of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A) Parent’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(B) the portion (proportionate to Parent’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer as determined in good faith by Parent.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, without giving effect to subsequent changes in value but reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Parent or a Restricted Subsidiary in respect of such Investment.

“IP Rights” has the meaning set forth in Section 5.16.

“IPO” means the underwritten initial public offering of common stock of Parent (including the issuance of shares of common stock of Parent pursuant to the option to purchase granted to the underwriters in connection with the IPO) pursuant to the registration statement on Form S-11 initially filed by Parent with the SEC on June 27, 2013, as amended from time to time.

“IPO Proceeds Transfers” means one or more transfers by Parent of the net proceeds of the IPO (less an amount to be determined by CBS Corporation equal to the estimated cash portion of the Purging Distributions) to CBS Corporation or a Wholly-Owned Subsidiary of CBS Corporation in exchange for the contribution of the interests of the entities composing the “CBS Outdoor” business to Parent, including any true-up transfer in the event that the cash required for the Purging Distributions is less than the amount of the IPO proceeds excluded from the IPO Proceeds Transfers initially.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and a Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been timely reimbursed or refinanced as a Revolving Credit Borrowing in accordance with Section 2.03(c).

“L/C Commitment” mean, with respect to any L/C Issuer, the aggregate face amount of Letters of Credit that such L/C Issuer has committed, in writing, to provide subject to the terms and conditions set forth in this Agreement. The L/C Commitments of the L/C Issuers as of the Closing Date are as set forth on Schedule 1.01B.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) each Person identified on Schedule 1.01B and (b) any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.06(h) following the Closing Date, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and, in the case of clause (b), subject to such Lender’s acceptance of such appointment. Any reference to “L/C Issuer” herein shall be to the applicable L/C Issuer, as appropriate.

“L/C Obligations” means, as at any date of determination, the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit plus the Dollar Equivalent of the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan Commitment, any Other Term Loan Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify Parent and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100 million and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or similar agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidity Condition” means, as of any time of determination, that the sum of (a) cash and Cash Equivalents (other than Restricted Cash) of Parent and its Restricted Subsidiaries at such time plus (b) the aggregate amount of unused Revolving Credit Commitments at such time shall be no less than $250 million.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Intercreditor Agreement (if any), (e) the Second Lien Intercreditor Agreement (if any) and (f) amendments of and joinders to any Loan Documents that are deemed pursuant to their terms to be Loan Documents for purposes hereof.

“Loan Extension Agreement” means an agreement among the Borrowers and one or more Extending Lenders implementing the terms of any applicable Extension Offer pursuant to Section 2.16.

“Loan Parties” means, collectively, Parent, the Borrowers and each Guarantor.

“Margin Stock” has the meaning specified in Section 5.13(a).

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of Parent and its Subsidiaries, taken as a whole, (b) the ability of Parent and the other Loan Parties, taken as a whole, to perform their obligations under this Agreement, or (c) the material rights and remedies of the Administrative Agent and the Lenders under this Agreement.

“Material Non-Guarantor Subsidiary” means any Non-Guarantor Subsidiary of Parent that has assets (after intercompany eliminations) in excess of $50 million or annual revenues in excess of $50 million, in each case as determined as of the date of the most recent financial statements delivered pursuant to Section 6.01(a).

“Maturity Date” means (a) with respect to the Term Loans, March 16, 2024 and (b) with respect to the Revolving Credit Facility, March 16, 2022; provided, that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Consolidated Net Secured Leverage Ratio” has the meaning specified in Section 7.09.

“Maximum Incremental Facilities Amount” means, at any date of determination, a principal amount of not greater than (a) $450 million plus (b) an unlimited amount, so long as on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Term Loan or Revolving Commitment Increase or any Permitted Debt Offering (and after giving effect to any acquisition consummated concurrently therewith and calculated as if any Revolving Commitment Increase were fully drawn on the closing date thereof), the Consolidated Net Secured Leverage Ratio is equal to or less than 3.50 to 1.00 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01, provided, that the principal amount of any Incremental Term Loan or Revolving Commitment Increase incurred pursuant to Section 2.14 or any Permitted Debt Offerings incurred pursuant to Section

7.02(b)(21), in each case, shall first reduce the amount in clause (a) on a dollar-for-dollar basis until reduced to zero.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Morgan Stanley” has the meaning set forth in the introductory paragraph to this Agreement.

“Mortgage” has the meaning specified in Section 6.11(c).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrowers, any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means:

(a) with respect to any Disposition or Casualty Event, 100% of the cash proceeds actually received by Parent or any of its Restricted Subsidiaries from such Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents and Credit Agreement Refinancing Indebtedness) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by Parent or any of its Restricted Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided, that, if Parent intends to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent or any of its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within twelve (12) months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within twelve (12) months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such twelve (12) month period but within such twelve (12) month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such twelve (12) month period and one hundred and eighty (180) days from the entry into such Contractual Obligation, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso) and

(b) with respect to any Indebtedness, 100% of the cash proceeds from the incurrence, issuance or sale by Parent or any of its Restricted Subsidiaries of such Indebtedness, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Parent or any Affiliate shall be disregarded.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(ii).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor (other than the Borrowers).

“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement, excluding, in the case of clauses (a) and (b), with respect to any Guarantor at any time, any Excluded Swap Obligations with respect to such Guarantor at such time. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with this Agreement.

“obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“OFAC” means the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Department of the Treasury (31 C.F.R. Subtitle B, Chapter V).

“Organization Documents” means, (a) with respect to any corporation, the certificate, charter or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax, other than any connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents.

“Other Encumbrances” has the meaning specified clause (5) of Section 7.01.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outfront Media Group LLC” means Outfront Media Group LLC, a Delaware limited liability company.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent” has the meaning set forth in the introductory paragraph to this Agreement; provided, that when used in the context of determining fair market value of an asset or liability under this Agreement, “Parent” will mean the board of directors (or equivalent body) of Parent (or a duly appointed committee thereof) when the fair market value is equal to or in excess of $25 million.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning set forth in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate in the form of Exhibit G-1 hereto or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit G-2 hereto or any other form approved by the Collateral Agent.

“Permitted Acquisition” means any Investment permitted under clause (c) of the definition of Permitted Investments.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between Parent or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with Sections 2.05(b) and 7.04.

“Permitted Debt Offering” means any issuance of senior secured or junior secured or unsecured Indebtedness by any Loan Party after the Closing Date through an incurrence of term loans or through a public offering or private issuance of debt securities under Rule 144A or Regulation S under the Securities Act, or otherwise; provided that, (a) such Indebtedness may be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations (other than any Permitted Debt Offering Indebtedness incurred in the form of term loans, which shall not be secured by a first priority Lien on the Collateral), or may be secured by a Lien ranking junior to the Lien on the Collateral securing the Obligations or may be unsecured; (b) such Indebtedness is not secured by any collateral other than the Collateral securing the Obligations; (c) such Indebtedness does not mature on or prior to the Latest Maturity Date of, or have a shorter Weighted Average Life to Maturity than, the Term Loans; (d) the covenants and events of default in respect of such Indebtedness, taken as a whole, are substantially similar, or more favorable to the Loan Parties than, those governing the Senior Notes or are otherwise not more restrictive to the Loan Parties in the aggregate than those set forth in this Agreement (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Permitted Debt Offering, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Facility); (e) a certificate of a Responsible Officer of the issuing Loan Party delivered to the Administrative Agent at least three (3) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the issuing Loan Party has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements; and (f) none of Parent and its Subsidiaries (other than the Loan Parties) is a guarantor or borrower under such Permitted Debt Offering. Any debt securities (including registered debt securities) issued by any Loan Party in exchange for any Indebtedness issued in connection with a Permitted Debt Offering in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such Permitted Debt Offering Indebtedness shall also be considered a Permitted Debt Offering.

“Permitted Investments” means:

(a) any Investment in Parent or any of its Restricted Subsidiaries; provided, that any Investment by the Loan Parties in Non-Guarantor Subsidiaries pursuant to this clause (a), together with, but without duplication of, Investments made by Loan Parties in Non-Guarantor Subsidiaries pursuant to clause (c) below, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $300 million and (y) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(b) any Investment in cash, Cash Equivalents;

(c) any Investment by Parent or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment such Person becomes a Restricted Subsidiary, or such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or any of its Restricted Subsidiaries; provided:

(i) that any Investment by the Loan Parties in a Person that becomes a Non-Guarantor Subsidiary pursuant to this clause (c), together with, but without duplication of, Investments made by Loan Parties in Non-Guarantor Subsidiaries pursuant to clause (a) above, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $300 million and (y) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(ii) no Event of Default shall exist either immediately before or after such purchase or acquisition and

(iii) Section 6.11 shall be complied with respect to such newly acquired Restricted Subsidiary and property;

and any Investment held by such Person at the time such Person becomes a Restricted Subsidiary; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer.

(d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with a Disposition made pursuant to the provisions described under Section 7.04 or any other disposition of assets not constituting a Disposition;

(e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, in each case, as set forth on Schedule 1.01E or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided, that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Closing Date;

(f) any Investment acquired by Parent or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(ii) as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates of Parent;

(g) Hedging Obligations permitted under Section 7.02(b)(9);

(h) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of Parent; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 7.05(a);

(i) guarantees of Indebtedness permitted under Section 7.02;

(j) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (6), (8) and (9) thereof);

(k) Investments consisting of (x) purchases and acquisitions of inventory, supplies, material, services or equipment, other similar assets or assets used in a Similar Business, or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business or (y) the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(l) Investments in an Unrestricted Subsidiary or a joint venture engaged in a Similar Business having an aggregate fair market value (as determined in good faith by Parent), taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed the greater of (x) $300 million and (y) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any Person (including, without limitation, capital contributions of accounts receivable and related assets by a Restricted Subsidiary to a Receivables Subsidiary and subordinated Indebtedness of a Receivables Subsidiary owed to a Restricted Subsidiary), in each case, that, in the good faith determination of Parent are necessary or advisable to effect any Receivables Facility or any repurchases and customary indemnities in connection therewith;

(n) advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $5 million outstanding at any one time, in the aggregate;

(o) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Parent;

(p) any Investment in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(q) other Investments (including Investments in Unrestricted Subsidiaries and other Persons that do not become Loan Parties) having an aggregate fair market value (as determined in good faith by Parent), taken together with all other Investments made pursuant to this clause (q) that are at the time outstanding, not to exceed the greater of (x) $300 million and (y) 10% of Total Assets;

(r) endorsements for collection or deposit in the ordinary course of business; and

(s) so long as no Default shall have occurred and be continuing or would occur as a consequence thereof and Parent shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01, Investments, together with the aggregate amount of all other Investments made by Parent and its Restricted Subsidiaries after the Closing Date pursuant to Section 7.06 in an aggregate amount not to exceed the Available Amount.

For the avoidance of doubt, an Investment in the form of acquisitions permitted above may be structured as an “UPREIT” or “DownREIT” acquisition, in which a Restricted Subsidiary would issue limited partnership interests (or other similar Equity Interests), which may then be subsequently repurchased for either common shares of Parent or cash.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided, that (a) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt and is not secured by any property or assets of Parent or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of Credit Agreement Refinancing Indebtedness, (c) a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement with the Borrowers, the Guarantors and the Administrative Agent, and (d) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” has the definition assigned to such term in Section 7.01.

“Permitted Other Debt Conditions” means that such applicable debt (a) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (b) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (c) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (d) in regard to any Refinancing Notes, the other terms and conditions (excluding pricing and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) less favorable to the investors providing such Refinancing Notes than the those applicable to the Term Loan Facility being refinanced (except for covenants or other provisions applicable only to periods after the latest final maturity date of the Term Loan Facility and it being understood that the terms contained in the Senior Notes Indenture satisfy the requirements of this clause (d)); provided, that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of the applicable Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness and drafts of the documentation relating thereto, stating that Parent has determined in good faith that such terms and conditions satisfy the requirements of this clause (d) shall be conclusive evidence that such terms and conditions satisfy such requirements.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower in the form of one or more series of senior secured notes; provided, that (a) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Parent or Restricted Subsidiary other than the Collateral, (b) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (c) such Indebtedness, (i) unless incurred as a term loan under this Agreement, does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued, and (ii) if incurred as a term loan under this Agreement, does not mature earlier than, or have a Weighted Average Life to Maturity shorter than, the applicable Refinanced Debt, (d) the security agreements relating to such Indebtedness (to the extent such Indebtedness is not incurred hereunder) are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (e) to the extent such Indebtedness is not incurred hereunder, a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of an Intercreditor Agreement with the Administrative Agent and (f) such Indebtedness, if consisting of Refinancing Notes, satisfies clause (d) of the definition of Permitted Other Debt Conditions. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrowers in the form of one or more series of senior unsecured notes or loans; provided, that (a) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (b) meets the Permitted Other Debt Conditions.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” as such term is defined in Section 3(3) of ERISA established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning assigned to such term in Section 6.02.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Premium” has the meaning specified in Section 2.05(a)(ii).

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Loan Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any and all rights relating to Equity Interests constituting Collateral and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Pro Forma Basis” and “Pro Forma Compliance” mean, with respect to compliance with any test or covenant hereunder, that such test or covenant shall have been calculated in accordance with Section 1.08.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided, that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” means financial projections of Parent and its subsidiaries through 2017 following the Closing Date, which will be prepared on a pro forma basis after giving effect to the Closing Date Transactions and will include consolidated income statements (with Consolidated EBITDA clearly noted) and a pro forma consolidated balance sheet of Parent and its subsidiaries as at the Closing Date, all of which will be in form and substance and at levels reasonably satisfactory to the Arrangers.

“Public Lender” has the meaning assigned to such term in Section 6.02.

“Purging Distributions” means dividends and distributions after Parent ceases to be consolidated with CBS Corporation for U.S. federal income tax purposes, whether in cash or kind, in the amount required (as determined in good faith by Parent) to effect the distribution of Parent’s earnings and profits required by Section 857(a)(2)(B) of the Code in connection with or in anticipation of the REIT Election (including, for the avoidance of doubt, any earnings and profits allocated to Parent in connection with the Separation) and any subsequent “true-up” payments to correct for recalculations of the appropriate amount.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation, has total assets exceeding $10 million or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated statements of operations and cash flows of Parent and its subsidiaries for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 31, 2013.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Facilities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratio” means each of (a) Consolidated Net Secured Leverage Ratio, (b) Consolidated Secured Leverage Ratio, (c) Consolidated Total Leverage Ratio and (d) Maximum Consolidated Net Secured Leverage Ratio.

“Ratio Calculation Date” has the meaning assigned to such term in Section 1.08(b).

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Parent or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Parent or any of its Restricted Subsidiaries sells (including in the form of a capital contribution) its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to one or more Persons that are not a Restricted Subsidiary or grants a security interest in its accounts receivable to secure loans to the Receivables Subsidiary from such Person or Persons.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in, one or more Receivables Facilities and other activities reasonably related thereto.

“Recipient” means the Administrative Agent, any Lender and any L/C Issuer, as applicable.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent, and (c) each Additional Refinancing Lender and each Lender that agrees to provide any portion of the Other Term Loans or Other Term Loan Commitments incurred pursuant thereto, in accordance with Section 2.15, and provided, that the Indebtedness pursuant to any such Refinancing Amendment (i) does not mature earlier than, or have a Weighted Average Life to Maturity shorter than, the applicable Refinanced Debt and (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors.

“Refinancing Indebtedness” has the meaning set forth in Section 7.02(b).

“Refinancing Notes” means Credit Agreement Refinancing Indebtedness incurred in the form of notes rather than loans.

“Refinancing Series” means all Other Term Loans or Other Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same yield (taking into account any applicable interest rate margin, original issue discount, up-front fees and any LIBOR “floor”) and amortization schedule (if any).

“Refunding Capital Stock” has the meaning set forth in Section 7.05(c).

“Register” has the meaning set forth in Section 10.06(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Code.

“REIT Election” means Parent’s election to be, and qualification to be taxed as, a real estate investment trust for U.S. federal income tax purposes.

“Rejection Notice” has the meaning set forth in Section 2.05(b)(v).

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided, that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would be or become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Representative” means, with respect to any Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Repricing Transaction” means any prepayment (including by way of any repricing, refinancing, replacement or conversion) of all or a portion of the initial Term Loans with proceeds from the incurrence by a Borrower of any new indebtedness having an All-In Yield that is less than the All-In Yield of the initial Term Loans (excluding any prepayments, repricings or refinancings in connection with a Change of Control) (as such comparable yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices), including as may be effected through any amendment to this Agreement relating to the All-In Yield of the initial Term Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, as of any date of determination, Lenders of a Class having more than 50% of the sum of (a) the Total Outstandings (with, in the case of the Revolving Credit Facility, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) of all Lenders of such Class and (b) the aggregate unused Commitments of all Lenders of such Class; provided, that the unused Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender of such Class shall be excluded for purposes of making a determination of Required Class Lenders; provided, further, that solely with respect to Section 8.02(d), in regard to any Designated Standalone Letter of Credit Facility, (i) any calculation of Required Class Lenders shall include an amount equal to the sum of (1) all issued and outstanding letters of credit under such Designated Standalone Letter of Credit Facility (other than to the extent cash collateralized or backstopped in accordance with the terms thereof) and (2) any unused commitments under such Designated Standalone Letter of Credit Facility and (ii) such Designated Issuing Bank shall be deemed to be a Lender in respect of such amounts for purposes of such calculation. The Total Outstandings, Term Commitments or Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Class Lenders at any time.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, and (c) aggregate unused Revolving Credit Commitments; provided, that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that solely with respect to Section 8.02(d), in regard to any Designated Standalone Letter of Credit Facility, (i) any calculation of Required Lenders shall include an amount equal to the sum of (1) all issued and outstanding letters of credit under such Designated Standalone Letter of Credit Facility (other than to the extent cash collateralized or backstopped in accordance with the terms thereof) and (2) any unused commitments under such Designated Standalone Letter of Credit Facility and (ii) such Designated Issuing Bank shall be deemed to be a Lender in respect of such amounts for purposes of such calculation. The Total Outstandings, Term Commitments or Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to Parent, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Agreement and that is secured by such cash or Cash Equivalents.

“Restricted Payment” has the meaning set forth in Section 7.05.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of Parent (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” For the avoidance of doubt, each of the

Borrowers shall constitute a Restricted Subsidiary under this Agreement, and neither Borrower may be designated as an Unrestricted Subsidiary.

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment or extension of any such Letter of Credit and (c) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency.

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(d).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and Class and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders of such Class pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $425 million on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrowers.

“Revolving Extension Offers” has the meaning specified in Section 2.16(a).

“S&P” means S&P Global Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by Parent or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by such Person to a third Person in contemplation of such leasing, other than any arrangement in the ordinary course of business whereby Parent or any of its Restricted Subsidiaries purchases, installs and/or maintains assets on behalf of another Person, which are subject to reimbursement to Parent or any of its Restricted Subsidiaries and transfer to such Person at the end of a specified period of time.

“Same Day Funds” means immediately available funds.

“Sanction” or “Sanctions” means (a) any international economic sanction, administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other applicable sanctions authority and (b) any applicable requirement of Law relating to terrorism or money laundering.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit I-2 hereto (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Senior Notes” means (a) $400 million in an aggregate principal amount of the Borrowers’ 5.250% senior unsecured notes due 2022 and (b) $400 million in an aggregate principal amount of the Borrowers’ 5.625% senior unsecured notes due 2024.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of January 31, 2014, between the Borrowers as issuers, Deutsche Bank Trust Company Americas, as trustee, and the other entities from time to time party thereto, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“Separation” means the disposition of all of the Capital Stock of Parent held by CBS Corporation and its applicable Subsidiaries in one or a series of transactions, including by way of the IPO and by way of a tax-free split-off or tax-free spin-off, pursuant to which CBS Corporation will (a) offer its stockholders the option to exchange their shares of CBS Corporation’s common stock for shares of Parent’s common stock in an exchange offering or exchange offerings and/or (b) distribute Parent common stock held by

CBS Corporation on a pro rata basis to CBS Corporation’s shareholders whose CBS Corporation common stock remains outstanding after any exchanges are consummated.

“Similar Business” means any business conducted or proposed to be conducted by Parent and its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, complimentary, incidental or ancillary thereto.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities; (c) such Person has not incurred debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.06(g).

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation (as “Restricted” or “Unrestricted”), merger, amalgamation, consolidation, Incremental Term Loan or Revolving Commitment Increase or any other transaction that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Standalone Letter of Credit Facility” means any bi-lateral letter of credit facility provided by a Lender or an Affiliate of a Lender for the benefit of Parent and/or its Subsidiaries, as may be amended, restated, amended and restated, refinanced or replaced from time to time.

“Subordinated Indebtedness” means:

(a) any Indebtedness of a Borrower which is by its terms subordinated in right of payment to the Obligations; and

(b) any Indebtedness of a Guarantor which is by its terms subordinated in right of payment to the Guaranty of such Guarantor.

“Subsidiary” means, with respect to any Person:

(a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(b) any partnership, joint venture, limited liability company or similar entity of which

(A) more than 50% of the voting interests or general partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(B) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 7.03(d).

“Survey” means a survey of any Real Property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Real Property is located, (ii) dated (or redated) not earlier than six (6) months prior to the date of delivery thereof unless there shall have occurred within six (6) months prior to such date of delivery any material change to such Real Property, improvements or any easement, right of way or other interest in the Real Property has been granted or become effective through operation of law or otherwise with respect to such Real Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than thirty (30) days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the subject Real Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the title company, (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey including a survey endorsement, and (v) sufficient for the title company to issue a Title Policy, or (b) otherwise reasonably acceptable to the Collateral Agent.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1 a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate swaps and options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means Morgan Stanley, in its capacity as provider of Swing Line Loans or any successor or additional swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto.

“Swing Line Note” means a promissory note of the Borrowers payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $100 million and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Tax Group” has the meaning specified in Section 7.05(l).

“Taxes” means any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrowers pursuant to Section 2.01 (a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Term Commitments is $800 million.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means a Loan made pursuant to Section 2.01(a).

“Term Loan Standstill Period” has the meaning set forth in Section 8.01(b).

“Term Extension Offers” has the meaning specified in Section 2.16(a).

“Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of Parent then last ended.

“Threshold Amount” means $50 million (or the equivalent thereof in any foreign currency).

“Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid mortgage Lien (subject only to Permitted Liens) on the mortgaged property and fixtures described therein in the amount equal to no more than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Collateral Agent which shall (a) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent; (b) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount); (c) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions); provided that, where the cost of a zoning endorsement is excessive in light of nature of the transaction the Administrative Agent shall reasonably consider Parent’s requests to waive such zoning endorsement and to provide a zoning opinion, report or other letter in form and substance reasonably satisfactory to the Administrative Agent; and (d) affirmatively insure against loss arising out from or contain no exceptions to title other than Liens permitted hereunder.

“Total Assets” means total assets of Parent and its Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of Parent and its Restricted Subsidiaries delivered pursuant to Section 6.01 as may be expressly stated without giving effect to any amortization of the amount of intangible assets since the Closing Date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.08.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transactions” means a collective reference to (a) Borrowers’ entry into the Facilities documented hereunder, (b) the Separation, (c) the REIT Election, (d) the IPO, (e) the issuance of the Senior Notes and (f) the Transfers. For the avoidance of doubt, the Transactions shall not include the Purging Distribution.

“Transfers” means a collective reference to the Debt Proceeds Transfers and the IPO Proceeds Transfers.

“Treasury Services Agreement” means (a) any agreement between any Loan Party and any Hedge Bank relating to commercial credit or debit card, merchant card, or purchasing card programs (including non-card e-payables services), or treasury, depository, or cash management services (including automatic clearing house transfer of funds, overdraft, controlled disbursement, electronic funds transfer, lockbox, stop payment, return item and wire transfer services) and (b) any Designated Standalone Letter of Credit Facility.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“U.S. Lender” means any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d).

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c).

“Unrestricted Subsidiary” means:

(a) any Subsidiary of Parent which at the time of determination is an Unrestricted Subsidiary (as designated by Parent, pursuant to Section 6.14); and

(b) any Subsidiary of an Unrestricted Subsidiary.

As of the Closing Date, all of Parent’s Subsidiaries are Restricted Subsidiaries.

“USA Patriot Act” has the meaning specified in Section 5.15.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or equivalent body) or other governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (b) the sum of all such payments; provided, that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any amortization or prepayments made on such Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In

Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The words “herein,” “hereto,” “hereof” and “hereunder “and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)          Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)          The term “including” is by way of example and not limitation.

(e)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including; “the words “to” and “until” each mean “to but excluding; “and the word “through” means “to and including.”

(g)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03.        Accounting Terms; GAAP.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP, except as otherwise specifically prescribed herein.

(b)          Notwithstanding anything to the contrary herein, for purposes of this Agreement (including in determining compliance with any test or covenant contained herein) with respect to (i) any Test Period during which any Specified Transaction occurs, the applicable Ratio shall be calculated with respect to such Test Period and such Specified Transaction on a Pro Forma Basis and (ii) any Test Period with respect to which testing is based on a Specified Transaction happening after the end of such Test Period, the applicable Ratio shall be calculated as if such Specified Transaction had taken place on the first day of such Test Period.

(c)          If Parent notifies the Administrative Agent that Parent wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or in the application thereof) occurring after the Closing Date on the operation of such provision (or if the Administrative Agent notifies Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the compliance of Parent and its Subsidiaries with such provision shall be determined on the basis of

GAAP as in effect (and as applied) immediately before the relevant change became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to Parent and the Required Lenders. Until such notice is withdrawn or the relevant provision is so amended, Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement setting forth a reconciliation between calculations made with respect to the relevant provision before and after giving effect to such change in GAAP. Notwithstanding any other provision of this Agreement, in no event shall a lease obligation that does not or would not constitute a Capitalized Lease Obligation under GAAP as in effect on the date hereof be treated as a Capitalized Lease Obligation for any purpose hereof.

Section 1.04.        Rounding.

Any financial ratios required to be maintained by Parent pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05.        References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06.        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07.        Timing of Payment of Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08.        Pro Forma and Other Calculations.

(a)          Notwithstanding anything to the contrary herein, financial ratios and tests, including the Ratios, shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.08, when calculating any Ratio for purposes of (i) the definition of “Applicable Rate” and (ii) Section 7.09 (other than for the purpose of determining Pro Forma Compliance with Section 7.09), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)          In the event that Parent or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or

Preferred Stock subsequent to the Test Period for which any Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the applicable Ratio is made (the “Ratio Calculation Date”), then the applicable Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred on the last day of the applicable Test Period; provided, however, that, for purposes of any pro forma calculation of the Consolidated Total Leverage Ratio on such determination date pursuant to the provisions described in Section 7.02(a), the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described under Section 7.02(b).

(c)          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (as determined in accordance with GAAP), in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that Parent, or any of its Restricted Subsidiaries has determined to make and/or made during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP (except as set forth in the last sentence of clause (d) below) assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom, subject to any limitations set forth in clause (a)(J) of the definition thereof, to the extent applicable) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged with or into Parent or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Investment, acquisition, disposition, merger, amalgamation and consolidation, in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that would have required adjustment pursuant to this Section 1.08, then the applicable Ratio shall be calculated giving pro forma effect thereto for such Test Period as if such Investment, acquisition, disposition, merger and consolidation had occurred at the beginning of the applicable Test Period.

(d)          For purposes of making the computation referred to above, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of Parent as set forth in an officer’s certificate, to reflect reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within eighteen (18) months after the date of any acquisition, amalgamation or merger (subject to any limitations set forth in clause (a)(J) of the definition of Consolidated EBITDA, to the extent applicable); provided, that no such amounts shall be included pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA with respect to such period.

(e)          For purposes of calculation of any Ratio, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve (12) month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable Test Period.

Section 1.09.        Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any

Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II
The Commitments and Credit Extensions

Section 2.01.        The Loans.

(a)          The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrowers on a pro rata basis on the Closing Date, Loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Term Lender’s Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)          The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrowers from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day until the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment; and provided, further, that on the Closing Date, any Revolving Credit Borrowings shall be limited to not more than $50 million solely to fund Closing Date Transaction Expenses and other expenses relating to the Transactions. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02.        Borrowings, Conversions and Continuations of Loans.

(a)          Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Parent’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 2:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by Parent pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Parent. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $5 million, or a whole multiple of $1 million, in excess thereof. Except as provided in Section 2.03(c), 2.04(c), 2.14(a) or the last sentence of this paragraph, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1 million or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Parent is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Parent fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Parent requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)          Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by Parent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by Parent; provided, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by Parent, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrower as provided above.

(c)          Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d)          The Administrative Agent shall promptly notify Parent and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Parent and the Lenders of any change in the Morgan Stanley base rate used in determining the Base Rate promptly following the public announcement of such change.

(e)          After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect.

(f)           The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03.        Letters of Credit.

(a)          The Letter of Credit Commitment. (i) Subject to Section 4.02 and all of the other terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date to the date that is thirty (30) days prior to the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars, or in the sole discretion of such L/C Issuer in an Alternative Currency, for the account of a Borrower (provided, that any Letter of Credit may be for the benefit of Parent or any Subsidiary of Parent) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided, that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the Outstanding Amount of L/C Obligations in respect of Letters of Credit denominated in an Alternative Currency would exceed $25 million. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(i)           An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)         subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(C)         the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(D)         the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E)         except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a standby Letter of Credit;

(F)         the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(G)         the Letter of Credit is to be denominated in a currency other than Dollars;

(H)         any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with Parent or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(I)           (I) after giving effect to such issuance, (1) the aggregate face amount of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment or (2) the Outstanding Amount of L/C Obligations in respect of Letters of Credit denominated in any Alternative Currency would exceed $25 million in the aggregate.

(ii)          An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iii)         Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)          Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Subject to Section 4.02, each Letter of Credit shall be issued or amended, as the case may be, upon the request of Parent delivered to an L/C Issuer during the period specified in Section 2.03(a) (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Parent. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 2:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; and (e) such other matters as the relevant L/C Issuer may reasonably request (which may include the form of the requested Letter of Credit). In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. Additionally, Parent shall furnish to each L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(i)           Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Parent and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to (regardless of whether the conditions set forth in Section 4.02 have been satisfied), purchase from the relevant L/C Issuer without recourse or warranty a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(ii)          If Parent so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Once an Auto-Extension Letter of Credit has been issued, unless otherwise directed by the relevant L/C Issuer, Parent shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or Parent that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iii)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to Parent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly Parent and the Administrative Agent thereof. Not later than 2:00 p.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit with notice to Parent (each such date, an “Honor Date”), the Borrowers shall reimburse, on a joint and several basis, such L/C Issuer through the Administrative Agent (or directly to such L/C Issuer with a written notice to the Administrative Agent) in an amount equal to the amount of such drawing in (x) with respect to any Letter of Credit issued in Dollars, in Dollars or (y) with respect to any Letter of Credit issued in an Alternative Currency, in such Alternative Currency (or if requested by the applicable L/C Issuer, the Dollar Equivalent thereof in Dollars). If the Borrowers fail to so reimburse such L/C Issuer by such time, the L/C Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, Parent shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Revolving Credit Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(i)           Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available in Dollars (which in the case of any Letters of Credit denominated in an Alternative Currency shall be based on the Dollar Equivalent of the Unreimbursed Amount thereof) (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 4:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(ii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iii)         Until a Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(iv)         Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (D) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing, including without limitation, any of the events specified in Section 2.03(e); provided, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Parent of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse, on a joint and several basis, the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(v)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)          Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(i)          If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)         the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)        any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)        any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)         any amendment or waiver of or any consent to departure from all or any of the provisions of the Loan Documents;

(vi)        any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent, the Borrowers or any of their Subsidiaries; or

(vii)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party.

Parent shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Parent’s instructions or other irregularity, Parent will immediately notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuers. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than all documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Related Parties nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Related Parties, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of all documents specified in the Letter of Credit strictly complying with the terms and conditions of a Letter of Credit, in each case, as determined in a final judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Notwithstanding anything to the contrary contained in this Section 2.03(f), the Borrowers shall retain any and all rights it may have against any L/C Issuer for any liability arising out of the bad faith, gross negligence or willful misconduct of such L/C Issuer, as determined by a final judgment of a court of competent jurisdiction.

(g)          Cash Collateral. (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn (and arrangements that are reasonably satisfactory to the applicable L/C Issuer have not otherwise been made), (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrowers to Cash Collateralize, on a joint and several basis, the L/C Obligations pursuant to Section 8.02, (iv) if, after the issuance of any Letter of Credit, any Lender becomes a Defaulting Lender or (v) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrowers shall Cash Collateralize the then Outstanding Amount of (A) the applicable L/C Borrowing, in the case of the preceding clause (i), (B) all L/C Obligations, in the case of the preceding clauses (ii), (iii) and (v), or (C) such L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender that has not been re-allocated to Non-Defaulting Lenders in accordance with Section 2.17(a) in the case of the preceding clause (iv), and shall do so not later than 4:00 p.m., on (x) in the case of the immediately preceding clauses (i) through (iv), (1) the Business Day that Parent receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that Parent receives such notice and (y) in the case of the immediately preceding clause (v), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances equal to 103.0% of the then-available face amount of such L/C Obligations (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay, on a joint and several basis, to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers.

(h)          Letter of Credit Fees. The Borrowers shall pay, on a joint and several basis, to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit outstanding pursuant to this Agreement equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such Letter of Credit fees shall be due and payable in arrears in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)          (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay, on a joint and several basis, directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to the applicable Borrower or

Subsidiary equal to 0.125% of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such fronting fees shall be due and payable in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay, on a joint and several basis, directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to a Borrower or a Subsidiary thereof the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j)           Conflict with Issuer Documents. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)          Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrowers, the Administrative Agent and such Revolving Credit Lender and such agreement shall specify such additional L/C Issuer’s L/C Commitment. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l)           Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and Parent when a Letter of Credit is issued, the rules of the ISP (or if expressly agreed by the applicable L/C Issuer and Parent, the UCP) and, as to all matters not covered thereby, the laws of the State of New York shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to either Borrower (or any other Person) for, and such L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(m)         Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Parent or a Subsidiary thereof other than the Borrowers, the Borrowers shall be obligated to reimburse, on a joint and several basis, the L/C Issuers hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Parent or any such Subsidiary inures to the benefit of each Borrower, and that each Borrower’s business derives substantial benefits from the businesses of Parent and such Subsidiaries.

(n)          Reporting of Letter of Credit Information. At any time that any Revolving Credit Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of part (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including any auto-renewal or termination of auto-renewal provisions in such Letter of Credit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of either Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.

(o)          Deemed Issuance. Subject to the terms, conditions and limitations set forth in this Section 2.03, Parent may designate letters of credit not otherwise constituting Letters of Credit hereunder issued by any L/C Issuer to be Letters of Credit hereunder by written notice to the applicable L/C Issuer and the Administrative Agent. Following such designation, such letter of credit shall be deemed to be a Letter of Credit hereunder for all purposes and any fees relating to such letter of credit shall be payable as set forth herein (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit).

Section 2.04.        Swing Line Loans.

(a)          The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans to the Borrowers (each such loan, a “Swing Line Loan”) from time to time on any Business Day (other than the Closing Date) until the Maturity Date for the Revolving Credit Facility in an aggregate amount not to exceed at any time the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided, that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; provided, further, that the Swing Line Lender shall be under no obligation to make Swing Line Loans at any time if any Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s participation in the Swing Line Loan would be reallocated, in full, to Non-Defaulting Lenders in accordance with Section 2.17(a). Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)          Borrowing Procedures. Each Swing Line Borrowing shall be made upon Parent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the relevant Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Parent. Promptly after receipt by the relevant Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to the funding of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the relevant Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers.

(c)          Refinancing of Swing Line Loans. (A) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The relevant Swing Line Lender shall furnish Parent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 4:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(i)          If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with this Section 2.04(c)(i), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to this Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(ii)         If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(iii)        Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)          Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(i)          If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender.

(e)          Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, Eurodollar Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)           Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05.        Prepayments.

(a)          Optional. (i) Borrowers may, upon notice to the Administrative Agent, at any time or from time to time elect to voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as provided in clause (iii) below); provided, that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5 million or a whole multiple of $1 million in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class (or Classes) and Type (or Types) of Loans and the order of Borrowing

(or Borrowings) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Parent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that Parent may rescind any notice of prepayment under this Section 2.05(a) if such prepayment would have resulted from a refinancing or other repayment of all of the Facility or other transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a)(i), Parent may in its sole discretion select the Borrowing or Borrowings to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(i)          Parent may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, elect to voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Parent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(ii)         In the event that, on or prior to the date that is six (6) months following the Amendment No. 2 Effective Date, the Borrowers (x) make any prepayment of Term Loans in connection with any Repricing Transaction, or (y) effect any amendment of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay, on a joint and several basis, to the Administrative Agent, for the ratable account of each Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the Term Loans outstanding immediately prior to such amendment that have been repriced (in each case, the “Prepayment Premium”).

(b)          Mandatory.

(i)          If (1) Parent or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.04 (excluding dispositions permitted by Section 7.04(s) and (v)) or (2) any Casualty Event occurs, that results in the realization or receipt by Parent or such Restricted Subsidiary of Net Proceeds in excess of $10 million, the Borrowers shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by Parent, such Borrower or Restricted Subsidiary of such Net Proceeds an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received; provided, that if at the time that any such prepayment would be required, the Borrowers (or any Restricted Subsidiary) are required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Pari Passu Secured Refinancing Debt (or any Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers (or any Restricted Subsidiary)

may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.05(b)(i) with respect to such portion of such Net Proceeds that Parent or the relevant Restricted Subsidiary shall have reinvested or entered into a binding commitment to reinvest or otherwise determined to reinvest (as set forth in a notice from Parent to the Administrative Agent to be delivered on or prior to the date which is ten (10) Business Days after the date of receipt of the applicable Net Proceeds), in each case in accordance with the definition of “Net Proceeds” and within the timeframe contemplated thereby.

(ii)         If any Loan Party or any Restricted Subsidiary of a Loan Party incurs or issues any Indebtedness after the Closing Date (other than, in the case of Parent or any Restricted Subsidiary, Indebtedness not prohibited under Section 7.02), including Credit Agreement Refinancing Indebtedness, the Borrowers shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by such Loan Party or Restricted Subsidiary of such Net Proceeds.

(iii)        If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrowers shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

(iv)        Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be paid to the Lenders in accordance with their respective Pro Rata Shares (provided, that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class (or Classes) of Refinanced Debt), subject to clause (v) of this Section 2.05(b).

(v)         Parent shall notify the Administrative Agent in writing of any mandatory prepayment of Loans (and/or Cash Collateralization of L/C Obligations) required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) promptly, and in no event more than three (3) Business Days, following the event giving rise to such mandatory prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of Parent’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Parent no later than 5:00 p.m. one (1) Business Day prior to the proposed date of such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining thereafter may be retained by the Borrowers and/or applied for any purpose not otherwise prohibited by this Agreement.

(vi)        Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, each Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from Parent or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(vii)       Foreign Subsidiaries. Notwithstanding any other provisions of this Section 2.06, mandatory prepayments as a result of Section 2.14(b)(i) of, or in respect of, a Foreign Subsidiary (i) may be retained by the applicable Foreign Subsidiary to the extent the making of any such mandatory prepayment from the Net Proceeds of any Disposition of any property or assets referred to in Section 2.14(b)(i) received by any Foreign Subsidiary would give rise to a materially adverse tax consequence as reasonably determined in good faith by the Borrowers (taking into account any foreign tax credit or benefit received in connection with such repatriation and after the Borrowers and the applicable Foreign Subsidiary have used commercially reasonable efforts to mitigate such materially adverse tax consequence in order to make such prepayments) and may be retained by the applicable Foreign Subsidiary so long as such material adverse tax consequence continues to exist; provided that (A) on or before the date on which such amounts so retained would otherwise have been required to be applied to reinvestments or prepayments, the Borrowers shall apply an amount equal to such Net Proceeds of any such Disposition of any property or assets referred to in Section 2.14(b)(i) as if such Net Proceeds of any such Disposition of any property or assets referred to in Section 2.14(b)(i) had been received by the Borrowers rather than such Foreign Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Net Proceeds of any such Disposition of any property or assets referred to in Section 2.14(b)(i) had been repatriated (or, if less, the Net Proceeds of any such Disposition of any property or assets referred to in Section 2.14(b)(i) that would have been payable if received by such Foreign Subsidiary) or (B) such Net Proceeds of any such Disposition of any property or assets referred to in Section 2.14(b)(i) shall be applied to prepay any Indebtedness of a Foreign Subsidiary permitted to be prepaid by the Credit Agreement or reinvested in the business of Parent or any of its Subsidiaries; provided further that if an Event of Default is then continuing, no prepayment of any such Indebtedness (other than any prepayment required by the terms of such Indebtedness) or reinvestments shall be permitted and (ii) may be retained if prohibited under applicable local law (as reasonably determined by the Borrowers); provided that such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts to take such actions required by the applicable local law to permit such repatriation), and once such repatriation is permitted under the applicable local law, such repatriation shall be promptly effected.

Section 2.06.        Termination or Reduction of Commitments.

(a)          Optional. Parent may, upon notice to the Administrative Agent, elect to terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided, that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5 million or any whole multiple of $1 million in excess thereof and (iii) Parent shall not elect to terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings under the Revolving Credit Facility would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b)          Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 10.13). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07.        Repayment of Loans.

(a)          Term Loans. The Borrowers shall repay, on a joint and several basis, to the Administrative Agent for the ratable account of the Term Lenders on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date.

(b)          Revolving Credit Loans. The Borrowers shall repay, on a joint and several basis, to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of the Borrowers’ Revolving Credit Loans outstanding on such date.

(c)          Swing Line Loans. The Borrowers shall repay, on a joint and several basis, the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

Section 2.08.        Interest.

(a)          Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b)           (i)          If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)         If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09.        Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a)          Commitment Fee. The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on the Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee.

(b)          Other Fees. The Borrowers shall pay, on a joint and several basis, to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Parent and the applicable Agent).

Section 2.10.        Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of three hundred and sixty five (365) or three hundred and sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11.        Evidence of Indebtedness.

(a)          The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)          In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12.        Payments Generally.

(a)          All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)           (i)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to either Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to applicable Borrower the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by either Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)         Unless the Administrative Agent shall have received notice from Parent prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuers, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the

Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Parent with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(d)          If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)          The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 10.04(c).

(f)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)          Except as otherwise provided herein, whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13.        Sharing of Payments.

Subject to Section 2.05(b)(v), if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the

Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:

(i)          if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)         the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrowers or any of their respective Subsidiaries (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14.        Incremental Credit Extensions.

(a)          Parent may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments of any Facility (each such increase, a “Revolving Commitment Increase”); provided, that upon the effectiveness of any Incremental Amendment referred to below and at the time that any such Incremental Term Loan is made (and after giving effect thereto), (i) no Default or Event of Default shall exist and (ii) Parent shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50 million (provided, that such amount may be less than $50 million if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases (other than, for the avoidance of doubt, those established in respect of Extended Term Loans or Extended Revolving Credit Commitments pursuant to Section 2.16) shall not exceed the Maximum Incremental Facilities Amount.

(b)          Any Revolving Commitment Increase shall be on the same terms and pursuant to the same documentation applicable to the Revolving Credit Facility (including the maturity date in respect thereof but excluding up-front commitment or similar fees); provided, the Applicable Rate with respect to the Revolving Credit Facility may be increased if necessary to be consistent with that required by the lenders providing the Revolving Commitment Increase. The Incremental Term Loans (a) shall rank pari passu or junior in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Maturity Date with respect to the Term Loans, (c) shall not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Term Loans, (d) shall be entitled to share in mandatory and voluntary prepayments on a ratable (or less than ratable, but in no event greater than ratable) basis with the Term Loans, and (e) shall bear interest at rates and be entitled to upfront fees as shall be determined by Parent and the applicable new Lenders; provided, however, that if the All-In Yield for Incremental Term Loans that are incurred under this Section 2.14 on a date that is prior to the twelve (12) month anniversary of the Amendment No. 2 Effective Date, shall exceed the All-In Yield with respect to the Term Loans by more than 50 basis points, then the interest rate margins applicable to the Term Loans shall be increased so that such excess shall be only 50 basis points. The Incremental Term Loans shall otherwise be on terms and pursuant to documentation to be determined by Parent; provided that, to the extent such terms and documentation are not consistent with the Term Loans (except to the extent permitted by clauses (a) through (e) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loan or Revolving Commitment Increase, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Term Loans) and subject to clauses (b) and (c) above, the amortization schedule (if any) applicable to the Incremental Term Loans shall be determined by Parent and the lenders thereof.

(c)          Each notice from Parent pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided, that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.06(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment shall, without the consent of the Agents or the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Parent to effect the provisions of this Section 2.14, including without limitation to incorporate the applicable lenders in respect of Incremental Term Loans as “Lenders”, and the Incremental Term Loans as “Loans” and/or “Term Loans”, for all applicable purposes hereunder, including the definition of Required Lenders and to establish any tranche of Incremental Term Loans as an independent Class or Facility, as applicable. The effectiveness of any Incremental Amendment shall be subject to such further conditions as Parent and the applicable Lenders and Additional Lenders shall agree. The Borrowers may use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees.

(d)          Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed (in the case of an increase to the Revolving Credit Facility only), a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans under the applicable Facility made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any reasonable and documented out-of-pocket costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e)          Notwithstanding anything to the contrary in this Section 2.14 or in Article IV or otherwise in this Agreement, so long as no Event of Default has occurred pursuant to Section 8.01(a) or (f), the lenders providing any Incremental Term Loans in connection with a Permitted Acquisition may agree to modify the conditionality with respect to such Incremental Term Loans such that the Permitted Acquisition may be consummated on a “certain funds” basis.

(f)           The effectiveness of any Incremental Amendment shall be subject to, if requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate, including to reflect any Incremental Term Loans provided on a “certain funds” basis), (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Term Loans or Revolving Commitment Increase is provided with the benefit of the applicable Loan Documents and (iii) subject to Section 2.14(e), a certificate of a Responsible Officer certifying that the representations and warranties contained in Article V and the other Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the effective date of such Incremental Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date.

(g)          This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15.        Refinancing Amendments.

(a)          On one or more occasions after the Closing Date, the Borrowers may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement, in the form of

Other Term Loans or Other Term Loan Commitments, pursuant to a Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (which, for the avoidance of doubt, shall not require compliance with Section 7.09 for any incurrence of Other Term Loans) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(b)          Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) $50 million or (y) an integral multiple of $5 million in excess thereof, unless the Administrative Agent shall otherwise agree in its discretion.

(c)          Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto, including without limitation to incorporate the applicable lenders in respect of Other Term Loans as “Lenders”, and the Other Term Loans as “Loans” and/or “Term Loans”, for all applicable purposes hereunder, including the definition of Required Lenders and to establish any tranche of Other Term Loans an independent Class or Facility, as applicable, and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Parent, to effect the provisions of this Section 2.15, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment, which shall not, for the avoidance of doubt be subject to Section 10.01.

Section 2.16.        Extension Offers.

(a)          Pursuant to one or more offers made from time to time by Parent to all Term Lenders of a particular Class by notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Term Loans of such Class) and on the same terms (“Term Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Term Lenders from time to time to extend the maturity date of such Lender’s Term Loans and to otherwise modify the terms of such Lender’s Term Loans pursuant to the terms of the relevant Term Extension Offer (including increasing the interest rate or fees payable in respect of such Lender’s Term Loans and/or modifying the amortization schedule (if any) in respect of such Lender’s Term Loans). Pursuant to one or more offers made from time to time by Parent to all Revolving Credit Lenders by notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Revolving Credit Commitments) and on the same terms (“Revolving Extension Offers” and, together with Term Extension Offers, “Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Revolving Credit Lenders from time to time to extend the maturity date of such Lender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments pursuant to the terms of the relevant Revolving Extension Offer (including increasing the interest rate or fees payable in respect of such Lender’s Revolving Credit Commitments). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentences shall mean, (i) when comparing Term Extension Offers, that the Term Loans are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same and (ii) when comparing Revolving Extension Offers, that the Revolving Credit Commitments are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same. Any such extension (an

“Extension”) agreed to between Parent and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan (provided, that, for the avoidance of doubt, the implementation of an Incremental Term Loan to establish an Extended Term Loan shall not count as an Incremental Term Loan for purposes of calculating the Maximum Incremental Facilities Amount) for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or a Revolving Commitment Increase (provided, that, for the avoidance of doubt, such Revolving Commitment Increase shall not count for purposes of calculating the Maximum Incremental Facilities Amount) for such Lender (if such Lender is extending an existing Revolving Credit Commitment (such extended Revolving Credit Commitment, an “Extended Revolving Credit Commitment”)).

(b)          The Borrowers and each Extending Lender shall execute and deliver to the Administrative Agent a Loan Extension Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Credit Commitments of such Extending Lender. Each Loan Extension Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Credit Commitments; provided, that (i) except as to interest rates, fees, amortization, final maturity date, collateral arrangements and voluntary and mandatory prepayment arrangements (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by Parent and set forth in the Extension Offer), the Extended Term Loans shall have (x) the same terms as the Term Loans, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Maturity Date for the Term Loans, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans and (iv) except as to interest rates, fees, final maturity, collateral arrangements and voluntary and mandatory prepayment arrangements, any Extended Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon the effectiveness of any Loan Extension Agreement, this Agreement shall be amended to the extent necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Credit Commitments evidenced thereby and other changes necessary to preserve the intent of this Agreement without the consent of any other Lender and without regard to Section 10.01, including without limitation to incorporate the Extending Lenders as “Lenders”, and the Extended Term Loans and Extended Revolving Credit Commitments as “Loans” and/or “Term Loans” and/or Commitments, for all applicable purposes hereunder, including the definition of Required Lenders and to establish any tranche of Extended Term Loans or Extended Revolving Credit Commitments as an independent Class or Facility, as applicable. Any such deemed amendment may, at Parent or the Administrative Agent’s request, be memorialized in writing by the Administrative Agent and Parent and furnished to the other parties hereto.

(c)          Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment. For the avoidance of doubt, the commitments and obligations of any Swing Line Lender or L/C Issuer can only be extended pursuant to an Extension or otherwise with such Person’s consent.

(d)          Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including this Section 2.16), (i) no Extended Term Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or any minimum increment; provided, that the aggregate amount of Extended Term Loans or Extended Revolving Credit Commitment for any new Class of Term Loans or Revolving Credit Commitments made in connection with any Extension Offer shall be at least $50 million, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Credit Commitment pursuant to one or more Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or

Extended Revolving Credit Commitment), (iii) there shall be no condition to any Extension of any Loan or Revolving Credit Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Credit Commitment implemented thereby, (iv) the interest rate limitations referred to in the proviso to clause (e) of Section 2.14(b) shall not be implicated by any Extension and (v) all Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

(e)          Each extension shall be consummated pursuant to procedures set forth in the associated Extension Offer; provided, that the Borrowers shall cooperate with the Administrative Agent prior to making any Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including timing, rounding and other adjustments.

Section 2.17.        Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b)          Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.07 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with the procedures satisfactory to each L/C Issuer in its sole discretion; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with the procedures satisfactory to each L/C Issuer in its sole discretion; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.17(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)          Certain Fees.

(i)          No Defaulting Lender shall be entitled to receive any fees in connection with Section 2.09 of this Agreement for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)         Each Defaulting Lender shall be entitled to receive fees in connection with any Letter of Credit pursuant to Section 2.03(h) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(iii)        With respect to any fees in connection with any Letter of Credit pursuant to Section 2.03(h) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(d)          Reallocation of Participations to Reduce Fronting Exposure. All or any part of a Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless Parent shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)          Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.17(a) cannot, or can only partially, be effected, the Borrowers shall, on a joint and several basis and without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures satisfactory to each L/C Issuer in its sole discretion.

(f)           Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swing Line Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.17(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)          New Swing Line Loans/Letters of Credit. Notwithstanding anything in this Agreement to the contrary, so long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III
Taxes, Increased Costs Protection and Illegality

Section 3.01.        Taxes.

(a)          Any and all payments by any Loan Party to or for the account of any Recipient under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Law. If any Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall be entitled to make such deductions, (ii) the applicable Withholding Agent shall pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable Laws, (iii) as soon as practicable after the date of such payment, Parent shall furnish to the Administrative Agent the original or a copy of a receipt evidencing payment thereof, a copy of the tax return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, and (iv) if the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01(a)), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made.

(b)          In addition, the Borrowers and Guarantors agree to pay any and all present or future stamp, court or documentary, intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed as a result of an assignment by a Lender (other than an assignment made pursuant to Section 10.13) that are Other Connection Taxes (hereinafter referred to as “Other Taxes”).

(c)          Each Borrower and each Guarantor agrees to indemnify each Recipient, within ten (10) days after written demand therefor, for (i) the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01) payable by such Recipient, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered to the Borrowers by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)          Status of Lenders. Each Lender shall, at such times as are reasonably requested by Parent or the Administrative Agent, provide Parent and the Administrative Agent with such properly completed and executed documentation prescribed by any Laws or reasonably requested by Parent or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in the rate of, any applicable withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, any Lender, if reasonably requested by Parent or the Administrative Agent, shall deliver such other documentation prescribed by any Laws or reasonably requested by Parent or the Administrative Agent as will enable the Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever any such documentation (including any specific documentation required below in this Section 3.01(d)) becomes obsolete, expired or inaccurate in any respect, deliver promptly to Parent and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Parent or the Administrative Agent) or promptly notify Parent and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(1)          Each U.S. Lender shall deliver to Parent and the Administrative Agent on or before the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent) two (2) properly completed and duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(2)          Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by Parent or Administrative Agent) on or before the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent) whichever of the following is applicable:

(A)         two (2) properly completed and duly executed originals of IRS Form W-8BEN (or any successor form) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B)         two (2) properly completed and duly executed originals of IRS Form W-8ECI (or any successor form),

(C)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two (2) properly completed and duly executed certificates substantially in the form of Exhibit J-1 (any such certificate, a “United States Tax Compliance Certificate”) and (B) two (2) properly completed and duly executed originals of IRS Form W-8BEN (or any successor form), or

(D)         to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two (2) properly completed and duly executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, United States Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, IRS Form W-8IMY (or any successor form) and/or any other required information, certification or documentation from each beneficial owner, as applicable (provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a United States Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of such direct or indirect partner (or partners));

(3)          Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by Parent or the Administrative Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent), two (2) properly completed and duly executed originals of any other form prescribed by applicable Laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable Law (including the Treasury Regulations) to permit any Loan Party or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Parent or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent or the Administrative Agent as may be necessary for any Loan Party and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. For purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any intergovernmental agreement or similar agreement intended to facilitate compliance with, or otherwise related to FATCA.

(e)          Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts in the future and would not, in the sole good faith determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(f)           If any Recipient determines, in its sole discretion exercised in good faith that it has received a refund in respect of any Taxes as to which indemnification or additional amounts have been paid to it pursuant to this Section 3.01, it shall promptly remit to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Recipient (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such indemnifying party, upon the request of such Recipient, agrees to promptly repay to such Recipient the amount paid over to it pursuant to the above provisions of this Section 3.01(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), in the event such Recipient is required to repay such refund to the relevant Governmental Authority. This Section 3.01(f) shall not be construed to require any Lender or Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g)          For all purposes of the Code, from and after the Amendment No. 2 Effective Date, the Borrowers, the Lenders and the Administrative Agent agree to treat the Term Loans as newly issued loans.

(h)          For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any Swing Line Lender and any L/C Issuer.

Section 3.02.        Illegality.

If any Lender determines in good faith in its reasonable discretion that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Parent through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay, on a joint and several basis, accrued interest on the amount so prepaid or converted.

Section 3.03.        Inability to Determine Rates.

If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify Parent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Parent may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a committed Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04.        Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or any L/C Issuer;

(ii)         subject any Lender or any L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for (i) Indemnified Taxes indemnifiable under Section 3.01 and (ii) Excluded Taxes); or

(iii)        impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay, on a joint and several basis, to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered, to the extent such compensation is sought from similarly situated borrowers.

(b)          Capital Requirements. If any Lender or any L/C Issuer determines in good faith in its reasonable discretion that any Change in Law affecting such Lender or any L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy or liquidity), then, to the extent such compensation is sought from similarly situated borrowers, the Borrowers, upon request of such Lender or such L/C Issuer, as the case may be, will pay, on a joint and several basis, to such Lender or such L/C Issuer such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section and delivered to Parent shall be conclusive absent manifest error. The Borrowers shall pay, on a joint and several basis, such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)          Reserves on Eurodollar Rate Loans. The Borrowers shall pay, on a joint and several basis, to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan; provided Parent shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

Section 3.05.        Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate, on a joint and several basis, such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan of any Borrower on a day other than the last day of the Interest Period for such Loan;

(b)          any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan of the Borrowers on the date or in the amount notified by Parent; or

(c)          any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Parent pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay, on a joint and several basis, any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.06.        Matters Applicable to All Requests for Compensation.

(a)          Except with respect to any requests for compensation or indemnification under Section 3.01 (requests for which shall be governed by Section 3.01(c)), any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to Parent setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)          Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to Section 3.01, 3.02, 3.03 or 3.04 shall not constitute a waiver of such Lender’s or any L/C Issuer’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies Parent of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, Parent may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurodollar Rate Loans, or, if applicable, to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)          If the obligation of any Lender to make or continue any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurodollar Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day (or days) of the then current Interest Period (or Interest Periods) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)          to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)         all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)          If any Lender gives notice to Parent (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day (or days) of the next succeeding Interest Period (or Interest Periods) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07.        Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agree to pay, on a joint and several basis, all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

Section 3.08.        Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, a Lender or L/C Issuer.

ARTICLE IV
Conditions Precedent to Credit Extensions

Section 4.01.        Conditions to the Initial Credit Extensions.

The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)           executed counterparts of this Agreement;

(ii)          an original Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)         a security agreement, in substantially the form of Exhibit F hereto (together with each security agreement supplement delivered pursuant to Section 6.11, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:

(A)         certificates and instruments representing the applicable Collateral referred to therein accompanied by undated stock powers or instruments of transfer executed in blank,

(B)         financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)         copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens),

(D)         a Perfection Certificate duly executed by each of the Loan Parties, and

(E)         a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to Section 6.11, in each case as amended or supplemented, the “Intellectual Property Security Agreement”), duly executed by each applicable Loan Party, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken.

(iv)        such certifications of resolutions or other action and incumbency certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(v)         such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed;

(vi)        a favorable opinion of (A) Wachtell, Lipton, Rosen & Katz and (B) Venable LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in a form reasonably satisfactory to the Administrative Agent and the Arrangers;

(vii)       a certificate signed by a Responsible Officer of Parent certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied;

(viii)      (A) the Audited Financial Statements; (B) the Quarterly Financial Statements; and (C) the Projections;

(ix)         a certificate attesting to the Solvency of Parent and its Subsidiaries on a consolidated basis after giving effect to the Closing Date Transactions, from Parent’s chief financial officer, substantially in the form of Exhibit K hereto;

(x)          a certificate attaching all material documentation relating to any Standalone Letter of Credit Facility that is or will be in effect on the Closing Date; and

(xi)         at least five (5) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Loan Parties reasonably requested by the Lenders at least ten (10) days prior to such date under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(b)          (i) all fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid; (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid and (iii) all reasonable fees, charges and disbursements of counsel to the Administrative Agent shall have been paid, to the extent invoiced;

the Arrangers shall be reasonably satisfied (i) that all necessary regulatory, governmental and corporate approvals and consents have been received and (ii) with the outstanding indebtedness of Parent and its subsidiaries, in each case, as of the Closing Date;

(c)          the Arrangers shall have received public ratings for the Facilities from each of S&P and Moody’s, and a public corporate credit rating and a public corporate family rating in respect of Parent and its Subsidiaries after giving effect to the Closing Date Transactions from each of S&P and Moody’s; and

(d)          since December 31, 2012, there has not occurred any event that has had or would reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each of the Lenders and the Administrative Agent that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02.        Conditions to All Credit Extensions after the Closing Date.

Following the Closing Date, the obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)          The representations and warranties of each Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects.

(b)          No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)          The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by Parent shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. Notwithstanding anything to the contrary in this Section 4.02 or in Section 2.14, so long as no Event of Default has occurred pursuant to Section 8.01(a) or (f), the lenders providing any Incremental Term Loans in connection with a Permitted Acquisition may agree to modify the conditionality with respect to such Incremental Term Loans such that the Permitted Acquisition may be consummated on a “certain funds” basis.

ARTICLE V
Representations and Warranties

Each Loan Party represents and warrants to the Agents and the Lenders that:

Section 5.01.        Existence, Qualification and Power; Compliance with Laws.

Each Loan Party (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (b)(i), (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02.        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Closing Date Transactions, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01) (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any material agreement to which such Person is a party; or (iii) violate any material Law; except with respect to any conflict, breach, violation or contravention referred to in clause (ii) or (iii), to the extent that such conflict, breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect.

Section 5.03.        Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Closing Date Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (or, with respect to consummation of the Transactions, will be duly obtained, taken, given or made and will be in full force and effect, in each case within the time period required to be so obtained, taken, given or made) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.04.        Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (a) Debtor Relief Laws and by general principles of equity, (b) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (c) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary).

Section 5.05.        Financial Statements; No Material Adverse Effect.

(a)          The Audited Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of Parent and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (i) except as otherwise expressly noted therein and (ii) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(b)          Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06.        Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transactions) that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07.        [Reserved]

Section 5.08.        Ownership of Property; Liens.

Each Loan Party and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) as set forth on Schedule 5.08, (ii) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (iii) Liens permitted by Section 7.01 and (iv) where the failure to so have would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09.        Environmental Compliance.

(a)          There are no claims, actions, suits, or proceedings against Parent or any of its Subsidiaries alleging liability or responsibility for violation of, or otherwise relating to, any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Except as specifically disclosed in Schedule 5.09(b) or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any Loan Party or any of its Subsidiaries at any other location.

(c)          The properties owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of; (ii) require remedial action under; or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(d)          All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(e)          Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties or any of their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

Section 5.10.        Taxes.

Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, each of the Loan Parties and each of their Subsidiaries has filed all Tax returns required to be filed, and has paid all Taxes required to be paid by it, that are due and payable, except those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been made in accordance with GAAP.

Section 5.11.        ERISA Compliance.

(a)          Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b)          (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)          The Foreign Plans of the Loan Parties and the Subsidiaries are in compliance with the requirements of any Law applicable in the jurisdiction in which the relevant Foreign Plan is maintained, in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12.        Subsidiaries; Equity Interests.

As of the Closing Date (after giving effect to any part of the Transactions that is consummated on or prior to the Closing Date), no Loan Party has any material Subsidiaries other than those disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except (a) those created under the Collateral Documents; and (b) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 10(a) and (b) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrowers and any Subsidiary thereof in each Subsidiary, including the percentage of such ownership.

Section 5.13.        Margin Regulations; Investment Company Act.

(a)          No Loan Party is engaged in, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB (“Margin Stock”)), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying Margin Stock or any purpose that violates Regulation U.

(b)          None of the Loan Parties or any of the Subsidiaries of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14.        Disclosure.

To the best of Parent’s knowledge, the reports, financial statements, certificates and other written information (other than as set forth below and other than information of a general economic or industry nature) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information and pro forma financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such financial information as it relates to future events is not to be viewed as fact and that such projections may vary from actual results and that such variances may be material.

Section 5.15.        OFAC and Patriot Act.

(a)          None of Parent, any of its Subsidiaries, or any of Parent’s or any of its Subsidiaries’ directors or officers, nor, to the knowledge of Parent or any of its Subsidiaries, any employees acting in his/her capacity as such of Parent or any of Parent’s Subsidiaries, is (i) the subject of Sanctions or controlled by someone who is the subject of Sanctions or (ii) in violation of any applicable requirement of Law relating to Sanctions.

(b)          None of Parent and its Subsidiaries is organized or resident in a country, region or territory that is the subject of Sanctions.

(c)          Parent and each of its Subsidiaries, and to Parent’s knowledge, Parent’s and Parent’s Subsidiaries’ employees is in compliance with the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”); anti-money laundering statutes; and Sanctions, and have instituted and maintain policies and procedures designed to effect, and which are reasonably expected to continue to effect, continued compliance in all material respects therewith.

Section 5.16.        Intellectual Property; Licenses, Etc.

Each of the Loan Parties and their Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used or held for use in connection with and reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to so own, license or possess the right to use any such IP Rights would not reasonably be expected to have a Material Adverse Effect. No IP Rights and, to the Loan Parties’ knowledge, no advertising, product, process, method, substance, part or other material, in each case used by any Loan Party or any of its Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrowers, threatened against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

As of the Closing Date, (i) each Loan Party owns each copyright, patent or trademark listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.17.        Solvency.

On the Closing Date after giving effect to the Closing Date Transactions, Parent and its Subsidiaries, on a consolidated basis taken as a whole, are Solvent.

Section 5.18.        FCPA.

No Loan Party, none of its Subsidiaries nor, to the knowledge of Parent, any director, officer, or employee of Parent or any of its Subsidiaries acting in his/her capacity as such, has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Parent and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 5.19.        Security Documents.

(a)          Security Agreement. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by the Security Agreement or the Intercreditor Agreement (if in effect)), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or taking possession or control, in each case subject to no Liens other than Liens permitted hereunder.

(b)          PTO Filing; Copyright Office Filing. In addition to the actions taken pursuant to Section 5.20(a)(i), when the Security Agreement or a short form thereof (including any Intellectual Property Security Agreement) is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement (or Intellectual Property Security Agreement) shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors (to the extent intended to be created thereby) in Patents (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) and Trademarks (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered or applied-for Trademarks, Patents and Copyrights acquired by the grantors thereof after the Closing Date).

(c)          Notwithstanding anything herein (including this Section 5.20) or in any other Loan Document to the contrary, neither Parent nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law.

Section 5.20.        Use of Proceeds.

(a)          The Borrowers will use the proceeds of the Term Loans solely for the following purposes: (i) for the Debt Proceeds Transfer; (ii) for Parent to make the Purging Distributions; (iii) to make Investments, acquisitions and Restricted Payments, in each case, to the extent permitted hereunder; and/or (iv) to fund working capital and general corporate purposes of Parent and the Restricted Subsidiaries, including the Closing Date Transaction Expenses and other expenses relating to the Transactions.

(b)          No proceeds of the Revolving Credit Loans shall be used for the Purging Distributions unless Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with the Liquidity Condition.

(c)          No proceeds of the Loans will be used in violation of OFAC, the FPCA, anti-money laundering statutes or the other Sanctions (i) by Parent or any of its Subsidiaries or (ii) to Parent’s knowledge, any other Person.

ARTICLE VI
Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable remains unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (and not Cash Collateralized), each of the Loan Parties shall, and shall cause each of their Restricted Subsidiaries to:

Section 6.01.        Financial Statements.

(a)          Deliver to the Administrative Agent for prompt further distribution to each Lender within ninety (90) days after the end of each fiscal year of Parent (or, with respect to fiscal year 2013 and fiscal year 2014, within ninety-five (95) days after the end of such fiscal year) beginning with the 2013 fiscal year, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of the Revolving Credit Facility; or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) (an “Accounting Opinion”); and

(b)          Deliver to the Administrative Agent for prompt further distribution to each Lender within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrowers (or, with respect to fiscal year 2014, within fifty (50) days after the end of each of the first three fiscal quarters in such fiscal year), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended, and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Parent and the Restricted Subsidiaries by furnishing Parent’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q filed with the SEC and, to the extent not included in the relevant 10-K, a related Accounting Opinion.

Documents required to be delivered pursuant to Section 6.01 and Section 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent (or any direct or indirect parent of Parent) posts such documents, or provides a link thereto, at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Parent’s behalf on IntraLinks/IntraAgency or another relevant website (including without limitation the EDGAR website of the SEC), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 6.02.        Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)          no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Parent;

(b)          promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Parent or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)          together with the delivery of each Compliance Certificate pursuant to Section 6.02(a) (but only together with the delivery of a Compliance Certificate in connection with financial statements delivered pursuant to Section 6.01(a)), (i) a report setting forth the information required by a Perfection Certificate Supplement or confirming that there has been no change in such information since the Closing Date or the date of the last such report (provided that no such Perfection Certificate Supplement or confirmation shall be required in connection with the Compliance Certificate to be delivered for the financial statements relating to the fiscal year ended December 31, 2013) and (ii) a list of the Subsidiaries of Parent that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and

(d)          promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that so long as Parent is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC “which, at a minimum, shall mean that the word “PUBLIC “shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Parent shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Parent, either Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC “are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC “as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Parent shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Section 6.03.        Notices.

Promptly after a Responsible Officer of a Loan Party has obtained knowledge thereof, notify the Administrative Agent:

(a)          of the occurrence of any Default;

(b)          of the occurrence of any ERISA Event; and

(c)          of any matter (including in regard to any court suit or action) that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of Parent setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken and propose to take with respect thereto and shall be made available to the Lenders by the Administrative Agent.

Section 6.04.        Payment of Taxes.

Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of Taxes imposed upon it (including in its capacity as Withholding Agent) or upon its income or profits or in respect of its property, except, in each case, (a) to the extent the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been made in accordance with GAAP.

Section 6.05.        Preservation of Existence, Etc.

(a)          Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Section 7.03 or 7.04 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.03 or 7.04 or clause (y) of this Section 6.05.

Section 6.06.        Maintenance of Properties.

Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business.

Section 6.07.        Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to Section 6.13(a), all such insurance policies of the Loan Parties shall name the Collateral Agent as additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance), as applicable. With respect to each parcel of Real Property that is subject to a Mortgage, obtain flood insurance in such total amount (no greater than the value of the property) as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements on such Real Property are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time or as otherwise reasonably required by the Required Lenders.

Section 6.08.        Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09.        Books and Records.

Maintain proper books of record and account, in which entries are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the business of the Loan Parties or a Restricted Subsidiary, as the case may be.

Section 6.10.        Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its senior officers, and independent public accountants, all at reasonable times during normal business hours, upon reasonable advance notice to Parent; provided, however, (a) unless an Event of Default exists, only the Administrative Agent on behalf of the Lenders may exercise the rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year, (b) if an Event of Default exists and an individual Lender elects to exercise rights under this Section 6.10, (x) such Lender shall coordinate with the Administrative Agent and any other Lender electing to exercise such rights and shall share the results of such inspection with the Administrative Agent on behalf of the Lenders and (y) the number of visits and expense associated with such individual Lender inspections must be reasonable, and (c) Parent shall have the opportunity to participate in any discussions with Parent’s independent public accountants.

Section 6.11.        Additional Collateral; Additional Guarantors.

(a)          Subject to this Section 6.11 and Section 6.13(b), with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof (or such later date as the Administrative Agent may agree)) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably request to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Liens permitted hereunder; and (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected within the United States to the extent required by such Collateral Document in accordance with all applicable Law, including the filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent. The Borrowers shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties.

(b)          With respect to any Person that is or becomes a direct Subsidiary of a Loan Party after the Closing Date or ceases to be an Excluded Subsidiary, promptly (and in any event within thirty (30) days after the later of (I) the date such Person becomes a Subsidiary or (II) the date Parent delivers to the Administrative Agent financial statements by which it is determined that such Person ceased to be an Excluded Subsidiary (or such later date as the Administrative Agent may agree)) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by such Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder (or holders) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party (in each case, with respect to Foreign Subsidiaries, to the extent applicable and permitted under foreign laws, rules or regulations) or, if necessary to perfect a Lien under applicable Law, by means of an applicable Collateral Document, to create a Lien on such Equity Interests and intercompany notes in favor of the Collateral Agent on behalf of the Secured Parties and (ii) cause any such Subsidiary (A) to execute a joinder agreement reasonably acceptable to the Administrative Agent or such comparable documentation to become a Guarantor and a joinder agreement to the applicable Collateral Documents (including the Security Agreement), substantially in the form annexed thereto, and (B) to take all other actions reasonably requested by the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Collateral Documents (including the Security Agreement) to be duly perfected within the United States to the extent required by such agreement in accordance with all applicable Law, including the filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent, or on which a Lien is required to be created, pursuant to clause (i) of this Section 6.11(b) shall not include any Equity Interests of a Subsidiary that is an Excluded Subsidiary by reason of clauses (b) or (e) of the definition of Excluded Subsidiary, (2) no Excluded Subsidiary shall be required to become a Guarantor or otherwise take the actions specified in clause (ii) of this Section 6.11(b), (3) no more than (A) 66% of the total voting power of all outstanding voting stock and (B) 100% of the Equity Interests not constituting voting stock of any

CFC or CFC Holdco (except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this Section 6.11(b)) shall be required to be pledged, and (4) no Equity Interests in any Person held by a Foreign Subsidiary shall be required to be pledged.

(c)          Each Loan Party shall grant to the Collateral Agent, within ninety (90) days of the acquisition thereof (or such later date as the Administrative Agent may agree), a security interest in and mortgage in a form reasonably satisfactory to the Administrative Agent and Collateral Agent (a “Mortgage”) on each parcel of Real Property owned in fee by such Loan Party that is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value (as determined in good faith by Parent) in excess of $5 million (with fair market value determined as of the date of acquisition thereof and without regard to third party advertising revenue derived from any improvements on such property that are made after the date of acquisition thereof), as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Liens permitted hereunder. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including, to the extent so required, a Title Policy, a Survey, local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) and a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice executed by such Loan Party about special flood hazard area status, if applicable, in respect of such Mortgage). The Borrowers will provide at least forty-five (45) days prior written notice to the Administrative Agent prior to any Mortgage being delivered pursuant to this clause (c) in order to allow the Lenders to complete relevant flood insurance due diligence and related internal requirements. For the avoidance of doubt, (i) no Mortgage shall be required on any Real Property owned by any Loan Party on the Closing Date (each a “Closing Date Property”) and (ii) any Mortgage on a Closing Date Property that was granted in favor of the Collateral Agent at any time prior to the Amendment No. 2 Effective Date shall be released on or shortly after the Amendment No. 2 Effective Date.

(d)          The foregoing clauses (a) through (c) shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as (i) in the reasonable judgment of the Administrative Agent and Parent in writing, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom; (ii) such asset constitutes an “Excluded Asset” (as such term is defined in the Security Agreement); or (iii) such asset constitutes intercompany Indebtedness between Loan Parties. In addition, the foregoing will not require actions under this Section 6.11 by a Person if and to the extent that such action would (a) go beyond the corporate or other powers of the Person concerned (and then only as such corporate or other power cannot be modified or excluded to allow such action); or (b) unavoidably result in material issues of director’s personal liability, breach of fiduciary duty or criminal liability. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with Parent, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

(e)          Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to this Section 6.11 shall be subject to exceptions and limitations set forth herein, in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and Parent. Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, any Subsidiary of Parent that Guarantees the Senior Notes shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Section 6.12.        Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, (b) obtain and renew all Environmental Permits necessary for its operations and properties, and (c) to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any affected property, in accordance with the requirements of all Environmental Laws.

Section 6.13.        Post-Closing Conditions and Further Assurances.

(a)          [Reserved].

(b)          Promptly upon request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Parent shall cooperate with the Administrative Agent in obtaining appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

Section 6.14.        Designation of Subsidiaries.

(a)          After the Closing Date, Parent may designate any of its Subsidiaries (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding the Borrowers) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Subsidiary of Parent (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that no Default or Event of Default shall have occurred and be continuing and Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01 and provided, further that (a) such designation complies with Section 7.06; and (b) each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of any Loan Party or any Restricted Subsidiary.

(b)          Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and Parent and its Restricted Subsidiaries shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01; provided, further, that any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such designation shall be deemed incurred or established, as applicable at such time.

(c)          Any such designation by Parent shall be notified by Parent to the Administrative Agent by promptly delivering to the Administrative Agent a certificate of a Responsible Officer of Parent certifying that such designation complied with the foregoing provision. Parent shall not be permitted to designate any Subsidiary as an Unrestricted Subsidiary if such Subsidiary is not designated as an Unrestricted Subsidiary (or equivalent term) in the documentation relating to any other Indebtedness of the Loan Parties in excess of the Threshold Amount (to the extent permissible under such Indebtedness).

Section 6.15.        [Reserved].

Section 6.16.        Use of Proceeds.

Use the proceeds of the Credit Extensions (including any issued Letters of Credit) not in contravention of any Law (including the FCPA, OFAC, anti-money laundering statutes and Sanctions) or of any Loan Document.

Section 6.17.        Maintenance of Ratings.

Use commercially reasonable efforts to (a) cause each Facility to be continuously rated (but not any specific rating) by S&P and Moody’s and (b) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case for Parent.

Section 6.18.        Lender Calls.

At the request of the Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a conference call (at a location and time selected by the Administrative Agent and Parent) with all Lenders who choose to attend such conference call, at which conference call the financial results of the previous fiscal year or first two (2) fiscal quarters of the current fiscal year, as applicable, and the financial condition of Parent and its Subsidiaries shall be reviewed; provided, that notwithstanding the foregoing, the requirement set forth in this Section 6.18 may be satisfied with a public earnings call; provided, further, in no event shall any such call be required to take place prior to forty five (45) days after the end of each of the second fiscal quarter of each fiscal year of Parent and ninety (90) days after the end of each fiscal year of Parent, as applicable; provided, further, that Parent shall in no event be required to hold more than two (2) such calls during any fiscal year.

Section 6.19.        REIT Status.

Parent shall (a) use its reasonable best efforts to operate so as to satisfy all requirements necessary to qualify and maintain its qualification as a REIT under the Code and (b) not engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Code that would reasonably be expected to have a Material Adverse Effect, in either case, unless the board of directors (or equivalent body) of Parent determines that it is no longer in the best interests of Parent to continue to qualify as a REIT.

ARTICLE VII
Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

Section 7.01.        Liens.

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any obligation or any related guarantee, on any asset or property of Parent or any of its Restricted Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than the following (“Permitted Liens”):

(1)          pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation, or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(2)          Liens imposed by law or regulation, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)          Liens for Taxes, assessments or other governmental charges not yet overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)          Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)          survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other covenants, conditions, restrictions and minor defects or irregularities in title (“Other Encumbrances”), in each case which Liens and Other Encumbrances do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)          Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of Section 7.02(b); provided, that such Liens extend only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions or accessions thereto and any income or profits therefrom;

(7)          Liens existing on the Closing Date listed on Schedule 7.01(b);

(8)          Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries;

(9)          Liens on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Parent or a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by Parent or any of its Restricted Subsidiaries;

(10)        Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Parent, either Borrower or another Restricted Subsidiary permitted to be incurred under Section 7.02;

(11)        Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations;

(12)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)        (a) leases, subleases, licenses or sublicenses (including of real property and intellectual property) granted to others in the ordinary course of business and (b) with respect to any leasehold interest held by Parent or any of its Subsidiaries, the terms of the leases granting such leasehold interest and the rights of lessors thereunder, in the case of each of (a) and (b) which do not materially interfere with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)        Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;

(15)        Liens in favor of the Loan Parties;

(16)        Liens on equipment of Parent or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17)        Liens on accounts receivable and related assets incurred in connection with a Receivables Facility permitted to be incurred pursuant to this Agreement;

(18)        Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and this (18); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and this (18) at the time the original Lien became a Permitted Lien under this Agreement, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19)        deposits made in the ordinary course of business to secure liability to insurance carriers;

(20)        other Liens securing obligations which do not exceed $150 million in aggregate principal amount at any one time outstanding;

(21)        Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23)        Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law or pursuant to customary depositary terms encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)        Liens deemed to exist in connection with Investments in repurchase agreements permitted pursuant to Section 7.02; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)        banker’s liens, Liens that are statutory, common law or contractual rights of set-off and other similar Liens, in each case (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any of its Restricted Subsidiaries or

(iii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(27)        Liens pursuant to any Loan Document;

(28)        Liens on Collateral securing Indebtedness incurred pursuant to Section 7.02(b)(20) (without duplication of any amounts that are secured pursuant to the Loan Documents), 7.02(b)(21) and 7.02(b)(22), in each case so long as such Indebtedness is subject to an Intercreditor Agreement (or Second Lien Intercreditor Agreement in the case of Permitted Junior Secured Refinancing Debt and such other Indebtedness pursuant to such sections as shall be intended to be secured on a second-lien basis);

(29)        Liens on the Equity Interest of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries;

(30)        any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(31)        Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided, that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(32)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(33)        Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(34)        Liens solely on any cash earnest money deposits made by Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under this Agreement;

(35)        additional Liens securing Indebtedness of Parent and its Restricted Subsidiaries permitted pursuant to Section 7.02, so long as on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, Parent’s Consolidated Secured Leverage Ratio is less than or equal to 3.50 to 1.00 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01; provided, that any Liens on the Collateral incurred pursuant to this clause (35) shall be subject to an Intercreditor Agreement or a Second Lien Intercreditor Agreement; and

(36)        Liens on assets of Non-Guarantor Subsidiaries securing Indebtedness of such Non-Guarantor Subsidiaries permitted pursuant to Section 7.02.

For purposes of this Section 7.01, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

Section 7.02.        Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Parent will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Total Leverage Ratio of Parent and its Restricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01 preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would not have been greater than 6.00 to 1.00, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom) provided, further, however, that Non-Guarantor Subsidiaries may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to this Section 7.02(a) if, after giving pro forma effect to such incurrence or issuance, more than $300 million of Indebtedness or Disqualified Stock or Preferred Stock of Non- Guarantor Subsidiaries is outstanding pursuant to this paragraph;

(b)          The provisions of Section 7.02(a) hereof shall not apply to:

(1)          Indebtedness of any Loan Party under the Loan Documents;

(2)          the incurrence by a Loan Party of Indebtedness represented by the Senior Notes (including any guarantee thereof);

(3)          Indebtedness of Parent or any of its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (1) and (2)) listed on Schedule 7.02(b);

(4)          Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred or issued by Parent or any of its Restricted Subsidiaries, to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Indebtedness incurred to refinance any such Indebtedness, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding under this clause (4), does not exceed the greater of (x) $300 million and (y) 10% of the Total Assets determined at the time of incurrence;

(5)          Indebtedness incurred by Parent or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(6)          Indebtedness arising from agreements of Parent or any of its Restricted Subsidiaries providing for indemnification, holdback, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7)          Indebtedness of Parent to a Restricted Subsidiary or a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided, that (i) any such Indebtedness (other than such as may arise from ordinary course intercompany cash management obligations) owing by Parent, any Borrower or a Guarantor to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Obligations and (ii) any such Indebtedness (other than such as may arise from ordinary course intercompany cash management obligations) owing by a Non-Guarantor Subsidiary to Parent, any Borrower or a Guarantor is pledged to the Administrative Agent pursuant to the terms of the Collateral Documents to the extent required thereby; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)          shares of Preferred Stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in such Preferred Stock being beneficially owned by a Person other than Parent or any Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Parent or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (8);

(9)          Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 7.02, exchange rate risk, commodity pricing risk or any combination thereof;

(10)        obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Parent or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(11)        Indebtedness or Disqualified Stock of Parent and Indebtedness, Disqualified Stock or Preferred Stock of any Borrower or Subsidiary Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the outstanding principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed the greater of (x) $200 million and (y) 6.0% of Total Assets determined at the time of incurrence;

(12)        the incurrence by Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued under clause (a) of this Section 7.02 and clauses (2), (3), this clause (12), and clauses (13) and (21) of this Section 7.02(b), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), accrued interest, defeasance costs and reasonable fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(A)         has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B)         to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu, as the case may be, to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)         shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrowers, Parent or a Guarantor.

(13)        Indebtedness, Disqualified Stock or Preferred Stock of (x) Parent or a Loan Party incurred to finance an acquisition or (y) Persons that are acquired by Parent or any Loan Party or merged into or consolidated with Parent or a Loan Party in accordance with the terms of this Agreement; provided that, after giving effect to such acquisition, merger or consolidation, either:

(A)         Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Leverage Ratio test set forth in Section 7.02(a), or

(B)         the Consolidated Total Leverage Ratio is less than or equal to the Consolidated Total Leverage Ratio immediately prior to such acquisition, merger or consolidation;

(14)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided, that such Indebtedness is extinguished within ten (10) Business Days of notice of its incurrence;

(15)        (A) any guarantee by Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement and, in the case of the guarantee by a Loan Party of Indebtedness of Non-Guarantor Subsidiary, only to the extent that the related Investment is permitted, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of Parent;

(16)        Indebtedness of Non-Guarantor Subsidiaries in an aggregate principal amount not to exceed the greater of (x) 10% of Total Assets determined at the time of incurrence and (y) $300 million at any one time outstanding;

(17)        Indebtedness of Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(18)        Indebtedness consisting of Indebtedness issued by Parent or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Parent permitted under Section 7.05(e);

(19)        [Reserved];

(20)        Indebtedness incurred pursuant to any Standalone Letter of Credit Facility in an aggregate principal amount not to exceed $150 million;

(21)        Indebtedness incurred pursuant to a Permitted Debt Offering so long as, at the time of the incurrence thereof, after giving effect thereto, the aggregate principal amount of such Indebtedness does not exceed the Maximum Incremental Facilities Amount;

(22)        Credit Agreement Refinancing Indebtedness;

(23)        Equity Interests (other than Disqualified Stock) of Capital LLC in connection with “UPREIT” or “DownREIT” acquisitions that do not constitute a Change of Control; and

(24)        Indebtedness of Parent or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

(c)          For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (24) of Section 7.02(b) above or is entitled to be incurred pursuant to Section 7.02(a) hereof, Parent, in its sole discretion, will divide and/or classify on the date of incurrence and may later redivide and/or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or such paragraph.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional indebtedness with the same terms, the payment of dividends in the form of additional shares of Disqualified Stock or Preferred Stock, as applicable, of the same class, and accretion of original issue discount or liquidation preference will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.02.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed (whichever is lower), in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. For the avoidance of doubt and notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this Section 7.02 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding anything to the contrary contained in this Section 7.02, Parent will not, and will not permit any Loan Party to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of such Loan Party, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Obligations or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the applicable Loan Party.

For the purposes of this Agreement, (a) Indebtedness that is unsecured is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured, and (b) Indebtedness is not deemed to be subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 7.03.        Fundamental Changes.

Neither Parent nor any of its Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)          any Restricted Subsidiary may merge or consolidate with (i) Parent or a Borrower (including a merger, the purpose of which is to reorganize such Borrower into a new jurisdiction); provided, that Parent or such Borrower shall be the continuing or surviving Person; or (ii) one or more other Restricted Subsidiaries; provided, that when any Person that is a Loan Party is merging with a Restricted Subsidiary under this clause (a)(ii), a Loan Party shall be the continuing or surviving Person;

(b)          (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party; and (ii) any Subsidiary may liquidate or dissolve into its parent if Parent determines in good faith that such action is in the best interest of Parent and its Subsidiaries as a whole and is not materially disadvantageous to the Lenders;

(c)          Parent or any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Parent or any Restricted Subsidiary; provided, that if the transferor in such a transaction is a Borrower or a Guarantor, then the transferee must be Parent, a Borrower or a Guarantor and; provided, further, that at least one Borrower shall remain after such transaction; and

(d)          so long as no Default exists or would result therefrom, Parent or a Borrower may merge or consolidate with any other Person; provided, that (i) Parent or such Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation (any such Person, the “Successor Company”) is not Parent or such Borrower, (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) in the case of a Successor Company for a Borrower, each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee and its pledges and other obligations under the Collateral Documents shall apply to the Successor Company’s obligations under the Loan Documents, including, to the extent reasonably requested by the Administrative Agent, by executing amendments or supplements to the Security Agreement, any Mortgage and any other Collateral Documents, and (D) Parent shall have delivered to the Administrative Agent (i) an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement and (ii) such other certificates and other documentation as reasonably requested by the Administrative Agent; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the applicable Borrower under this Agreement;

(e)          so long as no Default exists or would result therefrom, a Guarantor may merge or consolidate with any other Person; provided, that (i) such Guarantor shall be the continuing or surviving corporation or (ii) if the Successor Company is not such Guarantor, (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which such Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, and (C) such Guarantor shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Guarantor under this Agreement;

(f)           so long as no Default exists or would result therefrom, Parent, a Borrower or any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.05; and

(g)          so long as no Default exists or would result therefrom, Parent or any Restricted Subsidiary may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.04.

Section 7.04.        Dispositions.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Disposition, except:

(a)          any disposition of cash, Cash Equivalents or Investment Grade Securities or damaged, obsolete or worn out equipment or other assets, or assets no longer used or useful in the business of Parent and the Restricted Subsidiaries in the reasonable opinion Parent, in each case, in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or any lease of advertising space, in each case in the ordinary course of business;

(b)          the disposition of all or substantially all of the assets of Parent or a Restricted Subsidiary in a manner permitted pursuant to Section 7.03 (other than clause (g) thereof);

(c)          the making of any Restricted Payment that is permitted to be made, and is made, under Section 7.05 or any Permitted Investment;

(d)          any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by Parent) not to exceed $10 million;

(e)          any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Parent or by Parent or a Restricted Subsidiary to another Restricted Subsidiary; provided, that any transfer from a Loan Party shall be to another Loan Party;

(f)           to the extent qualifying for non-recognition under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)          the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)          any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)           foreclosures on assets or Dispositions of asset required by Law, governmental regulation or any Governmental Authority;

(j)           sales of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility;

(k)          any financing transaction (excluding by way of a Sale and Lease-Back Transaction) with respect to property built or acquired by Parent, or any of its Restricted Subsidiaries after the Closing Date;

(l)           the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, world-wide licenses that are longer than three (3) years);

(m)         sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n)          the lapse or abandonment of intellectual property rights or assets in the ordinary course of business which, in the reasonable good faith determination of Parent, are not material to the conduct of the business of Parent and its Restricted Subsidiaries taken as a whole;

(o)          an issuance of Equity Interests pursuant to benefit plans, employment agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by Parent in good faith;

(p)          any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(q)          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(r)           dispositions of limited partnership or equivalent Equity Interests of Capital LLC for consideration at the time of any such disposition at least equal to the fair market value (as determined in good faith by Parent) of the interests disposed of, in each case in connection with “UPREIT” or “DownREIT” acquisitions that do not constitute a Change of Control;

(s)          dispositions for at least fair market value of any property the disposition of which is necessary for Parent to qualify, or maintain its qualification, as a REIT for U.S. federal income tax purposes, in each case, in Parent’s good faith determination;

(t)           the granting of Liens not prohibited by this Agreement;

(u)          Dispositions of Investments in and the property of joint ventures (to the extent any such joint venture constitutes a Restricted Subsidiary) so long as the aggregate fair market value (determined, with respect to each such Disposition, as of the time of such Disposition) of all such Dispositions does not exceed $10 million;

(v)          Dispositions (including by way of any Sale and Lease-Back Transaction) with respect to which (1) Parent or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Disposition at least equal to the fair market value (as determined in good faith by Parent) of the assets sold or otherwise disposed of; and (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, that the amount of:

(i)          any liabilities (as shown on Parent’s most recent consolidated balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on any Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Parent) of Parent or such Restricted Subsidiary (other than, in each case, any liabilities that are by their terms subordinated to the Obligations) to the extent such liabilities are (x) assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Disposition) and (y) for which Parent and all such Restricted Subsidiaries have been validly released,

(ii)         any notes or other obligations or securities received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or any such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within one hundred and eighty (180) days following the receipt thereof, and

(iii)        any Designated Non-Cash Consideration received by Parent or such Restricted Subsidiary in such Disposition having an aggregate fair market value (as determined in good faith by Parent), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration) not to exceed $200 million, with the fair market value (as determined in good faith by Parent) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall, in the case of clauses (i), (ii) and/or (iii) above, be deemed to be cash for purposes of this provision and for no other purpose;

(w)         Permitted Asset Swaps;

(x)          Dispositions in the ordinary course of business whereby Parent or any of its Restricted Subsidiaries purchases, installs and/or maintains assets on behalf of another Person, which are subject to reimbursement to Parent or any of its Restricted Subsidiaries and transfer to such Person at the end of a specified period of time; and

(y)         Dispositions of non-core assets acquired after the Amendment No. 2 Effective Date in connection with any acquisition permitted hereunder which, within 180 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided that no Event of Default has occurred and is continuing on the date of the Disposition.

Section 7.05.        Restricted Payments.

Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent, or (y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent, or to the extent held by a Person other than Parent or a Restricted Subsidiary, Capital LLC, including in connection with any merger or consolidation; (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness or unsecured Indebtedness other than the payment, redemption, repurchase, defeasance, acquisition or retirement of: (x) Indebtedness permitted under Section 7.02(b)(7); or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness or unsecured Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”), except as follows:

(a)          so long as no Default shall have occurred and be continuing or would occur as a consequence thereof and Parent shall be in Pro Forma Compliance with Section 7.09 for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01, Restricted Payments, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after the Closing Date pursuant to Section 7.05(b) in an aggregate amount not to exceed the Available Amount;

(b)          the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;

(c)          the redemption, repurchase, retirement or other acquisition of any Equity Interests of Parent or Capital LLC, or of Subordinated Indebtedness or unsecured Indebtedness of any Loan Party, in exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or any trust established by Parent) of, Equity Interests of Parent (other than Disqualified Stock) (collectively, the “Refunding Capital Stock”);

(d)          the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness or unsecured Indebtedness of a Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent issuance of, new Indebtedness of a Borrower or a Guarantor, as the case may be, which is incurred in compliance with Section 7.02 so long as:

(i)          the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, plus any accrued and unpaid interest on, the Subordinated Indebtedness or unsecured Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or unsecured indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(ii)         such new Indebtedness is subordinated to the Loans or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness or unsecured Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value;

(iii)        such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or unsecured Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired; and

(iv)        such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or unsecured Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired;

(e)          a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Parent held by any future, present or former employee, director or consultant of Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this Section 7.05(e) do not exceed in any calendar year $25 million (with unused amounts in any calendar year being carried over for one additional calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i)          the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Parent to members of management, directors or consultants of Parent or any of its Subsidiaries that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the Available Amount; plus

(ii)         the cash proceeds of key man life insurance policies received by Parent or any Restricted Subsidiary after the Closing Date; less

(iii)        the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.05(e);

and provided, further, that cancellation of Indebtedness owing to Parent or any Restricted Subsidiary from members of management of Parent or any of Parent’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provision of this Agreement;

(f)           repurchases of Equity Interests deemed to occur (i) upon exercise of stock options, stock appreciation rights or warrants if such Equity Interests represent a portion of the exercise price of such options, stock appreciation rights or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee;

(g)          so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this Section 7.05(g), not to exceed $200 million;

(h)          distributions or payments of Receivables Fees;

(i)           the repurchase, redemption or other acquisition for value of Equity Interests of Parent deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Parent or its Subsidiaries, in each case, permitted under this Agreement;

(j)           so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Parent or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(k)          the Purging Distributions so long as Parent is pursuing the REIT Election in good faith; provided, that (i) no such dividend or distribution shall be permitted under this clause (k) to the extent an Event of Default of the type described in Section 8.01(a) or (f) has occurred and is continuing or the Obligations have been accelerated following any other Event of Default, unless such dividend or distribution is being made with the proceeds of the IPO and (ii) the aggregate amount of the Purging Distributions to be paid in cash in reliance on this clause (k) shall not exceed 20% of the aggregate value of all Purging Distributions;

(l)           for any taxable period in which the taxable income of Parent and/or any of its Subsidiaries is included in a consolidated, combined or similar income tax group of which a direct or indirect parent of Parent is the common parent (a “Tax Group”), an amount not to exceed the tax liabilities that Parent and the applicable Subsidiaries, in the aggregate, would have been required to pay in respect of such taxable income if such entities were a standalone group of corporations separate from such Tax Group (it being understood and agreed that, if Parent or any Subsidiary pays any portion of such tax liabilities directly to any taxing authority, a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause (l)); provided, that, from and after the execution of the tax matters agreement in connection with the IPO and the Separation, and while such tax matters agreement remains in effect, payments in respect of any taxes pursuant to this clause (l) shall not exceed the amounts required to be paid in respect of such taxes pursuant to such tax matters agreement;

(m)         the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiaries issued or incurred in accordance with Section 7.02;

(n)          so long as no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, any Restricted Payment to fund the Transfers, so long as any Restricted Payments relating thereto are made in connection with or in anticipation of the Separation, so long as Parent is pursuing the Separation in good faith;

(o)          any Restricted Payment to fund the Transactions (including the Transfers) and the Purging Distribution to the extent funded with the proceeds of the IPO, so long as any Restricted Payments relating thereto are made in connection with or in anticipation of the Separation, so long as Parent is pursuing the Separation in good faith;

(p)          payments of cash, or dividends, distributions or advances by Parent or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(q)          mandatory redemptions or repurchases of Disqualified Stock the issuance of which itself constituted a Restricted Payment or Permitted Investment otherwise permissible hereunder; and

(r)           the purchase, repurchase or other acquisition of Subordinated Indebtedness or unsecured Indebtedness in an amount not to exceed $25 million.

Notwithstanding the foregoing, following the REIT Election, Parent may declare or pay any dividend or make any distribution on or in respect of shares of Parent’s Capital Stock, in each case constituting a Restricted Payment, to holders of such Capital Stock to the extent that Parent believes in good faith that it qualifies as a REIT and that the declaration or payment of a dividend or making of a distribution in such amount is necessary to maintain Parent’s status as a REIT for any taxable year, with such dividend to be paid or distribution to be made as and when determined by Parent, whether during or after the end of the relevant taxable year; provided, that (i) no such dividend or distribution shall be permitted under this paragraph to the extent that an Event of Default of the type described in Section 8.01(a) or (f) has occurred and is continuing or the Obligations have been accelerated following any other Event of Default and (ii) two consecutive dividends or distributions pursuant to this paragraph shall not be permitted during the pendency of any individual Event of Default.

Section 7.06.        Investments.

Parent shall not, nor shall Parent permit any of its Restricted Subsidiaries to, directly or indirectly make an Investment other than any Permitted Investment.

Parent will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary other than as permitted pursuant to Section 6.14. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if an Investment in such amount would be permitted at such time, pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Section 7.07.        Transactions with Affiliates.

(a)          Parent shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25 million unless: (i) such Affiliate Transaction is on terms that are not materially less favorable to Parent or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Person with an unrelated Person on an arm’s-length basis; (ii) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50 million is approved by a majority of the board of directors (or equivalent body) of Parent; and (iii) Parent delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75 million, an opinion as to the fairness to Parent or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b)          The foregoing provisions will not apply to the following:

(1)          transactions between or among Parent or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary as a result of, or in connection with, such transaction, so long as neither such Person nor the selling entity was an Affiliate of Parent or any Restricted Subsidiary prior to such transaction);

(2)          Restricted Payments permitted to be made pursuant to Section 7.05 and Investments permitted to be made pursuant to Section 7.06;

(3)          the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements and agreements provided on behalf of, or entered into with, officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;

(4)          any agreement or arrangement (i) as in effect as of the Closing Date or (ii) anticipated to be entered into in connection with the Separation and/or the IPO, in each case, as set forth on Schedule 7.07, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement, as determined in good faith by Parent) and any transaction contemplated thereby, as determined in good faith by Parent;

(5)          the Transactions and the payment of all fees and expenses related to the Transactions;

(6)          transactions with customers (including leases and other arrangements for the use of advertising space), clients, suppliers, or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Parent and its Restricted Subsidiaries, in the reasonable determination of the board of directors (or equivalent body) of Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7)          the issuance or transfer of Equity Interests (other than Disqualified Stock) of Parent;

(8)          sales (including in the form of capital contributions) of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility and related servicing arrangements, performance undertakings and other Affiliate Transactions that are customary in connection with Receivables Facilities;

(9)          payments or loans (or cancellation of loans) to employees, directors or consultants of Parent or any of its Restricted Subsidiaries and employment agreements, benefit plans, equity plans, stock option and stock ownership plans and other similar arrangements with such employees, directors or consultants which, in each case, are approved by Parent in good faith;

(10)        transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(11)        transactions with respect to which Parent or any Restricted Subsidiary, as the case may be, has obtained a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.07(a)(i);

(12)        the issuances of securities or other payments, loans (or cancellation of loans) awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, benefit plans, equity plans, stock option and stock ownership plans or similar employee benefit plans approved by the Board of directors (or equivalent body) of Parent in good faith;

(13)        any contribution to the capital of Parent (other than in consideration of Disqualified Stock); and

(14)        the provision to Unrestricted Subsidiaries of cash management, accounting and other overhead services in the ordinary course of business undertaken in good faith and not for the purpose of circumventing any covenant set forth in this Agreement.

Section 7.08.        Burdensome Agreements.

Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)          (a) pay dividends or make any other distributions to Parent or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Parent or any Restricted Subsidiary;

(2)          make loans or advances to Parent or any Restricted Subsidiary; or

(3)          sell, lease or transfer any of its properties or assets to Parent or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)          contractual encumbrances or restrictions (i) in effect on the Closing Date or in the Senior Notes Indenture or (ii) to the extent not in effect on the Closing Date, set forth on Schedule 7.08 hereto or in any other agreement governing Indebtedness permitted hereunder to the extent not materially more restrictive (when taken as a whole) for Parent and its Restricted Subsidiaries than one or both of the Loan Documents and/or the Senior Notes Indenture;

(b)          the Loan Documents;

(c)          purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature described in clause (3) above on the property so acquired or leased;

(d)          applicable law or any applicable rule, regulation or order;

(e)          any agreement or other instrument of a Person acquired by or merged or consolidated with or into Parent or any Restricted Subsidiary in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f)           contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Parent, that impose restrictions solely on the assets to be sold;

(g)          Secured Indebtedness otherwise permitted to be incurred under Sections 7.01 and 7.02 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)           other Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries permitted to be incurred subsequent to the Closing Date under Section 7.02;

(j)           customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(k)          customary provisions contained in leases, sub-leases, licenses or sub-licenses and other agreements, in each case, entered into in the ordinary course of business;

(l)           any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m)         restrictions created in connection with any Receivables Facility that, in the good faith determination of Parent are necessary or advisable to effect such Receivables Facility; and

(n)          customary provisions in connection with “UPREIT” or “DownREIT” acquisitions.

Section 7.09.        Financial Covenant.

As long as any Revolving Credit Commitment remains outstanding, Parent shall not permit the Consolidated Net Secured Leverage Ratio as of the last day of any Test Period to be higher than 4.00 to 1.00 (such ratio, the “Maximum Consolidated Net Secured Leverage Ratio”).

The provisions of this Section 7.09 are for the benefit of the Revolving Credit Lenders only and the Required Class Lenders for the Revolving Credit Facility may amend, waive or otherwise modify this Section 7.09 or the defined terms used for purposes of this Section 7.09 (but solely for such purposes) or waive any Default resulting from a breach of this Section 7.09 without the consent of any Lenders other than such Required Class Lenders in accordance with the provisions of clause (v) of the second proviso of Section 10.01.

Section 7.10.        Accounting Changes.

Parent shall not make any change in its fiscal year; provided, however, that Parent may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Parent and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.11.        Change in Nature of Business.

Parent shall not, nor shall Parent permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by Parent and its Restricted Subsidiaries on the Closing Date or any Similar Business.

Section 7.12.        Sale and Lease-Back Transactions.

Parent will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, that Parent or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if (a) Parent or such Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Lease-Back Transaction under Section 7.02, (ii) incurred a Lien to secure such Indebtedness without equally and ratably securing the Obligations pursuant to Section 7.01 and (b) the transfer of assets in such Sale and Lease-Back Transaction is permitted by Section 7.04(d) or (v) and Parent or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 2.05(b).

ARTICLE VIII
Events Of Default and Remedies

Section 8.01.        Events of Default.

Any of the following shall constitute an event of default (an “Event of Default”):

(a)          Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. Parent fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.03(a) or 6.05(a) (solely with respect to Parent and the Borrowers), Section 6.16, or Article VII; provided, that a Default as a result of a breach of Section 7.09 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans, Incremental Term Loans or Extended Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement (the “Term Loan Standstill Period”); or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days following the date a Responsible Officer of Parent becomes aware of such failure; or

(d)          Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of Parent or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e)          Cross-Default. Parent, any Borrower, or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (including any outstanding letters of credit thereunder, but other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs that would constitute a default under such Indebtedness (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made or require cash collateralization thereof, prior to its stated maturity; provided, that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f)           Insolvency Proceedings, Etc. Any Loan Party or any Material Non-Guarantor Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Loan Party or Material Non-Guarantor Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any Loan Party or Material Non-Guarantor Subsidiary or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or any Loan

Party or any Material Non-Guarantor Subsidiary becomes unable or fails generally to pay its debts as they become due; or

(g)          Judgments; Attachments. (i) There is entered against any Loan Party or any Material Non-Guarantor Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not disputed coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or (ii) in respect of an obligation in excess of the Threshold Amount, any writ or warrant of attachment or execution or similar process is otherwise issued or levied against all or any material part of the property of the Loan Parties and any Material Non-Guarantor Subsidiary, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)          Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or 7.04) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(i)           Change of Control. There occurs any Change of Control; or

(j)           Collateral Documents. Any Collateral Document after delivery thereof, including any Collateral Document delivered pursuant to Section 6.11 or 6.13, shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral, subject to Liens permitted under Section 7.01, (i) except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (ii) except for any failure due to foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than pledges made under Laws of the applicable jurisdiction of formation of such Foreign Subsidiary); or

(k)          ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of a Loan Party, a Restricted Subsidiary or any ERISA Affiliate under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to any Foreign Plan, a termination, withdrawal or noncompliance with applicable Law or plan terms, except as would not reasonably be expected to have a Material Adverse Effect.

Section 8.02.        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, to the extent such Event of Default solely comprises a Financial Covenant Event of Default, prior to the expiration of the Term Loan Standstill Period, at the request of the Required Class Lenders with respect to the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Loans, Revolving Credit Commitments, Swing Line Loans, and any Letters of Credit):

(a)          declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)          require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, that upon the entry of an order for relief with respect to Parent or either Borrowers under the United States Bankruptcy Code (11 U.S.C. § 101, et seq), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize, on a joint and several basis, the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03.        Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, as directed by Parent or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, as directed by Parent.

ARTICLE IX
Administrative Agent and Other Agents

Section 9.01.        Appointment and Authority.

(a)          Each of the Lenders and the L/C Issuers hereby irrevocably appoints Morgan Stanley to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers, and neither Parent nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)          The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02.        Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03.        Exculpatory Provisions.

The Administrative Agent and Arrangers shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and Arrangers:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)          The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02), in each case in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by any Borrower, a Lender or an L/C Issuer.

(e)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04.        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or an L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05.        Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.06.        Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.07.        Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Parent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that if the Administrative Agent shall notify Parent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Parent and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Morgan Stanley as Administrative Agent pursuant to this Section 9.07 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.08.        Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

Section 9.09.        Collateral and Guaranty Matters.

Each of the Lenders (including in its capacity as a potential Hedge Bank) and each L/C Issuer irrevocably authorize the Collateral Agent:

(a)          to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Assets” (as such term is defined in the Security Agreement), (iv) if approved, authorized or ratified in writing in accordance with Section 10.01, (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below or (vi) upon the terms of the Collateral Documents or the Intercreditor Agreement (if in effect), Second Lien Intercreditor Agreement (if in effect), or any other intercreditor agreement entered into pursuant hereto.

(b)          to release any Guarantor from its obligations under the Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, or becomes an Excluded Subsidiary or an Unrestricted Subsidiary or (ii) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer); and

(c)          to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(6) (but solely in the case of Indebtedness incurred pursuant to clause (4) of Section 7.02(b)).

Upon request by the Administrative Agent or the Collateral Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09. The Administrative Agent or the Collateral Agent, as applicable, will, at the Borrowers’ expense, execute and deliver to Parent such documents as Parent may reasonably request to evidence the release of any item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release any Loan Party from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

Notwithstanding the foregoing, if, in compliance with the terms and provisions of Section 7.04 hereof, any portion of the Collateral is sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, then (i) such portion of the Collateral shall, upon the consummation of such sale or transfer, be automatically released from the Lien of the Collateral Agent pursuant to any Collateral Document and (ii) if the aggregate fair market value of the portion of the Collateral so sold or otherwise transferred exceeds $5 million, Parent will promptly deliver to the Administrative Agent a notice of the consummation of such sale or other transfer, certifying that such sale was made in compliance with Section 7.04 hereof.

The Lenders hereby authorize the Administrative Agent and Collateral Agent, as applicable, to enter into any Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement shall be binding upon the Lenders. The Administrative Agent and Collateral Agent, as applicable, agree, upon the request of Parent and at the Borrowers’ expense, to negotiate in good faith and enter into any Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement.

Section 9.10.        No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the “syndication agents,” “documentation agents,” “joint bookrunners” or “joint lead arrangers” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 9.11.        Treasury Services Agreements and Secured Hedge Agreements.

Except as expressly provided for herein with respect to any Designated Issuing Bank, no Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank, as the case may be.

Section 9.12.        Withholding Tax.

To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.12, include any Swing Line Lender and any L/C Issuer.

ARTICLE X
Miscellaneous

Section 10.01.      Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and such Loan Party, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a)          extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)          postpone any date scheduled for, or reduce or forgive the amount of, any scheduled payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(c)          reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan or L/C Borrowing or to whom such fee or other amount is owed; provided, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d)          subject to the third paragraph of this Section 10.01, change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(b), 2.13, 8.03 or 10.06 (with respect to assignments by the Borrowers), without the written consent of each Lender;

(e)          change the definition of “Required Class Lenders” without the written consent of each Lender in the affected Class;

(f)           other than in connection with a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g)          other than in connection with a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

(h)          without the written consent of the Required Class Lenders, adversely affect the rights of a Class in respect of payments or Collateral in a manner different to the effect of such amendment, waiver or consent on any other Class,

(i)           without the written consent of any Designated Issuing Bank, change any of the definitions of “Required Lenders”, “Required Class Lenders” or “Secured Parties” or any of the provisions of Section 8.02, Section 8.03, this Section 10.01, Section 10.06(a) or Article 11 in a manner that is materially adverse to such Designated Issuing Bank if such impact is disproportionate to the effect on the Lenders, or

(j)           without the written consent of any Agent or Arranger, change any of such Agent or Arranger’s rights or obligations under this Agreement.

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) no amendment, waiver or consent shall be made to modify Section 7.09 or any definition related thereto (as any such definition is used for purposes of Section 7.09) or waive any Default or Event of Default resulting from a failure to perform or observe the requirements of Section 7.09 without the written consent of the Required Class Lenders under the Revolving Credit Facility; provided, however, that the waivers described in this clause (v) shall not require the consent of any Lenders other than the Required Class Lenders under such Facility; and provided, further, that (A) the Borrowers and the Administrative Agent shall be permitted to enter into an amendment, supplement, modification, consent or waiver to cure any ambiguity, omission, defect, mistake or inconsistency in any Loan Document without the prior written consent of the Required Lenders and (B) guarantees and collateral security documents and related documents executed by the Loan Parties in connection with this Agreement may be amended, restated, amended and restated, supplemented or waived without the consent of any Lender if such amendment, restatement, amendment and restatement, supplement or waiver is delivered in order to (1) comply with local law or advice of local counsel, (2) cure ambiguities, omissions, mistakes, defects or inconsistencies or (3) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Lender may not be increased or extended, (ii) the maturity date of any Loan held by such Lender may not be extended and (iii) the principal or interest in respect of any Loans held by such Lenders shall not be reduced or forgiven, in each case without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Parent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. Notwithstanding the foregoing, this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lender (or Swing Lien Lenders) and Parent so long as the Obligations of the Revolving Credit Lenders and, if applicable, any other Swing Line Lender are not affected thereby. Notwithstanding anything to the contrary herein, this Agreement and the other Loan Documents may be amended as set forth in Section 2.14, Section 2.15 and Section 2.16.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, Parent may replace such non-consenting Lender in accordance with Section 10.13; provided, that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by Parent to be made pursuant to this paragraph).

Section 10.02.      Notices; Effectiveness; Electronic Communications.

(a)          Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing (including by electronic communication) and shall be delivered as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to Parent or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)         if to any Lender or L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender or L/C Issuer on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)          Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to a Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Change of Address, Etc. Each of Parent or the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender and L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Parent and the Administrative

Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent or its securities for purposes of United States Federal or state securities laws.

(e)          Reliance by the Agents, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Parent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Parent in the absence of gross negligence or willful misconduct by such Person. All telephonic notices to and other telephonic communications with the Administrative Agent or the Collateral Agent, may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03.      No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04.      Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrowers shall pay, on a joint and several basis, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable and documented out-of-pocket expenses incurred by an L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) after the occurrence and during the continuance of an Event of Default, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights in connection with this Agreement and the Loans made or Letters of Credit issued hereunder, including all out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that reasonable fees and disbursements of outside counsel shall be limited to (x) one primary counsel for the Administrative Agent and the Lenders and, if reasonably required by the Administrative Agent, local or specialist counsel and (y) one additional counsel for the Lenders (unless there is an actual or perceived conflict of interest that requires separate representation for any Lender, in which case those Lenders similarly affected shall, as a whole, be entitled to one separate counsel) and, to the extent reasonably necessary, local or specialist counsel.

(b)          Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Agent and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any of the Borrowers’ or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee or (B) any material breach of the obligations of such Indemnitee under the Loan Documents, or (y) any proceeding that does not involve an act or omission by Parent or any Restricted Subsidiary and that is brought by an Indemnitee against another Indemnitee (other than disputes involving claims against any Agent in its capacity as such).

(c)          Reimbursement by Lenders. To the extent that either Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), any L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(e).

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this clause (d) shall limit the Borrower’s indemnity obligations under this Section 10.04 in respect of any claims made by third parties for any special, indirect, consequential or punitive damages. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)          Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

(f)           Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05.      Payments Set Aside.

To the extent that any payment by or on behalf of a Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred; and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 10.06.      Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, and the Designated Issuing Bank (and its assigns), except that (other than as permitted pursuant to Section 7.03), no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b); (ii) by way of participation in accordance with the provisions of Section 10.06(d); or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) or (iv) to an SPC in accordance with the provisions of Section 10.06(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than (i) the parties hereto, (ii) their respective successors and assigns permitted hereby, (iii) Participants to the extent provided in clause (d) of this Section and, (iv) to the extent expressly contemplated hereby, (x) the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders and (y) the Designated Issuing Bank (and its assigns)) any legal or equitable right, remedy or claim under or by reason of this Agreement. For the avoidance of doubt, the Designated Issuing Bank shall be a third party beneficiary of this Agreement solely with respect to all rights, benefits and privileges herein in respect of it or its Standalone Letter of Credit Facility set forth in this Section 10.06, Section 8.02, Section 8.03, Section 10.15, Section 10.16 and Section 10.17 and shall have all of the rights and benefits of a third-party beneficiary only in respect of the foregoing provisions.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (or Commitments) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million, in the case of any assignment in respect of the Revolving Credit Facility, or $1 million, in the case of any assignment in respect of Term Loans, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, Parent otherwise consents; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)          Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under each applicable Facility, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations under one Facility on a non-pro rata basis relative to its rights and obligations under another Facility;

(iii)         Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A)         the consent of Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment (and associated Revolving Credit Loans and participations in L/C Obligations and in Swing Line Loans) if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)         the consent of the L/C Issuers and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(iv)         Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)          No Assignment to Certain Persons. No such assignment shall be made (A) to Parent or any of Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 3.01, 3.04, 3.05 and 10.04 with respect to amounts payable thereunder and accruing for such Lender’s benefit but not paid prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)          Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Parent and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, Parent, the Borrowers, the Administrative Agent, any L/C Issuer or any Swing Line Lender, sell participations to any Eligible Assignee (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13 and the Participant’s compliance with Section 3.01(d)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the Borrowers and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided, that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that any loans are in registered form for U.S. federal income tax purposes.

(e)          Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results in a Change in Law that occurs after the Participant acquired the applicable participation.

(f)           Certain Pledges. Any Lender may at any time, without consent or notice, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Parent (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan; (ii) any grant of such an option to any SPC shall not constitute a novation, if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and in no event shall any Granting Lender be released from its obligations hereunder. Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided, that an SPC shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Granting Lender would have been entitled to receive with respect to the SPC granted to such SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable; and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Parent and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the related Granting Lender; and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)          Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), such L/C Issuer may, subject to the remainder of this paragraph, upon thirty (30) days’ notice to Parent and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Parent shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Parent to appoint any such successor shall affect the resignation of such L/C Issuer. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of such L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

(i)           Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Morgan Stanley assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Morgan Stanley may, subject to the remainder of this paragraph, upon thirty (30) days’ notice to Parent and the Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, Parent shall be entitled to appoint from among the Lenders a Swing Line Lender hereunder; provided, however, that no failure by Parent to appoint any such successor shall affect the resignation of Morgan Stanley as Swing Line

Lender. If Morgan Stanley resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

(j)           Affiliated Lenders. Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans of any Class hereunder to Parent or any of its Subsidiaries, but only if:

(i)          such assignment is made pursuant to (x) a Dutch Auction open to all Term Lenders of the applicable Class on a pro rata basis or (y) an open-market purchase;

(ii)         no Default or Event of Default has occurred or is continuing or would result therefrom;

(iii)        any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Parent or any of its Subsidiaries; and

(iv)        Parent and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or otherwise modified pursuant to Section 2.15 or 2.16) to acquire such Term Loans.

Section 10.07.      Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the disclosing party shall be liable for the failure of any such Persons to adhere to the requirements of this Section 10.07); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of Parent; (h) on a confidential basis to (i) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (ii) any rating agency in connection with rating the Borrowers or their Subsidiaries; and (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than Parent that is not itself, to the knowledge of such Person, in breach of a confidentiality obligation to Parent or any Subsidiary in connection with the disclosure of such Information.

For purposes of this Section, “Information” means all information received from Parent or any Subsidiary relating to Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a non-confidential basis prior to disclosure by Parent or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Parent or a Subsidiary, as the case may be; (b) it has developed compliance procedures regarding the use of material non-public information; and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Section 10.08.      Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to Parent, any such notice being waived by Parent (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify Parent and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

Section 10.09.      Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10.      Counterparts; Effectiveness.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or email pdf of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or email pdf be confirmed by a manually signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or email pdf. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Section 10.11.      Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12.      Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13.      Replacement of Lenders.

If any Lender requests compensation under Section 3.04, if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, if any Lender shall fail to consent to any amendment or waiver requested by the Borrowers in accordance with the last paragraph of Section 10.01 or if any other circumstance exists hereunder that gives Parent the right to replace a Lender as a party hereto, then Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative

Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)          the Administrative Agent shall have received the assignment fee specified in Section 10.06(b);

(b)          such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances and, other than in the case of a Defaulting Lender, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, any premium thereon (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee and any amounts payable by the Borrowers pursuant to Section 3.01, 3.04 or 3.05 from the Borrowers (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)          such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Parent to require such assignment and delegation cease to apply. Each Lender agrees that, if Parent elects to replace such Lender in accordance with this Section 10.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided, that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

Notwithstanding the foregoing, if Parent elects to replace a Lender in connection with a Repricing Transaction, such Lender shall be entitled to the Prepayment Premium paid in accordance with Section 2.05(a)(iii).

Section 10.14.      Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby; and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Parent and the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15.      GOVERNING LAW.

THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY APPELLATE COURT FROM ANY SUCH COURT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16.      WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17.      Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line Lenders and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.06 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.03.

Section 10.18.      No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and the other Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders, are arm’s-length commercial transactions between the Borrowers, the other Loan Parties their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders, on the other hand, (ii) each of Parent and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of Parent and each of the other Loan Parties are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, the other Loan Parties or any of their respective Affiliates, or any other Person; and (ii) neither the Administrative Agent, the Arrangers, the L/C Issuer nor the Lenders have any obligation to the Borrowers, the other Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers, the L/C Issuer, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers, the L/C Issuer nor the Lenders have any obligation to disclose any of such interests to the Borrowers, the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and each of the other Loan Parties hereby waive and release any claims that it may have against the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.19.      Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.20.      USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and tax identification number of each Loan Party and other information regarding each Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. Parent shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Section 10.21.      Electronic Execution of Assignments and Certain Other Documents.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22.      Joint and Several Liability of the Borrowers.

(a)          Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrower under the Loan Documents, including with respect to the payment of principal of and interest on all Loans and the payment of fees and indemnities and reimbursement of costs and expenses. Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the obligations under the Loan Documents, it being the intention of the parties hereto that all such obligations shall be the joint and several obligations of the Borrowers without preferences or distinction between them. If and to the extent that either Borrower shall fail to make any payment with respect to any of the obligations under the Loan Documents as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such obligations. Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Collateral Agent or the Lenders under or in respect of any of the obligations under the Loan Documents, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement, except for any demands, notices and other formalities expressly required under the terms of this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the obligations under the Loan Documents, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders at any time or times in respect of any default (including any Default or Event of Default) by the other Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, the Collateral Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of either Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Collateral Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 10.22, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 10.22, it being the intention of each Borrower that, so long as any of the obligations under the Loan Documents remain unsatisfied, the obligations of such Borrower under this Section 10.22 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the other Borrower. With respect to each Borrower’s obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the obligations under the Loan Documents shall have been paid in full in cash (other than contingent indemnification obligations that are not yet due and payable or as to which no claim has been asserted) and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent, the Collateral Agent and/or any Lender now has or may hereafter have against the other Borrower, any endorser or any guarantor of all or any part of the obligations under the Loan Documents, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or any Lender to secure payment of the obligations under the Loan Documents or any other liability of the Borrowers to the Administrative Agent, the Collateral Agent and/or any Lender.

(b)          Subject to the immediately preceding sentence, to the extent that either Borrower shall be required to pay a portion of the obligations under the Loan Documents which shall exceed the amount of Loans other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such Loans or other extensions of credit, then such Borrower shall be reimbursed by the other Borrower for the amount of such excess. This paragraph is intended only to define the relative rights of Borrowers, and nothing set forth in this paragraph is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Administrative Agent, the Collateral Agent and Lenders the obligations under the Loan Documents as and when the same shall become due and payable in accordance with the terms hereof. Notwithstanding anything to the contrary set forth in this paragraph or any other provisions of this Agreement, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the obligations under the Loan Documents of the other Borrower (and any Lien granted by each Borrower to secure such obligations), not constitute a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by either Borrower in respect of the obligations under the Loan Documents of the other Borrower (or any Liens granted by such Borrower to secure such obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly, nunc pro tunc.

(c)          Each Borrower’s obligation to pay and perform the obligations under the Loan Documents shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement, or any term or provision therein, as to the other Borrower, (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of the other Borrower, (iii) the application of any Loan proceeds to, or the extension of any other credit for the benefit of, the other Borrower, any other Loan Party, or any of their Subsidiaries or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 10.22, constitute a legal or equitable discharge of, or provide a right of setoff against, either Borrower’s obligations hereunder, in each case other than any payment in full of such obligations (other than contingent indemnification obligations not yet due or owing). Each of the Borrowers further agree that (i) its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of, or the application of any Debtor Relief Laws to, the other Borrower, all as though such payment had not been made and (ii) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.

Section 10.23.      Acknowledgment and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          The application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          The effects of any Bail-In Action on any such liability, including, if applicable:

(i)          A reduction in full or in part or cancellation of any such liability;

(ii)         A conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Documents; or

(iii)        The variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE XI
Guarantee

Section 11.01.      The Guarantee.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers (other than such Guarantor), and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof, excluding, with respect to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding anything to the contrary, this Section 11.01 shall not require or result in the application of any amount received from any Loan Party to any Excluded Swap Obligation of such Loan Party.

Section 11.02.      Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)          at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)          any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)          any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected;

(e)          the release of any other Guarantor pursuant to Section 11.09; or

(f)           the expiration of any statute of limitations.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against either Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this

Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against either Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03.      Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 11.04.      Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against either Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05.      Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06.      Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07.      Continuing Guarantee.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08.      General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09.      Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, any portion of the Equity Interests or all or substantially all property of any Guarantor is sold or otherwise transferred to a person or persons, none of which is a Loan Party, or if any Guarantor shall be designated an Unrestricted Subsidiary or otherwise not be required to remain a Guarantor hereunder, then such Guarantor shall, upon the consummation of such sale or transfer, designation or other circumstance, be automatically released from its obligations under this Agreement (including under Section 10.04 hereof) and its obligations to pledge and grant any Collateral owned by it (and all security interests actually granted in such Collateral) pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of such Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as Parent shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this sentence.

Section 11.10.      Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the L/C Issuers, the Swing Line Lenders and the Lenders for the full amount guaranteed by such Guarantor hereunder.

Section 11.11.      Subject to Intercreditor Agreement.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Intercreditor Agreement (if in effect), the Second Lien Intercreditor

Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) and such other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) or any other such intercreditor and terms of this Agreement, the terms of the Intercreditor Agreement (if in effect), the Second Lien Intercreditor Agreement (if in effect) or such other intercreditor agreement, as applicable, shall govern.

Section 11.12.      Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.12, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the release of this Guaranty under Section 9.09(b)(ii). Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1 a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.13.      Appointment of Parent as Representative of the Borrowers.

Each Borrower hereby designates Parent to act as its representative hereunder. Parent will be acting as agent on each of the Borrowers behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Term Loans pursuant to Section 2.02 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Term Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. Parent hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Parent shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Schedule 1.01A1
Commitments

Lender	Term Commitment	Revolving Credit Commitments
Citibank, N.A.	$800,000,000	$45,000,000
Wells Fargo Bank, N.A.		$45,000,000
Deutsche Bank AG New York Branch		$45,000,000
Bank of America, N.A.		$45,000,000
Goldman Sachs Bank USA		$45,000,000
JPMorgan Chase Bank, N.A.		$45,000,000
Morgan Stanley Bank, N.A.		$22,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		$22,500,000
BNP Paribas		$22,000,000
Credit Suisse, Cayman Islands Branch		$22,000,000
Mizuho Bank (USA)		$22,000,000
Sumitomo Mitsui Banking Corporation		$22,000,000
US Bank National Association		$22,000,000
Total	$800,000,000	$425,000,000

Schedule 1.01B2
L/C Commitments

L/C Issuer	L/C Commitments
Citibank, N.A.	$40,000,000
Wells Fargo Bank, N.A.	$40,000,000
Deutsche Bank AG New York Branch	$40,000,000
Bank of America, N.A.	$40,000,000
Goldman Sachs Bank USA	$40,000,000
JPMorgan Chase Bank, N.A.	$40,000,000
Morgan Stanley Bank, N.A.	$40,000,000

Schedule 1.01E
Existing Investments

Ownership of less than a majority of the equity of:

CBS Decaux Street Furniture, LLC

CBS Outdoor JCDecaux Street Furniture Canada L.P.

CBS Outdoor JCDecaux Street Furniture Canada Ltd.

Ownership of the Equity Interests of the following Non-Guarantor Subsidiaries by Loan Parties:

Advertising Systems Holdco CV (and, indirectly, its subsidiaries)

Anastasia Advertising Art, Inc.

Atlantic Prospect, Inc.

1 Information as of the Closing Date.

2 Information as of the Closing Date.

Bustop Shelters of Nevada, Inc.

Design-Graphics, Inc.

New York Subways Advertising Co., Inc.

Outdoor Management Network, Inc.

Outdoor Systems Americas 2 (Delaware), LLC

Outdoor Systems Electrical Corp.

Raven Media LLC

Salm Enterprises, Inc.

SDI Raven LLC

TDI Northwest, Inc.

Transportation Displays Inc.

Wilson-Curtis, Inc.

Schedule 5.08
Exceptions to Ownership of Property

None.

Schedule 5.09(b)
Environmental Matters

None.

Schedule 5.12
Subsidiaries

3261823 Nova Scotia Company

559733 British Columbia Ltd.

Advertising Systems HoldCo CV

Atlantic Prospect, Inc.

Anastasia Advertising Art, Inc.

Bustop Shelters of Nevada, Inc.

CBS Canada GP Co.

CBS Outdoor Chile S.A.

CBS Collegiate Sports Properties Inc.

CBS Midia Exterior Limitada

CBS Netherlands PP BV

CBS Outdoor Advertising Uruguay S.A.

CBS Outdoor Americas Capital Corporation

CBS Outdoor Americas Capital LLC

CBS Outdoor Argentina

CBS Outdoor Brasil Limitada

CBS Outdoor Canada LP

CBS Outdoor Group LLC

CBS Outdoor L.A. Inc.

CBS Outdoor LLC

CBS Outdoor Puerto Rico Inc.

CBS Outernet Inc.

Design-Graphics, Inc.

Eppar – Empresa de Paineis e Participacoes Limitada

Fusionate Vendor S. de R. L. de C.V.

International Outdoor Advertising Holdings Company

IOAHC Investments Company

IOAHC Investments Uruguay Company

IOA Prolix Company

New York Subways Advertising Co., Inc.

Outdoor Inc.

Outdoor Management Network, Inc.

Outdoor Systems Americas HoldCo Sub Cooperatief U.A.

Outdoor Systems Americas Netherlands NewCo B.V.

Outdoor Systems Americas 1 (Delaware), LLC

Outdoor Systems Americas 2 (Delaware), LLC

Outdoor Systems Americas 3 (Delaware), LLC

Outdoor Systems Electrical Corp.

Outdoor Systems Americas ULC

Publibus S.A.

Raven Media LLC

Salm Enterprises, Inc.

SDI Raven LLC

Servicos Administrativos America S. de R. L. de C.V.

Techmidia Publicidade Exterior S.A.

TDI Northwest, Inc.

Transportation Displays Inc.

Vendor Publicidad Exterior S. de R.L. de C.V.

Wilson-Curtis, Inc.

For the avoidance of doubt, the inclusion of any Subsidiary on this Schedule 5.12 does not constitute a representation or admission that such Subsidiary is material in any fashion.

Schedule 6.13(A)
Certain Collateral Documents

1.	A Mortgage for each of the following parcels of Real Property (each a “Mortgaged Property”):

a.	1695 Eastshore Highway, Berkeley, CA

b.	1731 Workman Street, Los Angeles, CA

c.	185 U.S. Highway 46, Fairfield, NJ

d.	4811 Merwin Street, Houston, TX

e.	1300 Bellaire, Madison Heights, MI

2.	For each Mortgaged Property, solely to the extent reasonably required by the Collateral Agent: (a) a Survey, (b) a Title Policy, (c) a local counsel opinion and in form and substance reasonably satisfactory to the Collateral Agent and (d) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice executed by such Loan Party about special flood hazard area status, if applicable.

3.	To the extent required by Section 6.07 of the Credit Agreement, (1) proof of insurance policies (including flood insurance, if applicable) and (2) evidence that all such insurance policies name the Collateral Agent as additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance), as applicable.

Schedule 7.01(b)
Existing Liens

1.	The following lien identified on the DE UCC-1 financing statement bearing the initial filing no. 60426163, as amended and/or continued from time to time:

Debtor	Secured Party	Collateral	Details
CBS Outernet Inc.	Dell Financial Services L.L.C.	Computer equipment and peripherals	All computer equipment and peripherals (collectively Equipment) wherever located heretofore or hereafter leased to Lessee by Lessor pursuant to that certain Master Lease Agreement #3976495, dated MARCH 02, 2005, and all Schedules thereto including, without limitation, all substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in, conjunction with the equipment and the proceeds thereof together with all rental or installment payments, insurance proceeds, other proceeds and payments due and to become due and arising from or relating to said Equipment.

2.	Any liens that may be deemed to have arisen pursuant to the Uniform Commercial Code as a result of the assignment of up to $12 million of receivables by CBS Outdoor Americas Capital LLC, Outdoor Inc., CBS Outdoor LLC and CBS Outdoor Group LLC to CBS Radio Media Corporation on January 14, 2014.

3.	The following judgment liens:

File No.	File Date	Debtor	Secured Party	Lien Summary
002370406-02	01/14/2008	CBS Outdoor Group Inc., DEFENDANT	Fidelity Home Mortgage Corporation, PLAINTIFF	Amount - $385.00
003154167-01	10/02/2013	CBS Outdoor Group Inc., DEFENDANT	Commissioner of Labor State of New York, PLAINTIFF	Amount - $45895.61
003155925-01	10/08/2013	CBS Outdoor Group Inc., DEFENDANT	Commissioner of Labor State of New York, PLAINTIFF	Amount - $1496.72
002370406-01	01/14/2008	CBS Outdoor Inc., DEFENDANT	Fidelity Home Mortgage Corporation, PLAINTIFF	Amount - $385.00
003145574-01	09/06/2013	CBS Outdoor Inc., DEFENDANT	Commissioner of Labor State of New York, PLAINTIFF	Amount - $1735.22
003155910-01	09/06/2013	CBS Outdoor Inc., DEFENDANT	Commissioner of Labor State of New York, PLAINTIFF	Amount - $824.03
002689568-01	04/28/2010	CBS Outernet Inc., DEFENDANT	Worker’s Compensation Board of NY State, PLAINTIFF	Amount - $7000.00

Schedule 7.02(b)
Existing Indebtedness

1.	The following Indebtedness:

Indebtedness	Principal Amount	Borrower
Capital Leases	$357,000	CBS Corporation (to be assigned to CBS Outdoor Americas Inc. and its subsidiaries)

2.	Any Indebtedness that may be deemed to have arisen pursuant to the Uniform Commercial Code as a result of the assignment of up to $12 million of receivables by CBS Outdoor Americas Capital LLC, Outdoor Inc., CBS Outdoor LLC and CBS Outdoor Group LLC to CBS Radio Media Corporation on January 14, 2014.

3.	To the extent constituting Indebtedness, reimbursement obligations of CBS Outdoor Americas Inc. and/or its subsidiaries owed to CBS Corporation in connection with (i) surety bonds obtained by CBS Corporation on behalf of CBS Outdoor Americas Inc. and/or its subsidiaries in an aggregate face amount of $13,492,651.28 and (ii) letters of credit obtained by CBS Corporation on behalf of CBS Outdoor Americas Inc. and/or its subsidiaries in an aggregate face amount of CDN$1,316,000.00.

Schedule 7.07

Existing Transactions with Affiliates

All transactions described in any of the following agreements, all other transactions set forth below and any other transactions relating to the separation of CBS Outdoor Americas Inc. and its subsidiaries from CBS Corporation described in the Amendment No. 3 to Form S-11 filed by CBS Outdoor Americas Inc. on December 20, 2013.

1.	Agreement and Plan of Reorganization, dated as of January 15, 2014, among CBS Corporation, CBS Radio Media Corporation and CBS Outdoor Americas Inc.

2.	Master Separation Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

3.	Transition Services Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

4.	Tax Matters Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

5.	License Agreements to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries with respect to various intellectual property (including, without limitation, certain patents and trademarks).

6.	Registration Rights Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

7.	Certain existing insurance obtained by CBS Corporation covers both CBS Outdoor Americas Inc. and its subsidiaries and CBS Corporation and its subsidiaries.

8.	Certain Employee Benefit Plans established by CBS Corporation cover employees of both CBS Outdoor Americas Inc. and its subsidiaries and CBS Corporation and its subsidiaries.

9.	Advertising placed by CBS Corporation and its subsidiaries.

10.	Advertising placed by various subsidiaries of Viacom Inc.

11.	Reimbursement obligations of CBS Outdoor Americas Inc. and/or its subsidiaries described in item 3 on Schedule 7.02(b).

Schedule 7.08

Burdensome Agreements

All transactions described in any of the following agreements, all other transactions set forth below and any other transactions relating to the separation of CBS Outdoor Americas Inc. and its subsidiaries from CBS Corporation described in the Amendment No. 3 to Form S-11 filed by CBS Outdoor Americas Inc. on December 20, 2013.

1.	Master Separation Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

2.	Transition Services Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

3.	Tax Matters Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

4.	License Agreements to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries with respect to various intellectual property (including, without limitation, certain patents and trademarks).

5.	Registration Rights Agreement to be entered into between CBS Corporation and/or certain of its subsidiaries and CBS Outdoor Americas Inc. and/or certain of its subsidiaries.

Schedule 10.02

Administrative Agent’s Office, Certain Addresses For Notices

Notices to Parent:

Address: OUTFRONT Media Inc.
405 Lexington Avenue, 17th Floor
New York, NY 10174
Attention: General Counsel; Chief Financial Officer
Tel:	(212) 297-6400
Fax:	(212) 297-6552
Email:	richard.sauer@outfrontmedia.com; don.shassian@outfrontmedia.com
Website: www.sec.gov; www.outfrontmedia.com

With a copy to:

Address: Jones Day
250 Vesey Street
New York, NY 10281-1047
Attention: Lewis Grimm
Tel:	(212) 326-3492
Fax:	(212) 755-7306
Email:	lgrimm@jonesday.com

Notices to Administrative Agent:

Address: MORGAN STANLEY SENIOR FUNDING, INC.
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231
Attention: Agency Team
Tel:	(443) 627-4466
Email for Borrowers:	AGENCY.BORROWERS@morganstanley.com
Email for Lenders:	MSAGENCY@morganstanley.com
For all Intralinks Postings:	Borrower.Documents@morganstanley.com

With a copy to:

Address: Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Daniel S. Dokos, Esq.
Tel:	212.310.8576
Fax:	212.310.8007
Email:	daniel.dokos@weil.com

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:	MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as Borrowers, OUTFRONT Media Inc. (formerly known as CBS Outdoor Americas Inc.), as a Guarantor, the other Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Parent on behalf of Borrowers hereby requests (select one):

A Borrowing of new Loans

A conversion of Loans made on

A continuation of Loans made on

to be made on the terms set forth below:

(A)	Class of Borrowing[1]

(B)	Date of Borrowing, conversion or continuation (which is a Business Day)

(C)	Principal amount[2]

(D)	Borrower(s)

(G)	Type of Loan[3]

[1]	Term or Revolving Credit.
[2]	Eurodollar Rate borrowing minimum of $5 million, and borrowings also allowed in whole multiples of $1 million in excess thereof. Base Rate borrowing minimum of $1 million and borrowings also allowed in whole multiples of $500,000 in excess thereof.
[3]	Specify Eurodollar Rate or Base Rate.

A-1

(H)	Interest Period and the last day thereof[4]

(I)	Location and number of applicable Borrower’s account to which proceeds of Borrowings are to be disbursed:

[Parent hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the date of the Borrowing contemplated by this Committed Loan Notice, the conditions to lending specified in Section 4.02(a) and (b) of the Credit Agreement shall have been satisfied.]5

OUTFRONT Media Inc.

By:
Name:
Title:

[4]	Applicable for Eurodollar Rate Borrowings/Loans only.
[5]	Insert bracketed language if Parent is requesting a Borrowing of new Revolving Credit Loans after the Closing Date.

A-2

EXHIBIT B

[FORM OF]

SWING LINE LOAN NOTICE

To: MORGAN STANLEY SENIOR FUNDING, INC., as Swing Line Lender and Administrative Agent

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as Borrowers, OUTFRONT Media Inc. (formerly known as CBS Outdoor Americas Inc.), as a Guarantor, the other Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Parent on behalf of the Borrowers hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A)	Principal amount[1]

(B)	Date of Borrowing (which is a Business Day)

Parent on behalf of the Borrowers hereby represents and warrants to the Administrative Agent and the Swing Line Lender that, on and as of the date of the Swing Line Borrowing contemplated by this Swing Line Loan Notice, the conditions to lending specified in Section 4.02(a) and (b) of the Credit Agreement have been satisfied.

OUTFRONT Media Inc.

By:
Name:
Title:

[1]	Shall be a minimum of $100,000.

B-1

EXHIBIT C-1

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

[FORM OF] TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation (individually, a “Borrower”, together, the “Borrowers”), each hereby promises to pay, on a joint and several basis, to the Lender set forth above (the “Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds to the Administrative Agent for the benefit of the Lender at the Administrative Agent’s Office (such term, and each other capitalized term used but not otherwise defined herein, having the meaning assigned to it in the Credit Agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent) (i) on the dates set forth in the Credit Agreement, the principal installment amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrowers pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrowers pursuant to the Credit Agreement.

Each Borrower promises to pay, on a joint and several basis, interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

C-1-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-1-2

OUTFRONT MEDIA CAPITAL LLC

By:
Name:
Title:

OUTFRONT MEDIA CAPITAL CORPORATION

By:
Name:
Title:

C-1-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-1-4

EXHIBIT C-2

LENDER: [·]

PRINCIPAL AMOUNT: $[•]

[FORM OF] REVOLVING CREDIT NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation (individually, a “Borrower”, together, the “Borrowers”), each hereby promises to pay, on a joint and several basis, to the Lender set forth above (the “Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds to the Administrative Agent for the benefit of the Lender at the Administrative Agent’s Office (such term, and each other capitalized term used but not otherwise defined herein, having the meaning assigned to it in the Credit Agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Credit Loan at the rate or rates per annum and payable on such dates, as provided in the Credit Agreement.

Each Borrower promises to pay, on a joint and several basis, interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

This note is one of the Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

C-2-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-2-2

Outfront Media Capital LLC

By:
Name:
Title:

Outfront Media Capital Corporation

By:
Name:
Title:

C-2-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-2-4

EXHIBIT C-3

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

[FORM OF] SWING LINE NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, OUTFRONT MEDIA CAPITAL LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, and OUTFRONT MEDIA CAPITAL CORPORATION (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation, (individually a “Borrower”, together, the “Borrowers”), each hereby promises to pay, on a joint and several basis, to the Lender set forth above (the “Lender”) or its registered assigns, in accordance with the provisions of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds to the Administrative Agent for the benefit of the Lender at the Administrative Agent’s Office (such term, and each other capitalized term used but not otherwise defined herein, having the meaning assigned to it in the Credit Agreement, dated as January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Swing Line Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.

Each Borrower promises to pay, on a joint and several basis, interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

This note is one of the Swing Line Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

C-3-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-3-2

Outfront Media Capital LLC

By:
Name:
Title:

Outfront Media Capital Corporation

By:
Name:
Title:

C-3-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

C-3-4

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

[Date]

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Morgan Stanley Senior Funding, Inc., as Administrative Agent (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of Parent, certifies as follows:

1.	[Attached hereto as Exhibit A is the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 20[•] and related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [PricewaterhouseCoopers LLP], prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of the Revolving Facility or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).][1]

2.	[Attached hereto as Exhibit A is the consolidated balance sheet of Parent and its Subsidiaries as of [•] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.][2]

3.	To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

4.	[The following represent true and accurate calculations, as of [•], to be used to determine compliance with the covenant set forth in Section 7.09 of the Credit Agreement:

[1]	To be included if delivered in connection with annual financial statements only.
[2]	To be included if delivered in connection with quarterly financial statements only.

D-1

Consolidated Net Secured Leverage Ratio:
Consolidated Total Net Debt that is secured by Liens=	[•]
Consolidated EBITDA=	[•]
Actual Ratio=	[•] to 1.00
Maximum Ratio=	4.00 to 1.00

Supporting detail showing the calculation of the Consolidated Net Secured Leverage Ratio is attached hereto as Schedule 1.]3

5.	[Attached hereto is the information required by Section 6.02(c) of the Credit Agreement.][4]

[3]	Insert if Section 7.09 is applicable for the reporting period.
[4]	To be included only in annual compliance certificate.

D-2

Schedule 1

(A) Consolidated Net Secured Leverage Ratio: Consolidated Total Net Debt that is secured by liens, to Consolidated EBITDA for the most recently ended Test Period.

(1) Consolidated Total Net Debt that is secured by Liens as of [•], 20[•]:

(a) the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, secured by Liens and consisting of:

(i) Indebtedness for borrowed money,

(ii) Capitalized Lease Obligations, and

(iii) Attributable Indebtedness.

(b) less up to $150 million of cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the balance sheet of the Loan Parties as of such date of determination[1]

(c) less the aggregate amount of lease obligations that constitute Capitalized Lease Obligations, but would not have constituted Capitalized Lease Obligations under GAAP on the Closing Date,

(2) Consolidated EBITDA:

(a) Consolidated Net Income:

(i) the aggregate Net Income of Parent and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(A) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including expenses relating to (i) severance and relocation costs, (ii) any rebranding or corporate name change or (iii) uninsured storm or other weather-related damage, in excess of $5 million for any single weather event) shall be excluded,

[1]	provided that for purposes of determining the Consolidated Net Secured Leverage Ratio in connection with the incurrence of any Incremental Facilities incurred pursuant to Section 2.14 or any Permitted Debt Offerings incurred pursuant to Section 7.02(b)(21), the cash proceeds of such Incremental Facilities and/or Permitted Debt Offering shall not be deemed to be included on the consolidated balance sheet of Parent and its Restricted Subsidiaries.

D-3

(B) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(C) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(D) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by Parent shall be excluded,

(E) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary in respect of such period,

(F) the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided, that Consolidated Net Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(G) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging

D-4

Obligations or other derivative instruments shall be excluded, and

(H) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(b) plus (without duplication):

(i) provision for taxes based on income or profits or capital gains, including, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of Parent and its Restricted Subsidiaries paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income,

(ii) Consolidated Interest Expense of Parent and its Restricted Subsidiaries for such period,

(iii) Consolidated Depreciation and Amortization Expense of Parent and its Restricted Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income,

(iv) any fees, expenses or charges related to the IPO, any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred in accordance with this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes or under the Loan Documents, (ii) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income, and (iii) the other Transactions,

(v) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring

D-5

costs incurred in connection with acquisitions, mergers or consolidations after the Closing Date,

(vi) any other non-cash charges, including any write offs or write downs and non-cash compensation expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, reducing Consolidated Net Income for such period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income,

(viii) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility,

(ix) any costs or expense incurred by Parent or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent or net cash proceeds of an issuance of Equity Interest of Parent (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Available Amount, and

(x) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by Parent in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the date of any Investment, acquisition, disposition, merger, consolidation or other action being given pro forma effect (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such

D-6

actions; provided that (x) all steps have been taken for realizing such cost savings, (y) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of Parent) and (z) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (J) in any Test Period shall not exceed 15% of Consolidated EBITDA (prior to giving effect to such addbacks).

(c) minus (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, and

(d) plus or minus (without duplication)

(i) any net loss or gain, respectively, resulting in such period from Hedging Obligations and the application of Financial Accounting Codification No. 815-Derivatives and Hedging; plus or minus, as applicable, and

(ii) any net loss or gain, respectively, resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

Consolidated EBITDA

Consolidated Total Net Debt secured by Liens to Consolidated EBITDA	[•]:1.00

Covenant Requirement	4.00 to 1.00

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IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of Parent, has executed this certificate for and on behalf of Parent and has caused this certificate to be delivered as of the first date written above.

OUTFRONT Media Inc.

By:
Name:
Title:

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EXHIBIT E

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is to a single Assignor, choose the first bracketed language. If the assignment is to multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include all applicable subfacilities.

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1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), on a joint and several basis

4.	Administrative Agent: MORGAN STANLEY SENIOR FUNDING, INC., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as Borrowers, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

6.	Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$
%
			$	$
%
			$	$
%

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Commitment”, etc.).
[9]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

E-2

[7.	Trade Date: ][11]

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[Name of Assignee], as Assignee

By:
Name:
Title:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Consented to and][12] Accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Title:

[Consented to:][13]

By:
Title:

[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of Parent and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

E-3

Annex 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Parent, the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2           Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(i)(B) or 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will be bound by the terms of the Credit Agreement and perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender including its obligations under Section 3.01(d) of the Credit Agreement.

E-4

2.          Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any conflicts of laws provisions that would result in the application of the laws of another jurisdiction.

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EXHIBIT F

[FORM OF] SECURITY AGREEMENT

dated as of

[•], 20[•]

among

OUTFRONT MEDIA CAPITAL LLC

and OUTFRONT MEDIA CAPITAL CORPORATION,

as Borrowers

OUTFRONT MEDIA INC. AND THE OTHER

GUARANTORS PARTY HERETO FROM TIME TO TIME

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Collateral Agent

F-1

F-2

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Patent Security Agreement
EXHIBIT III	Form of Trademark Security Agreement
EXHIBIT IV	Form of Copyright Security Agreement

F-3

SECURITY AGREEMENT dated as of [•], 20[•] among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation (each, a “Borrower” and, together, the “Borrowers”), OUTFRONT MEDIA INC., a Maryland corporation (the “Parent”), as Grantor, the other Grantors identified herein and who from time to time become a party hereto (together with the Borrowers and Parent, the “Grantors” and each a “Grantor”) and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Parent, as Guarantor, the other Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Swing Line Lender, the Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement and the Hedge Banks have agreed to perform certain obligations under Secured Hedge Agreements and Treasury Services Agreements. The obligations of (i) the Lenders to extend such credit and (ii) the performance of such obligations of the Hedge Banks under the Secured Hedge Agreements and Treasury Services Agreements are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrowers) are affiliates of the Borrowers, will derive substantial benefits from such extension of credit by the Lenders and such performance of such obligations by the Hedge Banks and are willing to execute and deliver this Agreement in order to induce (i) the Lenders to extend such credit and (ii) the Hedge Banks to enter into such Secured Hedge Agreements and Treasury Services Agreements to execute the documentation relating thereto. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.         Credit Agreement.

(a)          Unless otherwise noted, capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. Whether or not defined in the Credit Agreement, all terms defined in the New York UCC (as defined herein) and not otherwise defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)          The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02.         Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” means this Security Agreement.

F-4

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” and “Borrowers” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter directly owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States, whether as author, assignee, transferee, exclusive licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Assets” means (a) any Real Property (including, without limitation, all Real Property leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters)) other than any fee-owned Real Property that is acquired after the Closing Date, with an individual fair market value (as determined in good faith by Parent) in excess of $5 million (with fair market value determined as of the date of acquisition thereof and without regard to third party advertising revenue derived from any improvements on such property that are made after the date of acquisition thereof), (b) any vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction, (c) any (x) Letter-of-Credit Rights or (y) Equity Interests in joint ventures, in each case, to the extent a Lien thereon cannot be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction, (d) any Commercial Tort Claims, (e) any asset or property to the extent the grant of a security interest is prohibited by applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such applicable Law, in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (f) any asset (including, without limitation, any lease, license or other agreement or Contractual Obligation or any property subject to a purchase money security interest, Lien securing a Capitalized Lease Obligation, Receivables Facility or similar arrangement) to the extent that a grant of a security interest therein would require a consent not obtained or violate or invalidate any lease, license, agreement or Contractual Obligation (including, without limitation, any such purchase money arrangement, Capitalized Lease Obligation, Receivables Facility or similar arrangement) or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction and other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (g) any asset or property (including, without limitation, any Equity Interests) to the extent the grant of a security interest is

F-5

prohibited by any Organization Documents, joint venture agreement or shareholders’ agreement governing the issuer of such Equity Interests or requires a consent not obtained of any Person (other than a Grantor) pursuant to such Organization Documents or agreements, in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (h) voting Equity Interests (and any other interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2)) in excess of 66% of all such Equity Interests (and other interests) in (A) any CFC or (B) any CFC Holdco, (i) any Equity Interests in (A) any Person that is not a Wholly-Owned Subsidiary to the extent that Parent and the Collateral Agent reasonably determine that the granting of a Lien on such Equity Interests will materially interfere with minority shareholders of such Person, (B) any Unrestricted Subsidiary (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary), (C) any Person held by a Foreign Subsidiary or (D) any Receivables Subsidiary, (j) any “intent-to-use” trademark or service mark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, (k) any foreign assets, rights or property or credit support; provided that this clause (k) shall not exclude any Equity Interests of Foreign Subsidiaries that are otherwise required to be pledged pursuant to the terms of this Agreement, (l) any asset or property as to which Parent and the Collateral Agent reasonably determine that the costs of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of such Lien, (m) any assets or property as to which Parent and the Collateral Agent reasonably determine that the granting of a Lien thereon will result in materially adverse tax consequences to Parent or any of its Subsidiaries, (n) any accounts and related assets sold (including in the form of capital contributions) under a Receivables Facility and (o) any subordinated Indebtedness of a Receivables Subsidiary owed to a Restricted Subsidiary in respect of the purchase price of accounts and related assets sold under a Receivables Facility and any related Instruments (including, without limitation, promissory notes) evidencing such subordinated Indebtedness; provided, however, that “Excluded Assets” shall not include any Proceeds, substitutions or replacements of any “Excluded Assets” referred to in clauses (a) through (n) (unless such Proceeds, substitutions or replacements would constitute “Excluded Assets” referred to in any of clauses (a) through (n)).

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security directly held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now directly owned or hereafter directly acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively.

F-6

“Investment Property” has the meaning specified in Article 9 of the New York UCC.

“Lender” and “Lenders” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (a) renewals, extensions, amendments and supplements thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages for breach or for infringement claims pertaining to the licensed Intellectual Property (to the extent that a Grantor has the right to collect them), and (c) rights to sue for past, present and future breaches or violations thereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter directly owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now directly owned or hereafter acquired and directly owned by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, and (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, limited or unlimited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any and all rights relating to Equity Interests constituting Collateral and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

F-7

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter directly owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names and other source or business identifiers protected under the laws of the United States or any state or political subdivision thereof, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use thereof and symbolized thereby.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

Article II

Pledge of Securities

Section 2.01.         Pledge.

As security for the payment or performance in full when due of the Obligations, including the Guarantees of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) all Equity Interests directly held by it, including those listed on Schedule I and any other Equity Interests directly obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Assets; (b) (i) the debt obligations owed to it and listed opposite the name of such Grantor on Schedule I, (ii) any debt obligations (including, without limitation, any intercompany notes) directly obtained in the future by such Grantor having, in the case of each instance of debt obligations, an aggregate principal amount in excess of $7.5 million and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets or any intercompany notes evidencing Indebtedness owed by a Grantor to another Grantor; (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (d) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and

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assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.         Delivery of the Pledged Collateral.

(a)          Each Grantor agrees to deliver to the Collateral Agent on the Closing Date all Pledged Securities directly owned by it on the Closing Date and with respect to any Pledged Securities issued or acquired after the Closing Date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within thirty (30) days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such Pledged Securities (other than any uncertificated securities). If any uncertificated securities subsequently become certificated such that they constitute Pledged Securities, the applicable Grantor agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within thirty (30) days after the date such certificates become certificated or such longer period as to which the Collateral Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such certificates.

(b)          The Grantors will cause (or, with respect to Indebtedness owed to any Grantor by any Person other than Parent or any of its Subsidiaries, will use reasonable best efforts to cause) any Indebtedness for borrowed money owed to any Grantor by any Person (other than intercompany Indebtedness between Grantors and Excluded Assets) having a principal amount in excess of $7.5 million individually, to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)          Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in the Pledged Collateral by undated proper instruments of assignment or transfer duly executed in blank by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

Section 2.03.         Representations, Warranties and Covenants.

The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)          Schedule I correctly sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all the Equity Interests directly owned by such Grantor in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity directly owned by such Grantor and (ii) all the Pledged Debt owed to such Grantor;

(b)          the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Parent or any of its Subsidiaries, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, is fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Parent or any of its Subsidiaries, to the best of each Grantor’s knowledge), is the legal, valid and binding obligation of each issuer thereof, subject to the effects of bankruptcy, insolvency,

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fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c)          each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as directly owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents, (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and (C) other transactions permitted under the Credit Agreement, and (iv) subject to the rights of such Grantor to dispose of assets or property pursuant to the terms of the Credit Agreement, if requested by the Collateral Agent, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)          except for restrictions and limitations imposed by the Loan Documents or securities laws generally or permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)          each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f)          no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

Section 2.04.         Actions with Respect to Certain Equity Interests.

(a)          Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Each Grantor hereby agrees that if any of the Pledged Collateral is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law or, with respect to Pledged Collateral issued by any Person other than a Wholly-Owned Subsidiary of Parent, the Organization Documents of such issuer, (i) if necessary or desirable to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equityholder register or the books and records of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon

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request by the Collateral Agent, (A) cause the Organization Documents of each such issuer of Equity Interests constituting Pledged Collateral to be amended to provide that such Pledged Collateral shall be treated as “securities” for purposes of the Uniform Commercial Code and (B) cause such Pledged Collateral to become certificated and delivered to the Collateral Agent.

(b)          Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Section 2.05.        Registration in Nominee Name; Denominations.

If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent, on behalf of the Secured Parties, shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Collateral Agent shall give Parent prior notice of its intent to exercise such rights.

Section 2.06.        Voting Rights; Dividends and Interest.

(a)          Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified Parent that the rights of the Grantors under this Section 2.06 are being suspended:

(i)          Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner, except as may be permitted under this Agreement, the Credit Agreement or the other Loan Documents, that would materially and adversely affect the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)         Subject to Section 2.06(b) below, the Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)        Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and

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conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within thirty (30) days after receipt thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(b)          Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified Parent of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to receive dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within thirty (30) days or such longer period as to which the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that remain in such account.

(c)          Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided Parent with notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Collateral Agent. After all Events of Default have been cured or waived, (i) each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and (ii) the obligations of the Collateral Agent pursuant to the terms of paragraph (a)(i) of this Section 2.06 shall be reinstated.

(d)          Any notice given by the Collateral Agent to Parent suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one

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or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

Article III

Security Interests in Personal Property

Section 3.01.        Security Interest.

(a)          As security for the payment or performance, as the case may be, in full when due of the Obligations, including the Guarantees of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now or at any time hereafter directly owned by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all Deposit Accounts;

(iv)        all Documents;

(v)         all Equipment;

(vi)        all Fixtures all General Intangibles and all Intellectual Property;

(vii)       all Goods;

(viii)      all Instruments;

(ix)         all Inventory;

(x)          all Investment Property;

(xi)         all books and records pertaining to the Article 9 Collateral;

(xii)        all Letters of Credit and Letter of Credit Rights;

(xiii)       all Money; and

(xiv)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

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provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the term “Collateral” shall not include) any Excluded Assets.

(b)          Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(c)          The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d)          The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(e)          Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required (i) to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the Uniform Commercial Code of the relevant State(s), (B) filings in United States government offices with respect to Intellectual Property as expressly required elsewhere herein, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Instruments or Pledged Securities as expressly required elsewhere herein or (D) other methods provided for in Section 2.04, (ii) to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account, (iii) to take any action (other than the actions listed in clause (i)(A), and (C) above) with respect to any assets located outside of the United States or (iv) to perfect in any assets subject to a certificate of title statute.

Section 3.02.         Representations and Warranties.

The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)          Subject to Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder.

(b)          The Uniform Commercial Code financing statements (including fixture filings) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental,

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municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from Parent to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and amendments.

(c)          Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents (except the Excluded Patents), United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been or on the Closing Date shall be delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks (except pending Trademark applications that constitute Excluded Assets) and Copyrights to the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof, and (ii) the UCC financing and continuation statements and amendments contemplated in Section 3.02(b)).

(d)          (i) When all appropriate filings, recordings, registrations or notifications are made as may be required under applicable Law to perfect the Security Interest and (ii) upon the taking of possession or control by the Collateral Agent of such Article 9 Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement or the Intercreditor Agreement, if then in effect), the Security Interest shall be prior to any other Lien on any of the Article 9 Collateral, other than (1) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (2) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e)          The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

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Section 3.03.        Covenants.

(a)          Parent agrees promptly (and in any event within thirty (30) days after such change) to notify the Collateral Agent in writing of any change in (i) legal name of any Grantor, (ii) the type of organization of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor and, upon request by the Collateral Agent, take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change. Parent agrees promptly to provide the Collateral Agent after notification of any such change with certified Organization Documents reflecting any of the changes described in the first sentence of this paragraph.

(b)          Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, Parent shall deliver a Perfection Certificate Supplement in accordance with Section 6.02(c) of the Credit Agreement.

(c)          Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms of this Agreement and the Credit Agreement.

(d)          At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten (10) Business Days after demand for any payment made in respect of such amounts that are due and payable or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03; provided, however, Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e)          Reserved.

(f)          Intellectual Property Covenants.

(i)          Other than to the extent permitted herein or in the Credit Agreement or with respect to registrations and applications no longer used or useful, and except to the extent failure to act would not, as deemed by Parent in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the

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United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Article 9 Collateral of such Grantor.

(ii)         Other than to the extent permitted herein or in the Credit Agreement, or with respect to registrations and applications no longer used or useful, or except as would not, as deemed by Parent in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property included in the Article 9 Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(iii)        Other than as excluded or as permitted herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the Grantor’s business operations or except where failure to do so would not, as deemed by Parent in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property included in the Article 9 Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv)        Notwithstanding clauses (i) through (iii) above, nothing in this Agreement or any other Loan Document prevents any Grantor from Disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property included in the Article 9 Collateral to the extent permitted by the Credit Agreement.

(v)         Together with the delivery of a Perfection Certificate or Perfection Certificate Supplement under the Credit Agreement, each Grantor shall provide a list of any additional applications for or registrations of Intellectual Property (in each case, in the USPTO and the USCO, as applicable) of such Grantor not previously disclosed to the Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and the USCO with respect to Intellectual Property included in the Article 9 Collateral and, upon the written request of the Collateral Agent (other than in connection with the execution of a Security Agreement Supplement pursuant to Section 5.14 hereof), deliver to the Collateral Agent at such time the short-form security agreement with respect to such Patents, Trademarks or Copyrights in appropriate form for filing with the USPTO or USCO, as applicable, so that the Collateral Agent may file such agreements with the USPTO or USCO, as applicable; provided, however, that updates to any applications for or registrations of Intellectual Property of such Grantor shall only be provided in a Perfection Certificate or Perfection Certificate Supplement.

(g)          Except to the extent permitted under the Credit Agreement, each Grantor shall, upon request of the Collateral Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement. Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and

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conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

Section 3.04.         Instruments.

If the Grantors shall at any time directly hold or acquire any Instruments constituting Article 9 Collateral (excluding checks, intercompany Indebtedness between Grantors and Excluded Assets), and evidencing an amount in excess of $5 million individually, such Grantor shall promptly (and in any event, within thirty (30) days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

Article IV

Remedies

Section 4.01.         Remedies upon Default.

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) enter into any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) require each Grantor to, and each Grantor agrees that it will at its expense and upon the request of the Collateral Agent promptly, assign the entire right, title, and interest of such Grantor in each of the Patents, Trademarks, domain names and Copyrights to the Collateral Agent for the benefit of the Secured Parties; (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors and Parent ten (10) Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the

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New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 4.02.         Application of Proceeds.

(a)          Subject to the Intercreditor Agreement (if any), the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the order provided for in the Credit Agreement.

(b)          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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(c)          In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied to or by the Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Collateral Agent of any amounts distributed to it.

Section 4.03.         Grant of License to Use Intellectual Property; Power of Attorney.

For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or, to the extent permitted under the terms of the relevant license, sublicense any of the Intellectual Property included in the Article 9 Collateral now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to operate such license, sublicense and other rights, shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and upon ten (10) Business Days’ prior written notice to the Borrowers, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. Furthermore, each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, subject only to the giving of ten (10) days’ notice to the Grantor and Parent, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same.

Article V

Miscellaneous

Section 5.01.         Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Grantor other than Parent shall be given to it in care of Parent as provided in Section 10.02 of the Credit Agreement (whether or not then in effect).

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Section 5.02.         Waivers; Amendment.

(a)          No failure or delay by the Collateral Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 5.03.         Collateral Agent’s Fees and Expenses.

(a)          The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 10.04 and 10.05 of the Credit Agreement (whether or not then in effect); provided that each reference therein to “Parent” or the “Borrowers” shall be deemed to be a reference to “each Grantor” and each reference therein to “Administrative Agent” shall be deemed to be a reference to “Collateral Agent”.

(b)          Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable promptly upon written demand therefor.

Section 5.04.         Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 10.06 of the Credit Agreement.

Section 5.05.         Survival of Agreement.

All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by

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the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer).

Section 5.06.         Counterparts; Effectiveness; Successors and Assigns; Several Agreement.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Collateral Agent may also require that any such documents and signatures delivered by facsimile or other electronic communication be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic communication. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 5.07.         Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.08.         Right of Set-Off.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have the rights specified in Section 10.08 of the Credit Agreement.

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Section 5.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)          The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.10.         Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11.         Security Interest Absolute.

To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Section 5.12.         Intercreditor Agreement Governs.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement, if then in effect and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement, if then in effect. In the event of any conflict between the terms of the Intercreditor Agreement, if then in effect, and the terms of this Agreement, the terms of the Intercreditor Agreement if then in effect shall govern.

Section 5.13.         Termination or Release.

(a)          This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer).

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(b)          A Grantor (other than a Borrower) shall automatically be released from its obligations hereunder as provided in Section 9.09 of the Credit Agreement; provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)          Upon (i) any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Grantor), including, but not limited to, any sale of accounts and related assets sold under a Receivables Facility, (ii) any asset or property becoming an Excluded Asset or (iii) the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.09 or 10.01 of the Credit Agreement, the security interest of such Grantor in such Collateral shall be automatically released and the license granted in Section 4.03 shall be automatically terminated with respect to such Collateral.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents and take all such further actions that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.09 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

(e)          Notwithstanding anything to the contrary set forth in this Agreement, each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of Parent or any of its Subsidiaries under any Secured Hedge Agreement and any Treasury Services Agreement shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank.

Section 5.14.         Additional Grantors.

Each Subsidiary (other than an Excluded Subsidiary) of Parent that is required to enter into this Agreement as a Grantor pursuant to Section 6.11 of the Credit Agreement shall, and any Subsidiary of Parent may, execute and deliver a Security Agreement Supplement and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 5.15.         Collateral Agent Appointed Attorney-in-Fact.

Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to Parent of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account

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Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Anything in this Section 5.15 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.15 unless an Event of Default shall have occurred and be continuing. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein. No Agent Party shall be liable in the absence of its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, as provided in Sections 10.04 and 10.05 of the Credit Agreement promptly upon written demand therefor by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 5.16.         General Authority of the Collateral Agent.

By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 5.17.         Reasonable Care.

The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

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Section 5.18.         Mortgages.

In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

Section 5.19.         Reinstatement.

This Security Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Parent or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 5.20.         Miscellaneous.

(a)          The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.

(b)          The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Outfront Media Capital LLC

By:
Name:
Title:

Outfront Media Capital Corporation

By:
Name:
Title:

Outfront Media Inc.

By:
Name:
Title:

Century Prince Street, Inc.

By:
Name:
Title:

Fuel Outdoor LLC

By:
Name:
Title:

Fuel Outdoor Holdings LLC

By:
Name:
Title:

Fuel Outdoor San Francisco LLC

By:
Name:
Title:

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Metro Fuel LLC

By:
Name:
Title:

Millennium Billboards L.L.C.

By:
Name:
Title:

Mizey Realty Co., Inc.

By:
Name:
Title:

Motion Picture Promotions, LLC

By:
Name:
Title:

Outdoor Inc.

By:
Name:
Title:

Outfront Media Boston LLC

By:
Name:
Title:

Outfront Media Bus Advertising LLC

By:
Name:
Title:

Outfront Media Chicago LLC

By:
Name:
Title:

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Outfront Media Citylites LLC

By:
Name:
Title:

Outfront Media Electrical & Maintenance LLC

By:
Name:
Title:

Outfront Media Group LLC

By:
Name:
Title:

Outfront Media Kiosk Advertising LLC

By:
Name:
Title:

Outfront Media L.A. Inc.

By:
Name:
Title:

Outfront Media LLC

By:
Name:
Title:

Outfront Media Miami LLC

By:
Name:
Title:

Outfront Media Miami Holdings LLC

By:
Name:
Title:

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Outfront Media Minnesota LLC

By:
Name:
Title:

Outfront Media Outernet Inc.

By:
Name:
Title:

Outfront Media San Francisco LLC

By:
Name:
Title:

Outfront Media Sign Erectors LLC,

By:
Name:
Title:

Outfront Media Sports Inc.

By:
Name:
Title:

Outfront Media Texas Inc.

By:
Name:
Title:

Outfront Media Transportation Advertising LLC

By:
Name:
Title:

Outfront Media VW Communications LLC,

By:
Name:
Title:

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Outfront Media Wall to Wall LLC

By:
Name:
Title:

Rockbridge Sports, Media and Entertainment, LLC

By:
Name:
Title:

Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

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Schedule I

Pledged Equity

Pledgor	Pledged Interest

Pledged Debt

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EXHIBIT I TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [•] dated as of [•], to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 20[•] among Outfront Media Capital LLC and Outfront Media Capital Corporation, (the “Borrowers”) as Grantors, OUTFRONT Media Inc. as a Grantor, the other Grantors from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Collateral Agent for the Secured Parties.

A.           Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto.

B.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, and if not defined therein, the Credit Agreement.

C.           The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and/or Treasury Services Agreements. Section 5.14 of the Security Agreement provides that additional Restricted Subsidiaries of Parent may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and/or Treasury Services Agreements and as consideration for (x) Loans previously made and Letters of Credit previously issued and (y) Secured Hedge Agreements and Treasury Services Agreements previously entered into and/or maintained.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 5.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in

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accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (c) Schedule I attached hereto sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests directly owned by the New Subsidiary in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity directly owned by the New Subsidiary and (ii) all the Pledged Debt owed to the New Subsidiary.

Section 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

Section 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signatures on following page]

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

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Schedule I

To Supplemental No. [●] To The

Security Agreement

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

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EXHIBIT II

FORM OF

PATENT SECURITY AGREEMENT

(SHORT-FORM)

PATENT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, located at 405 Lexington Avenue, New York, NY 10174 and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation, located at 405 Lexington Avenue, New York, NY 10174 (the “Borrowers”), as Grantors, OUTFRONT Media Inc., as a Grantor, the other Grantors identified herein and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Parties.

Reference is made to the Security Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and subject to the limitations set forth in the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

All letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, and all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals or extensions thereof, including those listed on Schedule I hereto, and the inventions or improvements disclosed or claimed therein.

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Section 3. Termination. This Patent Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[________________________]

By:
Name:
Title:

Signature Page For Patent Security Agreement

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Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

Signature Page For Patent Security Agreement

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Schedule I

Short Particulars of U.S. Patent Collateral

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Exhibit III

FORM OF

TRADEMARK SECURITY AGREEMENT

(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, located at 405 Lexington Avenue, New York, NY 10174 and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation, located at 405 Lexington Avenue, New York, NY 10174 (the “Borrowers”) as Grantors, OUTFRONT MEDIA INC. as a Grantor, the other Grantors identified herein and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Parties.

Reference is made to the Security Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows:

Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and subject to the limitations set forth in the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)          all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names and other source or business identifiers protected under the laws of the United States or any state or political subdivision thereof, all registrations and recordings thereof, all registration and recording applications filed in connection therewith in the USPTO, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including those listed on Schedule I hereto, and (b) all goodwill connected with the use thereof and symbolized thereby; provided that the grant of security interest shall not include any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto.

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Section 3. Termination. This Trademark Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5. Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[________________________]

By:
Name:
Title:

Signature Page for Trademark Security Agreement

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Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

Signature Page for Trademark Security Agreement

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Schedule I to

Trademark Security Agreement Supplement

UNITED STATES Trademarks, Service Marks and Trademark Applications

Grantor	Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

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Exhibit IV

FORM OF

COPYRIGHT SECURITY AGREEMENT

(SHORT-FORM)

COPYRIGHT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, located at 405 Lexington Avenue, New York, NY 10174 and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation, located at 405 Lexington Avenue, New York, NY 10174 (the “Borrowers”) as Grantors, OUTFRONT MEDIA INC., as a Grantor, the other Grantors identified herein and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Parties.

Reference is made to the Security Agreement, dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows:

Section 7. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 8. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and subject to the limitations set forth in the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a)          all copyright rights in any work subject to and under the copyright laws of the United States, whether as author, assignee, transferee, exclusive licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule I hereto.

Section 9. Termination. This Copyright Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security

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Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 10. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 11. Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 12. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[________________________]

By:
Name:
Title:

Signature Page for Copyright Security Agreement

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Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

Signature Page for Copyright Security Agreement

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Schedule I

Short Particulars of U.S. Copyright Collateral

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EXHIBIT G-1

[FORM OF] PERFECTION CERTIFICATE

(See Attached)

G-1-1

PERFECTION CERTIFICATE

Reference is hereby made to (a) that certain Pledge and Security Agreement, dated as of January 31, 2014 (the “Security Agreement”), between Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation, as borrowers (together with their respective successors and assigns, each a “Borrower” and, collectively, the “Borrowers”), OUTFRONT Media Inc. (formerly known as CBS Outdoor Americas Inc.), a Maryland corporation and indirect parent of the Borrowers (the “Parent”), and the other Guarantors party thereto (collectively, and together with the Parent, the “Guarantors”) and the Collateral Agent (as hereinafter defined) and (b) that certain Credit Agreement, dated as of as of dated as of January 31, 2014 (the “Credit Agreement”) among the Borrowers, the Guarantors, certain other parties thereto and MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as Administrative Agent, Collateral Agent, the Swing Line Lender and an L/C Issuer and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Company” or “Companies” means each of the Borrowers and each Guarantor.

The undersigned hereby certify to the Collateral Agent and the Lenders as follows:

1.           Names.

(a)          The exact legal name of each Company, as such name appears in its respective certificate of incorporation or equivalent organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of organization of each Company.

(b)          Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c)          Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2.          Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

3.          Extraordinary Transactions. During the five year period preceding the date hereof, except as set forth in Schedule 3 attached hereto, no Company has been the subject of any merger or other corporate reorganization.

4.          File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices in each jurisdiction identified in Schedule 1(a), Schedule 1(c) or Schedule 2 with respect to each legal name set forth in Schedule 1(a),

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Schedule 1(b) and Schedule 1(c). A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.

5.            UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Security Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6.            Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 and (ii) the appropriate filing offices for the Mortgages relating to the Mortgaged Property set forth in Schedule 7.

7.            Owned Real Property. Attached hereto as Schedule 7 is a list of all (i) real property owned in fee by each Company located in the United States and having a fair market value (determined in the good faith judgment of Parent, based on the current usage of such real property) in excess of $5 million as of the Closing Date (such real property, the “Mortgaged Property”), (ii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon) and (iii) other information relating thereto required by such Schedule.

8.            Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to any Liens described therein.

9.            Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than Parent) and the record owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement. Also set forth in Schedule 9(b) is each equity investment of each Company (other than the equity interests set forth on Schedule 9(a)) setting forth the percentage of such equity interests pledged under the Security Agreement.

10.          Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, in each case with an individual value in excess of $5 million.

11.          Intellectual Property.

(a)          Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office (the “USPTO”), and all other Patents (each as defined in the Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark.

(b)          Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s United States Copyrights (each as defined in the Security Agreement) registered with the United States Copyright Office (the “USCO”), including the name of the registered owner and the registration number of each Copyright owned by each Company.

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(c)          Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses (each as defined in the Security Agreement) with respect to which any Company is the licensee with an expected licensing fee in excess of $2.5 million per annum (excluding all licenses for standard commercial software), whether or not recorded with the USPTO or USCO, as applicable, and listing the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

12.         Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) having a value in excess of $10 million held by each Company, including a brief description thereof.

13.         Insurance. Attached hereto as Schedule 13 is a true and correct list of all material insurance policies of the Companies.

[The Remainder of this Page has been intentionally left blank]

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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the first date written above.

Outfront Media Capital LLC, as a Borrower

By:
Name:
Title:

Outfront Media Capital Corporation, as a Borrower

By:
Name:
Title:

Outfront Media Inc., as Parent and a Guarantor

By:
Name:
Title:

Century Prince Street, Inc., as a Guarantor

By:
Name:
Title:

Fuel Outdoor LLC, as a Guarantor

By:
Name:
Title:

Fuel Outdoor Holdings LLC, as a Guarantor

By:
Name:
Title:

Fuel Outdoor San Francisco LLC, as a Guarantor

By:
Name:
Title:

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Metro Fuel LLC, as a Guarantor

By:
Name:
Title:

Millennium Billboards L.L.C., as a Guarantor

By:
Name:
Title:

Mizey Realty Co., Inc., as a Guarantor

By:
Name:
Title:

Motion Picture Promotions, LLC, as a Guarantor

By:
Name:
Title:

Outdoor Inc., as a Guarantor

By:
Name:
Title:

Outfront Media Boston LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Bus Advertising LLC, as a Guarantor

By:
Name:
Title:

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Outfront Media Chicago LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Citylites LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Electrical & Maintenance LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Group LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Kiosk Advertising LLC, as a Guarantor

By:
Name:
Title:

Outfront Media L.A. Inc., as a Guarantor

By:
Name:
Title:

Outfront Media LLC, as a Guarantor

By:
Name:
Title:

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Outfront Media Miami LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Miami Holdings LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Minnesota LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Outernet Inc., as a Guarantor

By:
Name:
Title:

Outfront Media San Francisco LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Sign Erectors LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Sports Inc., as a Guarantor

By:
Name:
Title:

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Outfront Media Texas Inc., as a Guarantor

By:
Name:
Title:

Outfront Media Transportation Advertising LLC, as a Guarantor

By:
Name:
Title:

Outfront Media VW Communications LLC, as a Guarantor

By:
Name:
Title:

Outfront Media Wall to Wall LLC, as a Guarantor

By:
Name:
Title:

Rockbridge Sports, Media and Entertainment, LLC, as a Guarantor

By:
Name:
Title:

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Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number (if any)	Federal Taxpayer Identification Number	State of Formation

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Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

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Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/ Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years

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Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	County	State

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Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

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Schedule 4

File Search Reports

Company/Subsidiary	Search Report dated	Prepared by	Jurisdiction

See attached.

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Schedule 5

Copy of Financing Statements To Be Filed

See attached.

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Schedule 6

Filings/Filing Offices

Type of Filing[1]	Entity	Applicable Collateral Document	Jurisdictions

[1]	UCC-1 financing statement, mortgage, intellectual property filing or other necessary filing.

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Schedule 7

Owned Real Property

Entity of Record	Common Name and Address	Purpose/Use	Improvements Located on Real Property

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Schedule 8(a)

Attached hereto is a true copy of each termination statement filing duly acknowledged.

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Schedule 8(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

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Schedule 9

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

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Schedule 10

Instruments and Tangible Chattel Paper

1.          Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.          Chattel Paper:

Description	Pledged [Yes/No]

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Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

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Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

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Schedule 11(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

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Schedule 11(c)

Intellectual Property Licenses

Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Copyright Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

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Schedule 12

Commercial Tort Claims

Description	Pledged [Yes/No]

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Schedule 13

Insurance

G-1-28

EXHIBIT G-2

[FORM OF] PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of [•] is delivered pursuant to Section 6.02(c) of that certain Credit Agreement dated as of January 31, 2014 (the “Credit Agreement”) among Outfront Media Capital LLC and Outfront Media Capital Corporation, the Guarantors, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement. As used herein, the term “Companies” means the Borrowers and each Guarantor.

The undersigned hereby certifies (in my capacity as [•] of Parent and not in my individual capacity) to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (the “Original Perfection Certificate”) as modified (or deemed modified) in the manner set forth on Annex I hereto, other than (i) any information contained in any Perfection Certificate Supplements delivered prior to the date hereof and (ii) as follows:

[●]1

[The Remainder of this Page has been intentionally left blank]

[1]	List changes from the relevant Perfection Certificate and/or Perfection Certificate Supplement here.

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IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate Supplement as of the date first written above.

OUTFRONT Media Inc.

By:
Name:
Title:

G-2-2

Annex I

CHANGES TO ORIGINAL PERFECTION CERTIFICATE

For purposes of this Perfection Agreement Supplement, the Original Perfection Certificate shall be deemed modified as set forth below:

Paragraph 7 of the Original Perfection Certificate shall be deemed modified and replaced in its entirety as follows:

“7.          Owned Real Property. Attached hereto as Schedule 7 is a list of (i) each parcel of real property located in the United States that is acquired after the Closing Date and owned in fee by each Company which has an individual fair market value (as determined in good faith by Parent) in excess of $5 million (with fair market value determined as of the date of acquisition thereof and without regard to third party advertising revenue derived from any improvements on such property that are made after the date of acquisition thereof) (such real property, the “Mortgaged Property”), (ii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon) and (iii) other information relating thereto required by such Schedule.”

Paragraph 9 of the Original Perfection Certificate shall be deemed modified and replaced in its entirety as follows:

“9.          Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than Parent) and the record owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests that are required to be pledged under the Security Agreement. Also set forth in Schedule 9(b) is each equity investment of each Company (other than the equity interests set forth on Schedule 9(a)) setting forth the percentage of such equity interests that are required to be pledged under the Security Agreement.”

Paragraph 10 of the Original Perfection Certificate shall be deemed modified and replaced in its entirety as follows:

“10.         Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, in each case with an individual value in excess of $5 million and that are required to be pledged under the Security Agreement.”

Paragraph 11 of the Original Perfection Certificate shall be deemed modified and replaced in its entirety as follows:

“11.         Intellectual Property.

(a)          Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office (the “USPTO”), and all other Patents and Trademarks (each as defined in the Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each such Patent or Trademark.

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(b)          Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s United States Copyrights (each as defined in the Security Agreement) applied for or registered with the United States Copyright Office (the “USCO”), including the name of the registered owner or applicant and the registration or document number, as applicable, of each such Copyright.

(c)          Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses (each as defined in the Security Agreement) with respect to which any Company is the licensee with an expected licensing fee in excess of $2.5 million per annum (excluding all licenses for standard commercial software), whether or not recorded with the USPTO or USCO, as applicable, and listing the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.”

G-2-I-2

EXHIBIT H

[RESERVED]

H-1

EXHIBIT I-1

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[•], 20[•]

among

OUTFRONT MEDIA CAPITAL LLC,

OUTFRONT MEDIA CAPITAL CORPORATION,

OUTFRONT MEDIA INC.

AND THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

MORGAN STANLEY SENIOR FUNDING, INC.,

as General Credit Facilities Collateral Agent

and Authorized Representative for the General Credit Facilities

Secured Parties,

[•]

and

each Additional Authorized Representative from time to time party hereto

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FIRST LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of [•], 20[•], among OUTFRONT MEDIA CAPITAL LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, as a Grantor (as such term is defined below), and OUTFRONT MEDIA CAPITAL CORPORATION (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation, as a Grantor, OUTFRONT MEDIA INC. (formerly known as CBS Outdoor Americas Inc.) (the “Company”), as Grantor, the other Grantors party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent and collateral agent for the General Credit Facilities Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “General Credit Facilities Collateral Agent”) and as Authorized Representative for the General Credit Facilities Secured Parties, [•] as [trustee] [agent] and collateral agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and as Authorized Representative for the Initial Additional First Lien Secured Parties, and each additional Authorized Representative from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Credit Facilities Collateral Agent (for itself and on behalf of the General Credit Facilities Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01     Construction; Certain Defined Terms.

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)          Without limiting the provisions of Section 2.03, it is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien

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Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c)          Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the General Credit Facilities Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional Authorized Representative” shall have the meaning assigned to such term in Section 6.01(b).

“Additional First Lien Agreement” shall mean any indenture, note, credit agreement or other agreement under which Additional First Lien Obligations of any Series are issued or incurred and any other instrument, agreement or other document evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional First Lien Collateral Agent” shall mean any collateral agent or other party holding Liens with respect to Shared Collateral securing any Additional First Lien Obligations.

“Additional First Lien Obligations” shall mean all obligations of the Company and the other Grantors that shall have been designated as such pursuant to Article VI.

“Additional First Lien Secured Parties” shall mean the holders of any Additional First Lien Obligations and any Additional First Lien Collateral Agent or Authorized Representative with respect thereto.

“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

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“Applicable Authorized Representative” shall mean, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of General Credit Facilities Obligations and (y) a Non-Controlling Authorized Representative Enforcement Date, the General Credit Facilities Collateral Agent, (ii) from and after the Discharge of General Credit Facilities Obligations (to the extent no Non-Controlling Authorized Representative Enforcement Date has occurred) and (iii) from and after a Non-Controlling Authorized Representative Enforcement Date, the Authorized Representative in respect of the Series of Initial Additional First Lien Obligations or Additional First Lien Obligations that such Non-Controlling Authorized Representative Enforcement Date; provided that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative that is the Non-Controlling Authorized Representative in respect of the Series of Initial Additional First Lien Obligations or Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Initial Additional First Lien Obligations or Additional First Lien Obligations with respect to which a Non-Controlling Authorized Representative Enforcement Date has occurred; provided, however, that if there are two such Series of Initial Additional First Lien Obligations or Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Initial Additional First Lien Obligations or Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“Authorized Representative” shall mean (i) in the case of any General Credit Facilities Obligations or the General Credit Facilities Secured Parties, the General Credit Facilities Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” shall mean all assets subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control Collateral” shall mean any Shared Collateral in the possession of, or controlled by, an Authorized Representative (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Control Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, Investment Property, Deposit Accounts and Chattel Paper, in each case, delivered to, in the possession of, or controlled by, an Authorized Representative under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

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“Controlling Secured Parties” shall mean, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Default” shall mean a “Default” (or similar defined term) as defined in any Secured Credit Document.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” shall mean, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of General Credit Facilities Obligations” shall mean the Discharge of the General Credit Facilities Obligations with respect to all Shared Collateral; provided that the Discharge of General Credit Facilities Obligations shall not be deemed to have occurred in connection with a Refinancing of such General Credit Facilities Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Agreement which has been designated in writing by the Authorized Representative (under the General Credit Facilities Credit Agreement so Refinanced) to the Applicable Authorized Representative and each other Authorized Representative as the “General Credit Facilities Credit Agreement” for purposes of this Agreement.

“Disposition” shall have the meaning assigned to such term in Section 2.04(b).

“Event of Default” shall mean an “Event of Default” (or similar defined term) as defined in any Secured Credit Document.

“First Lien Obligations” shall mean, collectively, (i) the General Credit Facilities Obligations, (ii) the Initial Additional First Lien Obligations and (iii) any Series of Additional First Lien Obligations.

“First Lien Secured Parties” shall mean, collectively, (i) the General Credit Facilities Secured Parties, (ii) the Initial Additional First Lien Secured Parties, and (iii) any Additional First Lien Secured Parties.

“First Lien Security Documents” shall mean each Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“General Credit Facilities Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“General Credit Facilities Credit Agreement” shall mean that certain Credit Agreement, dated as of January 31, 2014, as amended, restated, extended, modified, Refinanced, replaced and/or supplemented from time to time, among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, the Company, the other Grantors party thereto, the lenders from time to time party thereto, the General Credit Facilities Collateral Agent and the other parties thereto.

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“General Credit Facilities Obligations” shall mean the “Obligations” as defined in the General Credit Facilities Security Agreement.

“General Credit Facilities Secured Parties” shall mean the “Secured Parties” as defined in the General Credit Facilities Credit Agreement.

“General Credit Facilities Security Agreement” shall mean that certain Security Agreement, dated as of January 31, 2014, as amended, restated, supplemented or otherwise modified from time to time, by and among the Company, the other Grantors party thereto and the General Credit Facilities Collateral Agent.

“Grantors” shall mean the Company and each subsidiary or direct or indirect parent of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Additional Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional First Lien Agreements” shall mean the [Indenture] [Other Agreement], dated as of [•], 20[•] and as amended, restated, Refinanced, supplemented or otherwise modified from time to time, among the Company, the other Grantors party thereto and the Initial Additional Authorized Representative, and any other instrument, agreement or other document evidencing or governing obligations of the Company and the Grantors thereunder or providing any guarantee, Lien or other right in respect thereof.

“Initial Additional First Lien Obligations” shall mean the [“Notes Obligations”] as defined in the Initial Additional First Lien Agreements.

“Initial Additional First Lien Secured Parties” shall mean the holders of any Initial Additional First Lien Obligations and the Initial Additional Authorized Representative.

“Initial Additional First Lien Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, by and among the Company, the other Grantors party thereto and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” shall mean:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

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(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” shall mean a completed supplement to this Agreement substantially in the form of Exhibit A hereto.

“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” shall mean, with respect to any Shared Collateral, the Non-Controlling Authorized Representative of the Series of Initial Additional First Lien Obligations or Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Initial Additional First Lien Obligations or Additional First Lien Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Initial Additional First Lien Obligations or Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Initial Additional First Lien Obligations or Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” shall mean, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” shall mean, with respect to any Non-Controlling Authorized Representative, the date which is ninety (90) days after the occurrence of both (i) an Event of Default (under and as defined in the Secured Credit Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) an Event of Default (under and as defined in the Secured Credit Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Document under which such Non-Controlling Authorized Representative is the Authorized Representative; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

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“Non-Controlling Secured Parties” shall mean, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace, restate or repay, or to issue other indebtedness or enter into one or more alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Secured Credit Documents” shall mean (i) the General Credit Facilities Credit Agreement and the Loan Documents (as defined in the General Credit Facilities Credit Agreement), (ii) the Initial Additional First Lien Agreements and (iii) any Additional First Lien Agreement.

“Security Agreements” shall mean (i) the General Credit Facilities Security Agreement, (ii) the Initial Additional First Lien Security Agreement and (iii) any security agreement with respect to any Additional First Lien Agreement.

“Series” shall mean (a) with respect to the First Lien Secured Parties, each of (i) the General Credit Facilities Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacities as such) and (iii) any Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the General Credit Facilities Obligations, (ii) the Initial Additional First Lien Obligations and (iii) any Additional First Lien Obligations incurred pursuant to any Additional First Lien Agreements, which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” shall mean, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

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ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01     Priority of Claims.

(a)          Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b) of this Agreement), if an Event of Default has occurred and is continuing, and the Applicable Authorized Representative or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party are received by the Applicable Authorized Representative or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to any Authorized Representative, as applicable (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.01(b), to the payment in full of the First Lien Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be applied hereunder in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties holding a security interest in the Shared Collateral for distribution in accordance with this Section 2.01(a).

(b)          The First Lien Secured Parties hereby acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in this Agreement and the then effective Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c)          Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) and 2.01(a)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

(d)          Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure General Credit Facilities Obligations consisting of reimbursement obligations in respect of Letters of Credit shall

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be applied as specified in the General Credit Facilities Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02     Actions With Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)          With respect to any Shared Collateral, (i) only the Applicable Authorized Representative shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Authorized Representative shall not be required to follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Applicable Authorized Representative may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Applicable Authorized Representative or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

SECTION 2.03     No Interference; Payment Over.

(a)          Each First Lien Secured Party (by accepting the benefits of this Agreement) agrees that (i) it will not challenge or question or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other First Lien Secured Party to exercise, and shall not exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Authorized Representative or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Authorized Representative or any other

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First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Applicable Authorized Representative or any other First Lien Secured Party to enforce this Agreement.

(b)          Each First Lien Secured Party (by accepting the benefits of this Agreement) hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement ), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties having a security interest in the Shared Collateral and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed by the Applicable Authorized Representative in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04     Automatic Release of Liens.

(a)          If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Authorized Representative in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Authorized Representatives for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of any foreclosure proceeding as and when, but only to the extent, such Liens of the Applicable Authorized Representative on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)          Until the Discharge of General Credit Facilities Obligations, if in connection with any (i) sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the General Credit Facilities Credit Agreement (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing) and not expressly prohibited under the terms of the other Secured Credit Documents or (ii) any agreement between the General Credit Facilities Collateral Agent and the Company or any other Grantor to release the General Credit Facilities Collateral Agent’s Lien on any portion of the Shared Collateral or to release any Grantor from its obligations under its guaranty of the General Credit Facilities Obligations (other than in connection with an enforcement action or other exercise of the General Credit Facilities Collateral Agent’s remedies in respect of the Shared Collateral which shall be governed by Section 2.04(a)), the General Credit Facilities Collateral Agent, for itself or on behalf of any of the General Credit Facilities Secured Parties, releases any of its Liens on any part of the Shared Collateral, or releases any guarantor from its obligations under its guaranty of the General Credit Facilities Obligations, then the Liens, if any, of each Non-Controlling Authorized Representative, for itself or for the benefit of any Non-Controlling Secured Parties, on such Shared Collateral, and the obligations of such guarantor under its guaranty of the other First Lien Obligations, shall be automatically, unconditionally and simultaneously released. Each Non-Controlling Authorized Representative, for itself or on behalf of any such Non-Controlling Secured

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Parties, promptly shall execute and deliver to the General Credit Facilities Collateral Agent or such Grantor such termination statements, releases and other documents and take all such further actions as the General Credit Facilities Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(c)          Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05     Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a)          This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.

(b)          If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision in any Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party (to the extent such Controlling Secured Party is part of the majority or such greater amount referred to below)) (by accepting the benefits of this Agreement) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the Controlling Secured Parties (or such greater amount as is necessary to take action under the applicable Loan Document or Other First Lien Documents), or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority visa-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject

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to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06     Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07     Insurance. As between the First Lien Secured Parties, the Applicable Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08     Refinancings. The First Lien Obligations of any Series may, subject to the limitations set forth in the then effective Secured Credit Documents, be Refinanced, in whole or in part, or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09     Control Collateral Agent as Gratuitous Bailee for Perfection.

(a)          The Control Collateral shall be delivered to the Applicable Authorized Representative and the Applicable Authorized Representative agrees to hold any Shared Collateral constituting Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Control Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery or transfer of control to the Applicable Authorized Representative, each other Authorized Representative agrees to hold any Shared Collateral constituting Control Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Control Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Notwithstanding the equal priority of the Liens on such Control Collateral securing First Lien Obligations, the Applicable Authorized Representative may deal with such Collateral as if the Liens thereon in favor of the First Lien Secured Parties of any other Series do not exist; provided that the Proceeds arising therefrom shall be subject to application in accordance with Section 2.01(a) hereof.

(b)          The duties or responsibilities of the Applicable Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Control Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

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SECTION 2.10 Amendments to First Lien Security Documents.

(a)          Without the prior written consent of the General Credit Facilities Collateral Agent, each other Authorized Representative agrees that no First Lien Security Document (other than the General Credit Facilities Security Agreement or any other First Lien Security Document in respect of the General Credit Facilities Obligations) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any such new First Lien Security Document (other than the General Credit Facilities Security Agreement or any other First Lien Security Document in respect of the General Credit Facilities Obligations) would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)          Without the prior written consent of each Authorized Representative (other than the General Credit Facilities Collateral Agent), the General Credit Facilities Collateral Agent agrees that no First Lien Security Document in respect of the General Credit Facilities Obligations (including the General Credit Facilities Security Agreement) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Security Document in respect of the General Credit Facilities Obligations (including the General Credit Facilities Security Agreement) would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)          In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.10, each Authorized Representative may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Applicable Authorized Representative or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Applicable Authorized Representative and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination, except as may result from such Authorized Representative’s bad faith, gross negligence or willful misconduct.

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ARTICLE IV

The Applicable Authorized Representative

SECTION 4.01     Appointment and Authority.

(a)          Each of the First Lien Secured Parties (by accepting the benefits of this Agreement) hereby irrevocably appoints the Applicable Authorized Representative to act on its behalf as the Applicable Authorized Representative hereunder and under each of the other First Lien Security Documents and authorizes the Applicable Authorized Representative to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Authorized Representative by the terms hereof or thereof, including for purposes of enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Authorized Representative and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Authorized Representative pursuant to Section 4.05 for purposes of enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and any equivalent provision of any applicable First Lien Security Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b)          Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the Applicable Authorized Representative is the collateral agent for such Shared Collateral, without regard to any rights to which any Non-Controlling Secured Party would otherwise be entitled to as a holder of any First Lien Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that neither the Applicable Authorized Representative nor any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Applicable Authorized Representative or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Applicable Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by the Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of another applicable Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of

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the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, no Authorized Representative shall accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of the Applicable Authorized Representative.

SECTION 4.02     Rights as a First Lien Secured Party.

(a)          The First Lien Secured Parties shall indemnify upon demand the Applicable Authorized Representative and each of its Related Parties (to the extent not reimbursed by or on behalf of any Grantor and without limiting the obligation of any Grantor to do so), pro rata, and hold harmless each such Related Party from and against any and all liabilities incurred by it in connection with the performance of its duties under this Agreement and any Secured Credit Document such First Lien Secured Parties benefit from; provided that no First Lien Secured Party shall be liable for the payment to any such Related Party of any portion of such indemnified liabilities resulting from such Related Party’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding giving rise to any indemnified liabilities, this applies whether any such investigation, litigation or proceeding is brought by any First Lien Secured Party or any other Person. Without limitation of the foregoing, each First Lien Secured Party shall reimburse the Applicable Authorized Representative upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Applicable Authorized Representative in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Secured Credit Document, or any document contemplated by or referred to herein, to the extent that the Applicable Authorized Representative is not reimbursed for such expenses by or on behalf of the Grantors. The undertaking in this Section shall survive termination of this Agreement and the resignation of the Applicable Authorized Representative.

SECTION 4.03     Exculpatory Provisions.

(a)          The Applicable Authorized Representative shall not have any duties or obligations to the First Lien Secured Parties except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Authorized Representative:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii)	shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Applicable Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative to liability or expense or that is contrary to this Agreement, any First Lien Security Document or applicable law;

(iii)	shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative or any of its Affiliates in any capacity;

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(iv)	shall not be liable for any action taken or not taken by it (A) in the absence of its own gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction) or (B) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative shall be deemed not to have knowledge of any Default or Event of Default under any Series of First Lien Obligations unless and until written notice describing such Default or Event of Default is given to the Applicable Authorized Representative by the Authorized Representative of such First Lien Obligations or any Grantor; and

(v)	shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Secured Credit Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Secured Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (E) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (F) the satisfaction of any condition set forth in any Secured Credit Document.

SECTION 4.04     Reliance by Applicable Authorized Representative.

The Applicable Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Applicable Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Applicable Authorized Representative may consult with legal counsel (who may be counsel for the Company or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05     Delegation of Duties.

The Applicable Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Applicable Authorized Representative. The Applicable Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Applicable Authorized Representative and any such subagent.

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SECTION 4.06     Non-Reliance on Applicable Authorized Representative and other First Lien Secured Parties.

Each First Lien Secured Party (by accepting the benefits of this Agreement) acknowledges that it has, independently and without reliance upon the Applicable Authorized Representative, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party (by accepting the benefits of this Agreement) also acknowledges that it will, independently and without reliance upon the Applicable Authorized Representative, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.07     Collateral and Guaranty Matters.

Each of the First Lien Secured Parties irrevocably authorizes the Applicable Authorized Representative, at its option and in its discretion,

(a)          to release any Lien on any property granted to or held by the Applicable Authorized Representative under any First Lien Security Document in accordance with Section 2.04 hereof or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(b)          to release any Grantor from its obligations under any First Lien Security Documents under which the Applicable Authorized Representative is the Authorized Representative for the applicable First Lien Secured Parties thereunder upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01     Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a)	if to the General Credit Facilities Collateral Agent, to:

MORGAN STANLEY SENIOR FUNDING, INC.

[•]

Attention: [•]

Facsimile no: [•]

E-Mail Address: [•]

(b)	if to the Initial Additional Authorized Representative, to:

[•]

[•]

Attention: [•]

Facsimile no: [•]

E-Mail Address: [•]

(c)          if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

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Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing by each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02     Waivers; Amendment; Joinder Agreements.

(a)          No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and, with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, the Company.

(c)          Notwithstanding the foregoing, without the consent of any First Lien Secured Party or Authorized Representative, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement as set forth in Section 6.01 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d)          Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Applicable Authorized Representative and the Company may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the General Credit Facilities Credit Agreement and the other Secured Credit Documents.

SECTION 5.03     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

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SECTION 5.04     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07     Governing Law; Jurisdiction; Consent to Service of Process.

(a)          THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 5.08     Submission To Jurisdiction Waivers. Each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such legal action or proceeding in any other jurisdiction;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d)          agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, indirect, exemplary, punitive or consequential damages.

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SECTION 5.09     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 5.12     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Articles V and VI). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13     Integration. This Agreement represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Applicable Authorized Representative, any Authorized Representative or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein.

SECTION 5.14     Incorporation by Reference. In connection with its execution and acting hereunder, the Initial Additional Authorized Representative is entitled to all rights, benefits, protections, immunities, privileges and indemnities provided to it as [trustee] [agent] under the Initial Additional First Lien Agreements.

ARTICLE VI

Additional First Lien Obligations

SECTION 6.01     Additional First Lien Obligations. The Company may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are secured by Liens on any assets of the Grantors that would constitute Shared Collateral as Additional First Lien Obligations by delivering to the Applicable Authorized Representative for the benefit of the First Lien Secured Parties a certificate of an authorized officer of each Company:

(a)          describing the indebtedness and other obligations being designated as Additional First Lien Obligations and the initial aggregate principal amount or face amount thereof as of the date of such certificate;

(b)          setting forth the Additional First Lien Agreements under which such Additional First Lien Obligations are issued or incurred or the Guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien

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Agreements as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Authorized Representative”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete by an authorized officer of each Company;

(c)          identifying the Person that serves as the Additional Authorized Representative;

(d)          certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document in effect at such time; and

(e)          attaching a fully completed Joinder Agreement executed and delivered by the Additional Authorized Representative.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC.,
as General Credit Facilities Collateral Agent and Authorized Representative for the General Credit Facilities Secured Parties

By:
Name:
Title:

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[•],
as Initial Additional Authorized Representative

By:
Name:
Title:

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EXHIBIT A

[FORM OF] JOINDER AGREEMENT NO. [•] dated as of [•], 20[•] (the “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [•] (the “Intercreditor Agreement”), among OUTFRONT MEDIA CAPITAL LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, as a Grantor (as defined therein), OUTFRONT MEDIA CAPITAL CORPORATION (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation, as a Grantor, OUTFRONT MEDIA INC. (formerly known as CBS Outdoor Americas Inc.), as a Grantor, the other Grantors party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as the General Credit Facilities Collateral Agent and as Authorized Representative for the General Credit Facilities Secured Parties, [•], as the Initial Additional Authorized Representative, and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto.

A.           Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.           The Company or one or more subsidiaries thereof proposes to issue or incur Additional First Lien Obligations and the Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the collateral agent, collateral trustee or a similar representative for the Additional First Lien Secured Parties. The Additional First Lien Obligations are being designated as such by the Company in accordance with Article VI of the First Lien Intercreditor Agreement.

C.           The Additional Authorized Representative wishes to become a party to the First Lien Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional First Lien Secured Parties, the rights and obligations of an “Additional Authorized Representative” thereunder. The Additional Authorized Representative is entering into this Joinder Agreement in accordance with the provisions of the First Lien Intercreditor Agreement in order to become an Additional Authorized Representative thereunder.

Accordingly, the Additional Authorized Representative and the Company agree as follows, for the benefit of the Additional Authorized Representative, the Company and each other party to the First Lien Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Authorized Representative (a) hereby accedes and becomes a party to the First Lien Intercreditor Agreement as an Additional Authorized Representative for the Additional First Lien Secured Parties from time to time in respect of the Additional First Lien Obligations, (b) agrees, for itself and on behalf of the Additional First Lien Secured Parties from time to time in respect of the Additional First Lien Obligations, to all the terms and provisions of the First Lien Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Authorized Representative under the First Lien Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Authorized Representatives and the other parties to the First Lien Intercreditor Agreement that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Authorized Representative, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of

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this Joinder Agreement and (c) the Additional First Lien Agreements relating to such Additional First Lien Obligations provide that, upon the Additional Authorized Representative’s entry into this Joinder Agreement, the secured parties in respect of such Additional First Lien Obligations will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

Section 3. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Authorized Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Authorized Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the First Lien Intercreditor Agreement.

Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6. Severability. Any provision of this Joinder Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or of the First Lien Intercreditor Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 of the First Lien Intercreditor Agreement.

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IN WITNESS WHEREOF, the Additional Authorized Representative has duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL AUTHORIZED REPRESENTATIVE], as ADDITIONAL AUTHORIZED REPRESENTATIVE for the ADDITIONAL FIRST LIEN SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

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Acknowledged by: Outfront Media Capital LLC

By:
Name:
Title:

Outfront Media Capital Corporation

By:
Name:
Title:

Outfront Media Inc.

By:
Name:
Title:

Century Prince Street, Inc.

By:
Name:
Title:

Fuel Outdoor LLC

By:
Name:
Title:

Fuel Outdoor Holdings LLC

By:
Name:
Title:
Fuel Outdoor San Francisco LLC

By:
Name:
Title:

Metro Fuel LLC

By:
Name:
Title:

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Millennium Billboards L.L.C.

By:
Name:
Title:

Mizey Realty Co., Inc.

By:
Name:
Title:

Motion Picture Promotions, LLC

By:
Name:
Title:

Outdoor Inc.

By:
Name:
Title:

Outfront Media Boston LLC

By:
Name:
Title:

Outfront Media Bus Advertising LLC

By:
Name:
Title:

Outfront Media Chicago LLC

By:
Name:
Title:

Outfront Media Citylites LLC

By:
Name:
Title:

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Outfront Media Electrical & Maintenance LLC

By:
Name:
Title:

Outfront Media Group LLC

By:
Name:
Title:

Outfront Media Kiosk Advertising LLC

By:
Name:
Title:

Outfront Media L.A. Inc.

By:
Name:
Title:

Outfront Media LLC

By:
Name:
Title:

Outfront Media Miami LLC

By:
Name:
Title:

Outfront Media Miami Holdings LLC

By:
Name:
Title:

Outfront Media Minnesota LLC

By:
Name:
Title:

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Outfront Media Outernet Inc.

By:
Name:
Title:

Outfront Media San Francisco LLC

By:
Name:
Title:

Outfront Media Sign Erectors LLC,

By:
Name:
Title:

Outfront Media Sports Inc.

By:
Name:
Title:

Outfront Media Texas Inc.

By:
Name:
Title:

Outfront Media Transportation Advertising LLC

By:
Name:
Title:

Outfront Media VW Communications LLC,

By:
Name:
Title:

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Outfront Media Wall to Wall LLC

By:
Name:
Title:

Rockbridge Sports, Media and Entertainment, LLC

By:
Name:
Title:

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EXHIBIT I-2

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

among

OUTFRONT MEDIA CAPITAL LLC

and OUTFRONT MEDIA CAPITAL CORPORATION,

as Borrowers,

OUTFRONT MEDIA INC. AND THE OTHER

GUARANTORS PARTY HERETO FROM TIME TO TIME

MORGAN STANLEY SENIOR FUNDING, INC.,

as Senior Representative for the General Credit Facilities Secured Parties,

[•],

as the Initial Additional Second Priority Representative,

and

each additional Representative from time to time party hereto dated as of [•], 20[•]

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SECOND LIEN INTERCREDITOR AGREEMENT dated as of [•], 201[•] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among OUTFRONT MEDIA CAPITAL LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, OUTFRONT MEDIA CAPITAL CORPORATION (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation (together with OUTFRONT MEDIA CAPITAL LLC, the “Borrowers”), OUTFRONT MEDIA INC. (formerly known as CBS Outdoor Americas Inc.), as a Maryland corporation (“Parent”), as a Grantor (as defined below), the other Grantors from time to time party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as Senior Representative for the General Credit Facilities Secured Parties (in such capacity, the “Administrative Agent”), [•],as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), [[•], as Representative for the Additional Senior Debt Parties under the [describe applicable Additional Senior Debt Facility]], and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.9.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the General Credit Facilities Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

1.

Definitions

1.1.          Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued, borrowed or guaranteed by the Borrowers, and/or any Grantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then effective Senior Debt Document and Second Priority Debt Document and (ii) the Senior Representative for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.9 hereof and (B) become a party to the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Article VI thereof. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Senior Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Additional Senior Debt.

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“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Senior Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any other Grantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Class Debt” has the meaning assigned to such term in Section 8.9.

“Class Debt Parties” has the meaning assigned to such term in Section 8.9.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.9.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Credit Agreement” means that certain Credit Agreement, dated as of January 31, 2014, among the Borrowers, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented, Refinanced or otherwise modified from time to time.

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

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“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Majority Representatives, in a notice to the Designated Senior Representative and the Borrowers hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the First Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.1.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Designated Senior Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Enforcement Second Priority Representative” means the Second Priority Representative of the series of Second Priority Debt that constitutes the largest outstanding principal amount of any then outstanding series of Second Priority Debt with respect which a Second Priority Enforcement Date has occurred; provided, however, that if there are two such series of Second Priority Debt which have an equal outstanding principal amount, the series of Second Priority Debt with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“First Lien Intercreditor Agreement” has the meaning assigned to the term “Intercreditor Agreement” in the Credit Agreement.

“General Credit Facilities Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Grantors” means Parent, the Borrowers and each Subsidiary or direct or indirect parent company of each Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

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“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means that certain Indenture dated as of [•], 201[•], among the Borrowers, [the guarantors identified therein,] [•], as [trustee], and [•], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrowers or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of each Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrowers or any other Grantor or any similar case or proceeding relative to the Borrowers or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Borrowers or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrowers or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex III or Annex IV hereof.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Officer’s Certificate” means a certificate of an authorized officer of each Borrower.

“Parent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.5.1.

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Purchase Event” has the meaning assigned to such term in Section 5.7.

“Recovery” has the meaning assigned to such term in Section 6.4.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into one or more alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Senior Obligations” has the meaning assigned to such term in Section 8.10.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.9.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.9.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.9.

“Second Priority Collateral” means any “Collateral” (or similar term) as defined in any Second Priority Debt Document or any other assets of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

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“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrowers or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness that is issued, borrowed or guaranteed by the Borrowers and/or any other Grantor (and not guaranteed by any Subsidiary of Parent that is not a Grantor), including the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Borrowers or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Second Priority Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.9 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.

“Second Priority Debt Documents” means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, the Second Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Initial Second Priority Debt Documents.

“Second Priority Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means, with respect to any series, issue or class of Second Priority Debt, all amounts owing pursuant to the terms of such Second Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees and expenses that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Second Priority Debt Document.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt incurred after the date hereof, the holders of such Indebtedness, the Second Priority Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is one hundred and eighty (180) days after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative is the Second Priority Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative is the Second Priority Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series with respect to which such Second

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Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Second Priority Majority Representatives” means the Second Priority Representatives representing at least a majority of the aggregate amount of Second Priority Debt Obligations then outstanding that agree to vote together or direct or instruct the Designated Second Priority Representative together.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Obligations covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility incurred after the date hereof, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Second Priority Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.9.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.9.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.9.

“Senior Collateral” means any “Collateral” (or similar term) as defined in any Credit Agreement Loan Document, “Collateral” (or similar term) as defined in any other Senior Debt Document or any other assets of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the Security Agreement, the other “Collateral Documents” as defined in the Credit Agreement, the other “Secured Credit Documents” as defined in the First Lien Intercreditor Agreement pursuant to which a Lien on the Senior Collateral is or is purported to be granted and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrowers or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

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“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the General Credit Facilities Secured Parties, the Administrative Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Senior Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the General Credit Facilities Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility (or their Senior Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Second Priority Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article 2 to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Trustee” has the meaning assigned to such term in Section 8.21.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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2.

Priorities and Agreements with Respect to Shared Collateral

2.1.          Lien Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the Uniform Commercial Code of any applicable jurisdiction, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

2.2.          Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.1 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrowers and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrowers and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

2.3.          Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation

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Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.1) or any of the Senior Debt Documents.

2.4.          No New Liens. Following the date hereof, and with respect to clauses (a) and (b) below, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Grantors, the parties hereto agree that the Grantors shall not, and shall not permit any other Grantor to:

(a)          grant or permit any additional Liens on any asset to secure any Second Priority Debt Obligation unless it has granted or concurrently grants Liens on such asset to secure each series of Senior Debt Obligations, which shall be senior to the Lien or Liens securing the Priority Debt Obligations as provided in this Agreement; or

(b)          grant or permit any additional Liens on any asset to secure any Senior Debt Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure each series of Second Priority Debt Obligations, which shall be junior to the Lien or Liens securing the Senior Debt Obligations as provided in this Agreement.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Representative and/or the other Senior Secured Parties, each Second Priority Representative, on behalf of the applicable Second Lien Priority Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.2.

2.5.          Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.5 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.6.          Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Section 2.03(g), 2.17 or Article IX of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

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3.

Enforcement

3.1.             Exercise of Remedies.

3.1.1.          So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrowers or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.4 and (D) from and after a Second Priority Enforcement Date, the Enforcement Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to such Shared Collateral or (2) the Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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3.1.2.          So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1.1, the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

3.1.3.          Subject to the proviso in clause (ii) of Section 3.1.1, (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

3.1.4.          Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

3.1.5.          Until the Discharge of Senior Obligations, subject to Section 3.1.1, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section 3.1.5 shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

3.2.             Cooperation. Subject to the proviso in clause (ii) of Section 3.1.1, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt

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Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

3.3.          Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrowers or any other Grantor) or the Borrowers may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrowers, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

4.

Payments

4.1.          Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

4.2.          Payments Over. So long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

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5.

Other Agreements

5.1.             Releases.

5.1.1.          Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of Parent) other than a release granted upon or following the Discharge of Senior Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of a notice from Parent stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrowers or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrowers’ or the other Grantor’s sole cost and expense, such instruments and take such further actions as the Borrowers or such Grantor may reasonably request to evidence such termination and release of the Liens. Nothing in this Section 5.1.1 will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

5.1.2.          Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.1.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.1.1, including any termination statements, endorsements or other instruments of transfer or release.

5.1.3.          Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.1.3 shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

5.1.4.          Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of

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any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

5.2.          Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.2.

5.3.          Amendments to Second Priority Collateral Documents.

5.3.1.       Except to the extent not prohibited by any Senior Debt Document, no Second Priority Debt Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Debt Document, would be prohibited by or inconsistent with any of the terms of this Agreement without the consent of each Senior Representative. The Borrowers agree to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Debt Documents and (ii) any new Second Priority Debt Documents, in each case promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as

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defined in the Intercreditor Agreement referred to below), including liens and security interests granted to (a) MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent, pursuant to or in connection with the Credit Agreement, dated as of January 31, 2014 among the Borrowers, the lenders from time to time party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (b) [•], as trustee and collateral agent, pursuant to or in connection with the Indenture, dated as of [•], 20[•] among the Borrowers, as issuers, [•], as trustee and collateral agent and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [•], 201[•] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (as defined therein), [•] and the Grantors party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

5.3.2.       In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrowers or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver, consent or replacement shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Borrowers or any other Grantor; provided, however, that written notice of such amendment, waiver, consent or replacement shall have been given to each Second Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver, consent or replacement (provided that the failure to deliver such notice within such period shall not affect the effectiveness of such amendment, waiver, consent or replacement).

5.4.          Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrowers and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

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5.5.             Gratuitous Bailee for Perfection.

5.5.1.          Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.5.

5.5.2.          In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

5.5.3.          Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

5.5.4.          The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Representatives under this Section 5.5 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in Sections 5.5.1 and 5.5.2 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

5.5.5.          The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.5 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

5.5.6.          Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary

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endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Borrowers and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby, and the Borrowers and the other Grantors shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

5.5.7.       None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrowers or any Subsidiary of Parent to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6.          When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time concurrently with or after the Discharge of Senior Obligations has occurred, the Borrowers or any Subsidiary of Parent enter into any Refinancing of any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Borrowers or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

5.7.          Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties remedies, the Senior Secured Parties agree that following (a) acceleration of the Senior Obligations in

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accordance with the terms of any Senior Debt Document, (b) a payment default under any Senior Debt Document that has not been cured or waived by the Senior Secured Parties within sixty (60) days of the occurrence thereof or (c) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Debt Parties may request, and the Senior Secured Parties hereby offer the Second Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus any accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each Senior Representative, each Second Priority Representative and the Borrowers. If none of the Second Priority Debt Parties exercise such right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

6.

Insolvency or Liquidation Proceedings.

6.1.          Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrowers or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrowers’ or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.1.1 and Section 6.3, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second

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Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two (2) Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

6.2.          Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

6.3.          Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.3 or in Section 6.1, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (A) Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Second Priority Debt Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement, (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement and (iii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities,

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agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Second Priority Debt Parties.

6.4.          Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of Parent, any Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5.          Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

6.6.          No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of

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adequate protection or the assertion by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

6.7.          Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

6.8.          Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, or such Second Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

6.9.          506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

6.10.         Reorganization Securities. (a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)          Each Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative or to the extent any such plan is proposed or supported by the number of Senior Secured Parties required under Section 1126(d) of the Bankruptcy Code.

6.11.         Section 1111(b) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

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7.

Reliance; Etc.

7.1.          Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to Parent or any of its Subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

7.2.          No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Parent or any of its Subsidiaries (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with.

Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3.          Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)          any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b)          any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or

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other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)          any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)          the commencement of any Insolvency or Liquidation Proceeding in respect of Parent or any other Grantor; or

(e)          any other circumstances that otherwise might constitute a defense available to (i) the Borrowers or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.6 and 6.4) or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

8.

Miscellaneous

8.1.          Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Administrative Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, the provisions of the First Lien Intercreditor Agreement shall control.

8.2.          Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of Parent or any of its Subsidiaries constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.3.          Amendments; Waivers. No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 8.3.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which

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given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

8.3.1.       This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrowers’ consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, the Borrowers or any other Grantor, shall require the consent of the Borrowers. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

8.3.2.       Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Borrowers’ consent or which increases the obligations or reduces the rights of the Borrowers or any other Grantor, with the consent of the Borrowers), any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.9 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

8.4.          Information Concerning Financial Condition of Parent and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Parent and its Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5.          Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

8.6.          Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or

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release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7.          Additional Grantors. The Borrowers and Parent agree that, if any Subsidiary of Parent shall become a Grantor after the date hereof, they will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.8.          [RESERVED].

8.9.          Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then effective Senior Debt Documents and Second Priority Debt Documents, the Borrowers may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in Sections 8.9.1 and 8.9.2, as applicable. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in Sections 8.9.1 and 8.9.2, as applicable. In order for a Class Debt Representative to become a party to this Agreement:

8.9.1.       such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt Obligations or Second Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Second Priority Debt Parties, as applicable;

8.9.2.       the Borrowers (a) shall have delivered to the Designated Senior Representative an Officer’s Certificate identifying the obligations to be designated as Additional Senior Debt Obligations or Second Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount

I-2-27

thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt Obligations, on a senior basis under each of the Senior Debt Documents and (II) in the case of Second Priority Debt Obligations, on a junior basis under each of the Second Priority Debt Documents and (b) if requested, shall have delivered true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of each Borrower; and

8.9.3.        the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

8.10.         Refinancings. The Senior Obligations and the Second Priority Debt may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Debt Document or any Second Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof. The Second Priority Representative hereby agrees that at the request of the Borrowers in connection with refinancing or replacement of Senior Obligations (“Replacement Senior Obligations”) it will enter into an agreement in form and substance reasonably acceptable to the Second Priority Representative with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

8.11.         Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)          consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12;

(d)          agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12.         Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)          if to the Borrowers or any other Grantor, to Parent, at its address at: 405 Lexington Avenue, New York, NY 10174, Attention of [•], electronic mail [•];

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(b)          if to the Initial Second Priority Representative to it at: [•], Attention of [•], telecopy [•];

(c)          if to the Administrative Agent, to it at: MORGAN STANLEY SENIOR FUNDING, INC., [•], Attention of [•], (Fax No.: [•]) (e-mail: [•]), with a copy];

(d)          if to any other Senior Representative a party hereto on the date hereof, to it at: [•], Attention of [•], telecopy [•]; and

(e)          if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.9.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.13.         Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

8.14.         GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15.         Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

8.16.         Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.17.         Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this

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Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

8.18.         Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the General Credit Facilities Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

8.19.         No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

8.20.         Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

8.21.         Administrative Agent and Representative. It is understood and agreed that the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Article IX of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder.

8.22.         Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.1.1, 5.1.4 or 5.3.2), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrowers or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

8.23.         Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

[•], as [•] for the holders of [applicable Additional Senior Debt Facility]

By:
Name:
Title:

[•], as Initial Additional Authorized Representative

By:
Name:
Title:

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Outfront Media Capital LLC

By:
Name:
Title:

Outfront Media Capital Corporation

By:
Name:
Title:

Outfront Media Inc.

By:
Name:
Title:

Century Prince Street, Inc.

By:
Name:
Title:

Fuel Outdoor LLC

By:
Name:
Title:

Fuel Outdoor Holdings LLC

By:
Name:
Title:

Fuel Outdoor San Francisco LLC

By:
Name:
Title:

Metro Fuel LLC

By:
Name:
Title:

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Millennium Billboards L.L.C.

By:
Name:
Title:

Mizey Realty Co., Inc.

By:
Name:
Title:

Motion Picture Promotions, LLC

By:
Name:
Title:

Outdoor Inc.

By:
Name:
Title:

Outfront Media Boston LLC

By:
Name:
Title:

Outfront Media Bus Advertising LLC

By:
Name:
Title:

Outfront Media Chicago LLC

By:
Name:
Title:

Outfront Media Citylites LLC

By:
Name:
Title:

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Outfront Media Electrical & Maintenance LLC

By:
Name:
Title:

Outfront Media Group LLC

By:
Name:
Title:

Outfront Media Kiosk Advertising LLC

By:
Name:
Title:

Outfront Media L.A. Inc.

By:
Name:
Title:

Outfront Media LLC

By:
Name:
Title:

Outfront Media Miami LLC

By:
Name:
Title:

Outfront Media Miami Holdings LLC

By:
Name:
Title:

Outfront Media Minnesota LLC

By:
Name:
Title:

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Outfront Media Outernet Inc.

By:
Name:
Title:

Outfront Media San Francisco LLC

By:
Name:
Title:

Outfront Media Sign Erectors LLC,

By:
Name:
Title:

Outfront Media Sports Inc.

By:
Name:
Title:

Outfront Media Texas Inc.

By:
Name:
Title:

Outfront Media Transportation Advertising LLC

By:
Name:
Title:

Outfront Media VW Communications LLC,

By:
Name:
Title:

I-2-35

Outfront Media Wall to Wall LLC

By:
Name:
Title:

Rockbridge Sports, Media and Entertainment, LLC

By:
Name:
Title:

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ANNEX I

SUPPLEMENT NO. [•] dated as of [•], 20[•] (this “Supplement”), to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [•], 201[•] (the “Second Lien Intercreditor Agreement”), among OUTFRONT MEDIA CAPITAL LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, OUTFRONT MEDIA CAPITAL CORPORATION (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation (the “Borrowers”), OUTFRONT MEDIA INC. (formerly known as CBS Outdoor Americas Inc.), a Maryland corporation (“Parent”), certain subsidiaries and affiliates of the Borrowers (each a “Grantor”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent under the Credit Agreement, [•], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of Parent are required to enter into the Second Lien Intercreditor Agreement. Section 8.7 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

Section 1. In accordance with Section 8.7 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

Section 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

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Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of Parent as specified in the Second Lien Intercreditor Agreement.

Section 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

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IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[•], as Designated Senior Representative

By:
Name:
Title:

[•], as Designated Second Priority Representative

By:
Name:
Title:

I-2-39

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [•] dated as of [•], 201[•] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [•], 201[•] (the “Second Lien Intercreditor Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation (the “Borrowers”), OUTFRONT Media Inc. (formerly known as CBS Outdoor Americas Inc.), as Guarantor, certain subsidiaries and affiliates of the Borrowers (each a “Grantor”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent under the Credit Agreement, [•], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Second Priority Collateral Documents relating thereto, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.9 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Second Priority Debt Parties, respectively, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.9 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

Section 1. In accordance with Section 8.9 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Second Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt

I-2-40

Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.

Section 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

Section 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

I-2-41

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [•] for the holders of [•]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[•], as Designated Senior Representative

By:
Name:
Title:

I-2-42

Acknowledged by:

Outfront Media Capital LLC

By:
Name:
Title:

Outfront Media Capital Corporation

By:
Name:
Title:

OUTFRONT Media Inc.

By:
Name:
Title:

The Grantors
Listed on Schedule I Hereto

By:
Name:
Title:

I-2-43

SCHEDULE I TO THE

REPRESENTATIVE SUPPLEMENT TO THE

SECOND LIEN INTERCREDITOR AGREEMENT

Grantors

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [•] dated as of [•], 201[•] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [•], 201[•] (the “Second Lien Intercreditor Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC), a Delaware limited liability company, Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), a Delaware corporation (the “Borrowers”), OUTFRONT Media Inc. (formerly known as CBS Outdoor Americas Inc.), as Guarantor, certain subsidiaries and affiliates of the Borrowers (each a “Grantor”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent under the Credit Agreement, [•], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.9 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.9 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

Section 1. In accordance with Section 8.9 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents. Each reference to a “Representative” or “Senior Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

I-2-44

Section 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties.

Section 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

Section 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

I-2-45

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [•] for the holders of [•]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[•], as Designated Senior Representative

By:
Name:
Title:

I-2-46

Acknowledged by:

Outfront Media Capital LLC

By:
Name:
Title:

Outfront Media Capital Corporation

By:
Name:
Title:

The Grantors
Listed on Schedule I Hereto

By:
Name:
Title:

I-2-47

SCHEDULE I TO THE

REPRESENTATIVE SUPPLEMENT TO THE

SECOND LIEN INTERCREDITOR AGREEMENT

Grantors

I-2-48

EXHIBIT J-1

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as Borrowers, each lender from time to time party thereto (collectively, the “Lenders”), and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrowers and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrowers or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

J-1-1

[Foreign Lender]

By:
Name:
Title:
[Address]

Dated:            , 20[•]

J-1-2

EXHIBIT J-2

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as Borrowers, each lender from time to time party thereto (collectively, the “Lenders”), and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) and 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

J-2-1

[Foreign Participant]

By:
Name:
Title:
[Address]

Dated:            , 20[•]

J-2-2

EXHIBIT J-3

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as Borrowers, each lender from time to time party thereto (collectively, the “Lenders”), and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) and 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

J-3-1

[Foreign Participant]

By:
Name:
Title:
[Address]

Dated:            , 20[•]

J-3-2

EXHIBIT J-4

FORM OF UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as Borrowers, each lender from time to time party thereto (collectively, the “Lenders”), and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of direct or indirect its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

J-4-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                , 20[•]

J-4-2

EXHIBIT K

[FORM OF] SOLVENCY CERTIFICATE

[•], 20[•]

The undersigned, [•], the Chief Financial Officer of OUTFRONT Media Inc. (formerly known as CBS Outdoor Americas Inc.) (“Parent”), is familiar with the properties, businesses, assets and liabilities of Parent and its subsidiaries and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of Parent.

This Solvency Certificate is delivered pursuant to Section 4.01(a)(ix) of the Credit Agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Outfront Media Capital LLC (formerly known as CBS Outdoor Americas Capital LLC) and Outfront Media Capital Corporation (formerly known as CBS Outdoor Americas Capital Corporation), as the Borrowers, Parent, as a Guarantor, the other Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

As used herein, “Company” means Parent and its Subsidiaries on a consolidated basis.

1. The undersigned certifies, on behalf of Parent and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of Parent and its Subsidiaries as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

2. The undersigned certifies, on behalf of Parent and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by Parent to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, the undersigned certifies, on behalf of Parent and not in his individual capacity, that, on the date hereof, before and after giving effect to the Transaction (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date):

(i)           the fair value of the property of the Company is greater than the total amount of liabilities, including contingent liabilities, of the Company;

(ii)          the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liability of the Company on the sum of its debts and other liabilities, including contingent liabilities;

(iii)         the Company has not incurred debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and

(iv)         the Company does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

K-2

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as the Chief Financial Officer of Parent and not in his individual capacity.

OUTFRONT Media Inc.

By:
Name:
	Title:	Chief Financial Officer

K-3

ANNEX 2-B

AMENDMENTS TO THE SECURITY AGREEMENT

[See attached]

annex 2-B

SECURITY AGREEMENT

dated as of

January 31, 2014

among

OUTFRONT MEDIA CAPITAL LLC
and OUTFRONT MEDIA CAPITAL CORPORATION,
as Borrowers

OUTFRONT MEDIA INC. AND THE OTHER
GUARANTORS PARTY HERETO FROM TIME TO TIME

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

2

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Patent Security Agreement
EXHIBIT III	Form of Trademark Security Agreement
EXHIBIT IV	Form of Copyright Security Agreement

3

SECURITY AGREEMENT dated as of [•], 20[•] among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation (each, a “Borrower” and, together, the “Borrowers”), OUTFRONT MEDIA INC., a Maryland corporation (the “Parent”), as Grantor, the other Grantors identified herein and who from time to time become a party hereto (together with the Borrowers and Parent, the “Grantors” and each a “Grantor”) and MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Parent, as Guarantor, the other Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Swing Line Lender, the Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement and the Hedge Banks have agreed to perform certain obligations under Secured Hedge Agreements and Treasury Services Agreements. The obligations of (i) the Lenders to extend such credit and (ii) the performance of such obligations of the Hedge Banks under the Secured Hedge Agreements and Treasury Services Agreements are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrowers) are affiliates of the Borrowers, will derive substantial benefits from such extension of credit by the Lenders and such performance of such obligations by the Hedge Banks and are willing to execute and deliver this Agreement in order to induce (i) the Lenders to extend such credit and (ii) the Hedge Banks to enter into such Secured Hedge Agreements and Treasury Services Agreements to execute the documentation relating thereto. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.    Credit Agreement.

(a)          Unless otherwise noted, capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. Whether or not defined in the Credit Agreement, all terms defined in the New York UCC (as defined herein) and not otherwise defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)          The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02.    Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” means this Security Agreement.

4

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” and “Borrowers” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter directly owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States, whether as author, assignee, transferee, exclusive licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Assets” means (a) any Real Property (including, without limitation, all Real Property leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters)) other than any fee-owned Real Property that is acquired after the Closing Date, with an individual fair market value (as determined in good faith by Parent) in excess of $5 million (with fair market value determined as of the date of acquisition thereof and without regard to third party advertising revenue derived from any improvements on such property that are made after the date of acquisition thereof), (b) any vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction, (c) any (x) Letter-of-Credit Rights or (y) Equity Interests in joint ventures, in each case, to the extent a Lien thereon cannot be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction, (d) any Commercial Tort Claims, (e) any asset or property to the extent the grant of a security interest is prohibited by applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such applicable Law, in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (f) any asset (including, without limitation, any lease, license or other agreement or Contractual Obligation or any property subject to a purchase money security interest, Lien securing a Capitalized Lease Obligation, Receivables Facility or similar arrangement) to the extent that a grant of a security interest therein would require a consent not obtained or violate or invalidate any lease, license, agreement or Contractual Obligation (including, without limitation, any such purchase money arrangement, Capitalized Lease Obligation, Receivables Facility or similar arrangement) or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction and other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (g) any asset or property (including, without limitation, any Equity Interests) to the extent the grant of a security interest is

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prohibited by any Organization Documents, joint venture agreement or shareholders’ agreement governing the issuer of such Equity Interests or requires a consent not obtained of any Person (other than a Grantor) pursuant to such Organization Documents or agreements, in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (h) voting Equity Interests (and any other interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2)) in excess of 66% of all such Equity Interests (and other interests) in (A) any CFC or (B) any CFC Holdco, (i) any Equity Interests in (A) any Person that is not a Wholly-Owned Subsidiary to the extent that Parent and the Collateral Agent reasonably determine that the granting of a Lien on such Equity Interests will materially interfere with minority shareholders of such Person, (B) any Unrestricted Subsidiary (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary), (C) any Person held by a Foreign Subsidiary or (D) any Receivables Subsidiary, (j) any “intent-to-use” trademark or service mark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, (k) any foreign assets, rights or property or credit support; provided that this clause (k) shall not exclude any Equity Interests of Foreign Subsidiaries that are otherwise required to be pledged pursuant to the terms of this Agreement, (l) any asset or property as to which Parent and the Collateral Agent reasonably determine that the costs of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of such Lien, (m) any assets or property as to which Parent and the Collateral Agent reasonably determine that the granting of a Lien thereon will result in materially adverse tax consequences to Parent or any of its Subsidiaries, (n) any accounts and related assets sold (including in the form of capital contributions) under a Receivables Facility and (o) any subordinated Indebtedness of a Receivables Subsidiary owed to a Restricted Subsidiary in respect of the purchase price of accounts and related assets sold under a Receivables Facility and any related Instruments (including, without limitation, promissory notes) evidencing such subordinated Indebtedness; provided, however, that “Excluded Assets” shall not include any Proceeds, substitutions or replacements of any “Excluded Assets” referred to in clauses (a) through (n) (unless such Proceeds, substitutions or replacements would constitute “Excluded Assets” referred to in any of clauses (a) through (n)).

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security directly held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now directly owned or hereafter directly acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively.

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“Investment Property” has the meaning specified in Article 9 of the New York UCC.

“Lender” and “Lenders” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (a) renewals, extensions, amendments and supplements thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages for breach or for infringement claims pertaining to the licensed Intellectual Property (to the extent that a Grantor has the right to collect them), and (c) rights to sue for past, present and future breaches or violations thereof.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter directly owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now directly owned or hereafter acquired and directly owned by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, and (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, limited or unlimited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any and all rights relating to Equity Interests constituting Collateral and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

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“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter directly owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names and other source or business identifiers protected under the laws of the United States or any state or political subdivision thereof, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use thereof and symbolized thereby.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

Article II

Pledge of Securities

Section 2.01.    Pledge.

As security for the payment or performance in full when due of the Obligations, including the Guarantees of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) all Equity Interests directly held by it, including those listed on Schedule I and any other Equity Interests directly obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Assets; (b) (i) the debt obligations owed to it and listed opposite the name of such Grantor on Schedule I, (ii) any debt obligations (including, without limitation, any intercompany notes) directly obtained in the future by such Grantor having, in the case of each instance of debt obligations, an aggregate principal amount in excess of $7.5 million and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets or any intercompany notes evidencing Indebtedness owed by a Grantor to another Grantor; (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (d) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and

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assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.    Delivery of the Pledged Collateral.

(a)          Each Grantor agrees to deliver to the Collateral Agent on the Closing Date all Pledged Securities directly owned by it on the Closing Date and with respect to any Pledged Securities issued or acquired after the Closing Date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within thirty (30) days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such Pledged Securities (other than any uncertificated securities). If any uncertificated securities subsequently become certificated such that they constitute Pledged Securities, the applicable Grantor agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within thirty (30) days after the date such certificates become certificated or such longer period as to which the Collateral Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such certificates.

(b)          The Grantors will cause (or, with respect to Indebtedness owed to any Grantor by any Person other than Parent or any of its Subsidiaries, will use reasonable best efforts to cause) any Indebtedness for borrowed money owed to any Grantor by any Person (other than intercompany Indebtedness between Grantors and Excluded Assets) having a principal amount in excess of $7.5 million individually, to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)          Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in the Pledged Collateral by undated proper instruments of assignment or transfer duly executed in blank by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.

Section 2.03.    Representations, Warranties and Covenants.

The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)          Schedule I correctly sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all the Equity Interests directly owned by such Grantor in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity directly owned by such Grantor and (ii) all the Pledged Debt owed to such Grantor;

(b)          the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Parent or any of its Subsidiaries, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, is fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Parent or any of its Subsidiaries, to the best of each Grantor’s knowledge), is the legal, valid and binding obligation of each issuer thereof, subject to the effects of bankruptcy, insolvency,

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fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c)          each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as directly owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents, (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and (C) other transactions permitted under the Credit Agreement, and (iv) subject to the rights of such Grantor to dispose of assets or property pursuant to the terms of the Credit Agreement, if requested by the Collateral Agent, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)          except for restrictions and limitations imposed by the Loan Documents or securities laws generally or permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)          each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f)           no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

Section 2.04.    Actions with Respect to Certain Equity Interests.

(a)          Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Each Grantor hereby agrees that if any of the Pledged Collateral is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law or, with respect to Pledged Collateral issued by any Person other than a Wholly-Owned Subsidiary of Parent, the Organization Documents of such issuer, (i) if necessary or desirable to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equityholder register or the books and records of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon

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request by the Collateral Agent, (A) cause the Organization Documents of each such issuer of Equity Interests constituting Pledged Collateral to be amended to provide that such Pledged Collateral shall be treated as “securities” for purposes of the Uniform Commercial Code and (B) cause such Pledged Collateral to become certificated and delivered to the Collateral Agent.

(b)          Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Section 2.05.    Registration in Nominee Name; Denominations.

If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent, on behalf of the Secured Parties, shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Collateral Agent shall give Parent prior notice of its intent to exercise such rights.

Section 2.06.    Voting Rights; Dividends and Interest.

(a)          Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified Parent that the rights of the Grantors under this Section 2.06 are being suspended:

(i)          Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner, except as may be permitted under this Agreement, the Credit Agreement or the other Loan Documents, that would materially and adversely affect the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)         Subject to Section 2.06(b) below, the Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)        Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and

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conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within thirty (30) days after receipt thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(b)          Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified Parent of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to receive dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within thirty (30) days or such longer period as to which the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that remain in such account.

(c)          Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided Parent with notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Collateral Agent. After all Events of Default have been cured or waived, (i) each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and (ii) the obligations of the Collateral Agent pursuant to the terms of paragraph (a)(i) of this Section 2.06 shall be reinstated.

(d)          Any notice given by the Collateral Agent to Parent suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one

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or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

Article III

Security Interests in Personal Property

Section 3.01.    Security Interest.

(a)          As security for the payment or performance, as the case may be, in full when due of the Obligations, including the Guarantees of the Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now or at any time hereafter directly owned by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all Deposit Accounts;

(iv)        all Documents;

(v)         all Equipment;

(vi)        all Fixtures all General Intangibles and all Intellectual Property;

(vii)       all Goods;

(viii)      all Instruments;

(ix)         all Inventory;

(x)          all Investment Property;

(xi)         all books and records pertaining to the Article 9 Collateral;

(xii)        all Letters of Credit and Letter of Credit Rights;

(xiii)       all Money; and

(xiv)      to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

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provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the term “Collateral” shall not include) any Excluded Assets.

(b)          Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(c)          The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d)          The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(e)          Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required (i) to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the Uniform Commercial Code of the relevant State(s), (B) filings in United States government offices with respect to Intellectual Property as expressly required elsewhere herein, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Instruments or Pledged Securities as expressly required elsewhere herein or (D) other methods provided for in Section 2.04, (ii) to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account, (iii) to take any action (other than the actions listed in clause (i)(A), and (C) above) with respect to any assets located outside of the United States or (iv) to perfect in any assets subject to a certificate of title statute.

Section 3.02.    Representations and Warranties.

The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)          Subject to Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder.

(b)          The Uniform Commercial Code financing statements (including fixture filings) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental,

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municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from Parent to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and amendments.

(c)          Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents (except the Excluded Patents), United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been or on the Closing Date shall be delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks (except pending Trademark applications that constitute Excluded Assets) and Copyrights to the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof, and (ii) the UCC financing and continuation statements and amendments contemplated in Section 3.02(b)).

(d)          (i) When all appropriate filings, recordings, registrations or notifications are made as may be required under applicable Law to perfect the Security Interest and (ii) upon the taking of possession or control by the Collateral Agent of such Article 9 Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement or the Intercreditor Agreement, if then in effect), the Security Interest shall be prior to any other Lien on any of the Article 9 Collateral, other than (1) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (2) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e)          The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

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Section 3.03.    Covenants.

(a)          Parent agrees promptly (and in any event within thirty (30) days after such change) to notify the Collateral Agent in writing of any change in (i) legal name of any Grantor, (ii) the type of organization of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor and, upon request by the Collateral Agent, take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change. Parent agrees promptly to provide the Collateral Agent after notification of any such change with certified Organization Documents reflecting any of the changes described in the first sentence of this paragraph.

(b)          Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, Parent shall deliver a Perfection Certificate Supplement in accordance with Section 6.02(c) of the Credit Agreement.

(c)          Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms of this Agreement and the Credit Agreement.

(d)          At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten (10) Business Days after demand for any payment made in respect of such amounts that are due and payable or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03; provided, however, Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e)          Reserved.

(f)           Intellectual Property Covenants.

(i)          Other than to the extent permitted herein or in the Credit Agreement or with respect to registrations and applications no longer used or useful, and except to the extent failure to act would not, as deemed by Parent in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the

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United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Article 9 Collateral of such Grantor.

(ii)         Other than to the extent permitted herein or in the Credit Agreement, or with respect to registrations and applications no longer used or useful, or except as would not, as deemed by Parent in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property included in the Article 9 Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(iii)        Other than as excluded or as permitted herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the Grantor’s business operations or except where failure to do so would not, as deemed by Parent in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property included in the Article 9 Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv)        Notwithstanding clauses (i) through (iii) above, nothing in this Agreement or any other Loan Document prevents any Grantor from Disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property included in the Article 9 Collateral to the extent permitted by the Credit Agreement.

(v)         Together with the delivery of a Perfection Certificate or Perfection Certificate Supplement under the Credit Agreement, each Grantor shall provide a list of any additional applications for or registrations of Intellectual Property (in each case, in the USPTO and the USCO, as applicable) of such Grantor not previously disclosed to the Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and the USCO with respect to Intellectual Property included in the Article 9 Collateral and, upon the written request of the Collateral Agent (other than in connection with the execution of a Security Agreement Supplement pursuant to Section 5.14 hereof), deliver to the Collateral Agent at such time the short-form security agreement with respect to such Patents, Trademarks or Copyrights in appropriate form for filing with the USPTO or USCO, as applicable, so that the Collateral Agent may file such agreements with the USPTO or USCO, as applicable; provided, however, that updates to any applications for or registrations of Intellectual Property of such Grantor shall only be provided in a Perfection Certificate or Perfection Certificate Supplement.

(g)          Except to the extent permitted under the Credit Agreement, each Grantor shall, upon request of the Collateral Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement. Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and

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conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

Section 3.04.    Instruments.

If the Grantors shall at any time directly hold or acquire any Instruments constituting Article 9 Collateral (excluding checks, intercompany Indebtedness between Grantors and Excluded Assets), and evidencing an amount in excess of $5 million individually, such Grantor shall promptly (and in any event, within thirty (30) days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

Article IV

Remedies

Section 4.01.    Remedies upon Default.

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) enter into any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) require each Grantor to, and each Grantor agrees that it will at its expense and upon the request of the Collateral Agent promptly, assign the entire right, title, and interest of such Grantor in each of the Patents, Trademarks, domain names and Copyrights to the Collateral Agent for the benefit of the Secured Parties; (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors and Parent ten (10) Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the

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New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 4.02.    Application of Proceeds.

(a)          Subject to the Intercreditor Agreement (if any), the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the order provided for in the Credit Agreement.

(b)          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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(c)          In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied to or by the Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Collateral Agent of any amounts distributed to it.

Section 4.03.    Grant of License to Use Intellectual Property; Power of Attorney.

For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or, to the extent permitted under the terms of the relevant license, sublicense any of the Intellectual Property included in the Article 9 Collateral now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to operate such license, sublicense and other rights, shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and upon ten (10) Business Days’ prior written notice to the Borrowers, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. Furthermore, each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, subject only to the giving of ten (10) days’ notice to the Grantor and Parent, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same.

Article V

Miscellaneous

Section 5.01.    Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Grantor other than Parent shall be given to it in care of Parent as provided in Section 10.02 of the Credit Agreement (whether or not then in effect).

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Section 5.02.    Waivers; Amendment.

(a)          No failure or delay by the Collateral Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 5.03.    Collateral Agent’s Fees and Expenses.

(a)          The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 10.04 and 10.05 of the Credit Agreement (whether or not then in effect); provided that each reference therein to “Parent” or the “Borrowers” shall be deemed to be a reference to “each Grantor” and each reference therein to “Administrative Agent” shall be deemed to be a reference to “Collateral Agent”.

(b)          Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable promptly upon written demand therefor.

Section 5.04.    Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 10.06 of the Credit Agreement.

Section 5.05.    Survival of Agreement.

All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by

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the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer).

Section 5.06.    Counterparts; Effectiveness; Successors and Assigns; Several Agreement.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Collateral Agent may also require that any such documents and signatures delivered by facsimile or other electronic communication be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic communication. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 5.07.    Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.08.    Right of Set-Off.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have the rights specified in Section 10.08 of the Credit Agreement.

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Section 5.09.    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)          The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.10.    Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.11.    Security Interest Absolute.

To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Section 5.12.    Intercreditor Agreement Governs.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement, if then in effect and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement, if then in effect. In the event of any conflict between the terms of the Intercreditor Agreement, if then in effect, and the terms of this Agreement, the terms of the Intercreditor Agreement if then in effect shall govern.

Section 5.13.    Termination or Release.

(a)          This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements, except as to amounts that are due and payable thereunder for which the Administrative Agent has received a written notice from the applicable Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer).

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(b)          A Grantor (other than a Borrower) shall automatically be released from its obligations hereunder as provided in Section 9.09 of the Credit Agreement; provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)          Upon (i) any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Grantor), including, but not limited to, any sale of accounts and related assets sold under a Receivables Facility, (ii) any asset or property becoming an Excluded Asset or (iii) the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.09 or 10.01 of the Credit Agreement, the security interest of such Grantor in such Collateral shall be automatically released and the license granted in Section 4.03 shall be automatically terminated with respect to such Collateral.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents and take all such further actions that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.09 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.

(e)          Notwithstanding anything to the contrary set forth in this Agreement, each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of Parent or any of its Subsidiaries under any Secured Hedge Agreement and any Treasury Services Agreement shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank.

Section 5.14.    Additional Grantors.

Each Subsidiary (other than an Excluded Subsidiary) of Parent that is required to enter into this Agreement as a Grantor pursuant to Section 6.11 of the Credit Agreement shall, and any Subsidiary of Parent may, execute and deliver a Security Agreement Supplement and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 5.15.    Collateral Agent Appointed Attorney-in-Fact.

Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to Parent of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account

24

Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Anything in this Section 5.15 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.15 unless an Event of Default shall have occurred and be continuing. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein. No Agent Party shall be liable in the absence of its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, as provided in Sections 10.04 and 10.05 of the Credit Agreement promptly upon written demand therefor by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 5.16.    General Authority of the Collateral Agent.

By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 5.17.    Reasonable Care.

The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

25

Section 5.18.    Mortgages.

In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

Section 5.19.    Reinstatement.

This Security Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Parent or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 5.20.    Miscellaneous.

(a)          The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.

(b)          The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

26

Schedule I

Pledged Equity

Pledgor	Pledged Interest

Pledged Debt

EXHIBIT I TO THE
SECURITY AGREEMENT

SUPPLEMENT NO. [•] dated as of [•], to the Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of January 31, 2014 among Outfront Media Capital LLC and Outfront Media Capital Corporation, (the “Borrowers”) as Grantors, OUTFRONT Media Inc. as a Grantor, the other Grantors from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Collateral Agent for the Secured Parties.

A.           Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto.

B.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, and if not defined therein, the Credit Agreement.

C.           The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and/or Treasury Services Agreements. Section 5.14 of the Security Agreement provides that additional Restricted Subsidiaries of Parent may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and/or Treasury Services Agreements and as consideration for (x) Loans previously made and Letters of Credit previously issued and (y) Secured Hedge Agreements and Treasury Services Agreements previously entered into and/or maintained.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1.          In accordance with Section 5.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

Section 2.         The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3.          This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.          The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (c) Schedule I attached hereto sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests directly owned by the New Subsidiary in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity directly owned by the New Subsidiary and (ii) all the Pledged Debt owed to the New Subsidiary.

Section 5.          Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 6.          THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 7.          If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.          All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

Section 9.          The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signatures on following page]

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

Schedule I
To Supplemental No. [●] To The
Security Agreement

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

EXHIBIT II

FORM OF
PATENT SECURITY AGREEMENT
(SHORT-FORM)

PATENT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, located at 405 Lexington Avenue, New York, NY 10174 and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation, located at 405 Lexington Avenue, New York, NY 10174 (the “Borrowers”), as Grantors, OUTFRONT Media Inc., as a Grantor, the other Grantors identified herein and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Parties.

Reference is made to the Security Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Credit Agreement dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows:

Section 1.          Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2.          Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and subject to the limitations set forth in the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

All letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, and all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals or extensions thereof, including those listed on Schedule I hereto, and the inventions or improvements disclosed or claimed therein.

Section 3.          Termination. This Patent Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4.          Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.          Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6.          Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[________________________]

By:
Name:
Title:

Signature Page for Patent Security Agreement

Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

Signature Page for Patent Security Agreement

Schedule I

Short Particulars of U.S. Patent Collateral

Exhibit III

FORM OF
TRADEMARK SECURITY AGREEMENT
(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, located at 405 Lexington Avenue, New York, NY 10174 and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation, located at 405 Lexington Avenue, New York, NY 10174 (the “Borrowers”) as Grantors, OUTFRONT MEDIA INC. as a Grantor, the other Grantors identified herein and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Parties.

Reference is made to the Security Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows:

Section 1.          Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2.          Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and subject to the limitations set forth in the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)          all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names and other source or business identifiers protected under the laws of the United States or any state or political subdivision thereof, all registrations and recordings thereof, all registration and recording applications filed in connection therewith in the USPTO, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including those listed on Schedule I hereto, and (b) all goodwill connected with the use thereof and symbolized thereby; provided that the grant of security interest shall not include any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto.

Section 3.          Termination. This Trademark Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4.          Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.          Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6.          Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[________________________]

By:
Name:
Title:

Signature Page for Trademark Security Agreement

Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

Signature Page for Trademark Security Agreement

Schedule I to
Trademark Security Agreement Supplement

UNITED STATES Trademarks, Service Marks and Trademark Applications

Grantor	Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

Exhibit IV

FORM OF
COPYRIGHT SECURITY AGREEMENT
(SHORT-FORM)

COPYRIGHT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among OUTFRONT MEDIA CAPITAL LLC, a Delaware limited liability company, located at 405 Lexington Avenue, New York, NY 10174 and OUTFRONT MEDIA CAPITAL CORPORATION, a Delaware corporation, located at 405 Lexington Avenue, New York, NY 10174 (the “Borrowers”) as Grantors, OUTFRONT MEDIA INC., as a Grantor, the other Grantors identified herein and MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent for the Secured Parties.

Reference is made to the Security Agreement, dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Credit Agreement dated as of January 31, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows:

Section 1.          Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 2.          Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and subject to the limitations set forth in the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a)          all copyright rights in any work subject to and under the copyright laws of the United States, whether as author, assignee, transferee, exclusive licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule I hereto.

Section 3.          Termination. This Copyright Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such termination or release, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 4.          Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.          Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6.          Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[________________________]

By:
Name:
Title:

Signature Page For Copyright Security Agreement

Morgan Stanley Senior Funding, Inc., as Collateral Agent

By:
Name:
Title:

Signature Page For Copyright Security Agreement

Schedule I

Short Particulars of U.S. Copyright Collateral